                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            Wang Laboratories, Inc.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                            WANG LABORATORIES, INC.
                                290 CONCORD ROAD
                         BILLERICA, MASSACHUSETTS 01821


              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                           ON WEDNESDAY, MAY 26, 1999



     The Annual Meeting of Stockholders of Wang Laboratories, Inc. (the "Company") will be held at the Radisson Hotel, 10 Independence Dr., Chelmsford, MA 01824 on Wednesday, May 26, 1999 at 10:00 a.m., local time, to consider and act upon the following matters:


          1. To elect three Class II Directors, each to serve for a three-year term.

          2. To approve the Amendment and Restatement of the Director Stock Option Plan.


          3. To approve an amendment to the Employees' Stock Incentive Plan to increase the number of shares available for issuance under the plan.



          4. To approve an amendment to the 1995 Employees' Stock Purchase Plan to increase the number of shares under the plan.



        5. To approve an Amended and Restated Certificate of Incorporation which would:



           (i) change the name of the Company from "Wang Laboratories, Inc." to "Wang Global Corporation",



           (ii) increase the aggregate number of shares of Common Stock that the Company is authorized to issue from 100 million to 200 million; and



           (iii) eliminate certain obsolete provisions related to restrictions on the transfer of Common Stock.



          6. To approve the issuance of additional shares of Common Stock to Ing. C. Olivetti & Co. S.p.A. ("Olivetti") in connection with the acquisition by the Company of the Services and Solutions Business of Olivetti ("Olsy") on March 17, 1998.



          7. To transact such other business as may properly come before the meeting or any adjournment thereof.



     Stockholders of record at the close of business on March 29, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof.


                                          By Order of the Board of Directors,

                                          ALBERT A. NOTINI
                                          Secretary

Billerica, Massachusetts

April 26, 1999


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            WANG LABORATORIES, INC.
                                290 CONCORD ROAD
                         BILLERICA, MASSACHUSETTS 01821

                                PROXY STATEMENT


             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 26, 1999


                                  INTRODUCTION

GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Wang Laboratories, Inc. (the "Company" or "Wang") for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on May 26, 1999, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.



     The Company's Annual Reports for the fiscal year ended June 30, 1998 ("Fiscal 1998") and the six-month period ended December 31, 1998 (the "Stub Period") were mailed to stockholders, along with these proxy materials, on or about April 26, 1999.


QUORUM REQUIREMENT


     At the close of business on March 29, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 46,695,565 shares of Common Stock of the Company, 2,875,000 Depositary Shares (the "Depositary Shares") each representing one one-twentieth (1/20) of a share (or a total of 143,750 shares) of 6 1/2% Series B Cumulative Convertible Preferred Stock of the Company ("6 1/2% Preferred Stock") and 90,000 shares of 4 1/2% Series A Cumulative Convertible Preferred Stock ("4 1/2% Preferred Stock"), constituting all of the outstanding voting stock of the Company. This total excludes approximately 13,220 shares of Common Stock held for distribution to creditors by the distribution agent under the Company's reorganization plan dated September 20, 1993 (the "Reorganization Plan") under Chapter 11 of the U.S. Bankruptcy Code, as the Reorganization Plan provides that these shares may not be voted by any party and shall not be considered outstanding for voting purposes until distributed pursuant to the Reorganization Plan. Holders of Common Stock, the 6 1/2% Preferred Stock and the 4 1/2% Preferred Stock are entitled to one vote per share. Each holder of Depositary Shares is entitled to exercise the voting rights relating to the number of shares of 6 1/2% Preferred Stock represented by such Depositary Shares. As set forth in the Deposit Agreement dated February 27, 1996 (filed by the Registrant as an Exhibit to Amendment No. 1 to Form S-3 on August 14, 1996) between Wang and the American Stock Transfer and Trust Company (the "Depositary"), the Depositary is authorized to exercise the voting rights pertaining to the number of shares of Wang 6 1/2% Series B Cumulative Preferred Stock ("Series B Preferred Stock") represented by the Depositary Shares as instructed by the holders thereof. After aggregating all voting Depositary Shares, the Depositary will disregard for voting purposes any fractional share of Series B Preferred Stock remaining.


     The holders of shares representing a majority of the votes represented by the shares of Common Stock, 6 1/2% Preferred Stock and 4 1/2% Preferred Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock, 6 1/2% Preferred Stock and 4 1/2% Preferred Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

VOTES REQUIRED


     The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of the Common Stock, 6 1/2% Preferred Stock and 4 1/2% Preferred Stock is required for the election of Directors. The affirmative vote of the holders of shares representing a majority of the votes represented by the shares of Common Stock, 6 1/2% Preferred Stock and 4 1/2% Preferred Stock present and entitled to vote at the meeting on the matter is required for the approval of the Amendment and Restatement of the Director Stock Option Plan, for the approval of the amendment to the Employees' Stock Incentive Plan and for the approval of the amendment to the Employees' Stock Purchase Plan. The affirmative vote of the holders of shares representing a majority of the votes represented by the shares of Common Stock, 6 1/2% Preferred Stock and 4 1/2% Preferred Stock present and entitled to vote at the meeting on the matter, excluding the shares currently held by Ing. C. Olivetti & Co. S.p.A. ("Olivetti"), is required for the approval of the issuance of additional shares of Common Stock to Olivetti. The affirmative vote of the holders of shares representing a majority of the votes represented by the holders of Common Stock, 6 1/2% Preferred Stock and 4 1/2% Preferred Stock outstanding on the record date is required for approval of the Amended and Restated Certificate of Incorporation.



     Shares which abstain from voting as to a particular matter will not be counted as votes in favor of such matter, but will be counted as shares represented and entitled to vote on such matter. Accordingly, an abstention from voting on a matter has the same effect as a vote against the matter (except with respect to the election of directors as to which abstentions have no effect). Shares held in street name by brokers and nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and also will not be counted as shares represented and entitled to vote on such matter. Accordingly, a "broker non-vote" on a matter that requires the affirmative vote of the holders of shares representing a certain percentage of the votes represented by the shares present and entitled to vote on a matter, such as the matters presented at this Annual Meeting, has no effect on the voting on such matter. However, because shares represented by "broker non-votes" are considered outstanding shares, "broker non-votes" with respect to a matter that requires the affirmative vote of a certain percentage of the outstanding shares (such as approval of the Amended and Restated Certificate of Incorporation) will have the same effect as a vote against the matter.



BENEFICIAL OWNERSHIP OF VOTING STOCK



     The following table sets forth the beneficial ownership of the Company's Common Stock, 6 1/2% Preferred Stock and 4 1/2% Preferred Stock on March 29, 1999 (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of either the common or any preferred class of the Company's stock, (ii) by each Director and nominee for Director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below (the "Named Executives"), and
(iv) by all current Directors and executive officers as a group.



                                        COMMON STOCK               6 1/2% PREFERRED STOCK            4 1/2% PREFERRED STOCK
                                ----------------------------   -------------------------------   -------------------------------
                                 NUMBER OF     PERCENTAGE OF    NUMBER OF      PERCENTAGE OF      NUMBER OF      PERCENTAGE OF
                                   SHARES       OUTSTANDING       SHARES        OUTSTANDING         SHARES        OUTSTANDING
                                BENEFICIALLY      COMMON       BENEFICIALLY   6 1/2% PREFERRED   BENEFICIALLY   4 1/2% PREFERRED
BENEFICIAL OWNER                  OWNED(1)       STOCK(2)      OWNED(1)(3)        STOCK(3)         OWNED(1)          STOCK
----------------                ------------   -------------   ------------   ----------------   ------------   ----------------
5% STOCKHOLDERS

Ing. C. Olivetti & Co.
S.p.A.(4)
Via Jervis 77
Ivrea 10015 Italy.............    7,250,000         15.5              --              --                --             --

FMR Corp.(5)
82 Devonshire Street
Boston, Massachusetts 02109...    5,297,000         11.3              --              --                --             --

Franklin Resources, Inc.(6)
777 Mariners Island Blvd.
San Mateo, California 94403...    5,062,788         10.8              --              --                --             --

                                        COMMON STOCK               6 1/2% PREFERRED STOCK            4 1/2% PREFERRED STOCK
                                ----------------------------   -------------------------------   -------------------------------
                                 NUMBER OF     PERCENTAGE OF    NUMBER OF      PERCENTAGE OF      NUMBER OF      PERCENTAGE OF
                                   SHARES       OUTSTANDING       SHARES        OUTSTANDING         SHARES        OUTSTANDING
                                BENEFICIALLY      COMMON       BENEFICIALLY   6 1/2% PREFERRED   BENEFICIALLY   4 1/2% PREFERRED
BENEFICIAL OWNER                  OWNED(1)       STOCK(2)      OWNED(1)(3)        STOCK(3)         OWNED(1)          STOCK
----------------                ------------   -------------   ------------   ----------------   ------------   ----------------
Boston Partners Asset
  Management L.P.(7)
One Financial Center
43rd Floor
Boston, Massachusetts 02111...    4,206,030          9.0              --              --                --             --

Mellon Bank Corp.(8)
One Mellon Bank Center
500 Grant Street
Pittsburgh, PA 15258..........    2,889,530          6.2              --              --                --             --

Lipper & Company, Inc.(9)
101 Park Avenue, 6th Floor
New York, New York 10178......           --           --         542,690                %               --             --

Microsoft Corporation(10)
Microsoft Way
Redmond, Washington 98052.....           --           --              --              --            90,000            100%

DIRECTORS/NOMINEES
David A. Boucher(11)..........       29,565            *              --              --                --             --
Michael W. Brown(12)..........        2,210            *              --              --                --             --
Roberto Colaninno(13).........    7,250,000         15.5
Sergio Erede(12)..............        2,210            *
Marcia J. Hooper(14)..........       13,065            *              --              --                --             --
Joseph J. Kroger(15)..........       14,565            *              --              --                --             --
Raymond C. Kurzweil(16).......       15,210            *              --              --                --             --
Axel J. Leblois(19)...........       13,065            *              --              --                --             --
Joseph M. Tucci(17)...........    1,123,521          2.4              --              --                --             --
Frederick A. Wang(18).........       32,028            *              --              --                --             --
John P. White(12).............        2,210            *              --              --                --             --

OTHER NAMED EXECUTIVES
Jeremiah J.J. van
  Vuuren(19)..................      334,574            *              --              --                --             --
Jose Ofman(20)................      203,233            *              --              --                --             --
Franklyn A. Caine(21).........      493,525            *              --              --                --             --
Donald P. Casey(22)...........       30,989            *
All Directors, nominees for
  Director and executive
  officers as a group (21
  persons)(23)................   10,382,504         21.1              --              --                --             --


---------------

   * Less than 1%



 (1) Each person has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. The reported beneficial ownership of Common Stock or preferred stock by each 5% stockholder is based on a Schedule 13G filed by such holder or on the records of the Company's transfer agent. In accordance with Securities and Exchange Commission rules, each person listed is deemed to beneficially own any shares issuable upon the exercise of stock options or warrants held by him or her that are currently exercisable or exercisable within 60 days after January 29, 1999; and any reference in these footnotes to options or warrants refers only to such options or warrants.



 (2) Number of shares deemed outstanding includes 46,696,565 shares outstanding as of March 29, 1999, plus any shares subject to outstanding stock options or warrants held by the person or entity in question.



 (3) Represents the number of shares of 6 1/2% Preferred Stock deemed beneficially owned and outstanding as represented by Depositary Shares as of March 29, 1999.



 (4) The corporate entity of Ing. C. Olivetti & S.p.A. has sole voting and dispositive power over the Wang securities.

 (5) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., FMR Corp. (through its control of Fidelity), Edward C. Johnson 3(rd) (Chairman of FMR Corp.), and the various Fidelity funds in whose name the shares are held each has power to dispose of 4,546,560 of the shares. Neither FMR Corp. nor Edward C. Johnson 3(rd), has the power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., Edward C. Johnson 3(rd) and FMR Corp., through its control of Fidelity Management Trust Company, each has dispositive power over 750,439 of the shares, and power to vote or to direct the voting of 669,795 shares, and no power to vote or to direct the voting of 80,644 of shares.



 (6) The Wang shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Advisory Subsidiaries") of Franklin Resources, Inc. ("FRI"). Pursuant to advisory contracts, the Advisory Subsidiaries have all investment and voting power with respect to such shares.



 (7) Boston Partners Asset Management, L.P. ("BPAM") and Boston Partners, Inc. as well as Desmond John Heathwood are joint Reporting Persons. Each of the Reporting Persons may be deemed to own beneficially 4,206,030 shares of Common Stock at December 31, 1998. BPAM owns of record 4,206,030 shares of Common Stock. As sole general partner of BPAM, Boston Partners may be deemed to own beneficially all of the shares of Common Stock that BPAM may be deemed to own beneficially. As principal stockholder of Boston Partners, Mr. Heathwood may be deemed to own beneficially all of the Common Stock that Boston Partners may be deemed to own beneficially.



 (8) Mellon Bank Corporation has sole voting power over 2,409,994 shares and shared voting power over 4 shares, and sole dispositive power over 2,693,026 shares and shared dispositive power over 196,504 shares. Mellon Bank Corporation holds shares in conjunction with its subsidiaries.



 (9) Lipper Convertibles, L.P. ("Lipper Convertibles") is the owner of record of 542,690 shares of Wang Series B Preferred Stock. As sole general partner of Lipper Convertibles, Lipper Holdings, LLP ("Lipper Holdings") may be deemed to beneficially own the Series B Preferred Stock that Lipper Convertibles directly beneficially owns. As manager of Lipper Holdings, Lipper & Company Inc. ("Lipper Inc.") may be deemed to beneficially own the Series B Preferred Stock directly beneficially owned by Lipper Convertibles. As controlling shareholder of Lipper Inc., Kenneth Lipper ("Lipper") may be deemed to beneficially own the Series B Preferred Stock directly beneficially owned by Lipper Convertibles.



(10) The Company has not received any information concerning the ownership of Company securities held by Microsoft Corporation. Wang believes that the voting and dispositive rights associated with Microsoft's holdings are controlled by the management of Microsoft.



(11) Consists of 29,565 shares subject to outstanding stock options.



(12) Consists of 2,210 shares subject to outstanding stock options.



(13) Consists of 7,250,000 shares of Common Stock held by Olivetti of which Mr. Colaninno is Chief Executive Officer and as to which shares Mr. Colaninno disclaims beneficial ownership.



(14) Consists of 13,065 shares subject to outstanding stock options.



(15) Consists of 13,065 shares subject to outstanding stock options and 1,500 shares held outright.



(16) Consists of 15,210 shares subject to outstanding stock options.



(17) Consists of 897,500 shares subject to outstanding stock options, 223,506 shares held outright, 15 shares held pursuant to the Company's 401(k) Plan and 2,500 shares subject to outstanding stock warrants.



(18) Consists of 29,565 shares subject to outstanding stock options, 2,463 shares held outright and 36,366 shares subject to outstanding stock warrants.



(19) Includes 275,450 shares subject to outstanding stock options and 59,124 shares held outright.



(20) Consists of 150,000 shares subject to outstanding stock options and 53,233 shares held outright.

(21) Includes 447,000 shares subject to outstanding stock options, 46,514 shares held outright, and 11 shares held pursuant to the Company's 401(k) Plan.



(22) Includes 24,142 shares held outright, 14 shares held pursuant to the Company's 401(k) Plan and 6,833 shares subject to outstanding stock warrants.



(23) Includes 2,537,279 shares subject to outstanding stock options, 7,799,526 shares held outright 86 shares held pursuant to the Company's 401(k) Plan and 45,699 shares subject to outstanding stock warrants.



                             ELECTION OF DIRECTORS



     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently four Class I Directors, whose terms expire at the 2001 Annual Meeting of Stockholders, three Class II Directors, whose terms expire at this Annual Meeting of Stockholders, and four Class III Directors, whose terms expire at the 2000 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).


     The persons named in the enclosed proxy will vote to elect Marcia J. Hooper, Joseph J. Kroger and John P. White as Class II Directors, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Ms. Hooper, Mr. Kroger and Dr. White are currently Class II Directors of the Company. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

DIRECTORS OF THE COMPANY

     Set forth below are the names and certain information with respect to each Director of the Company, including the three nominees for Class II Directors.


Class I Directors (holding terms expiring at the 2001 Annual Meeting):


ROBERTO COLANINNO DIRECTOR SINCE MARCH 1998; AGE 55


     Mr. Colaninno has been Chief Executive Officer of Olivetti since September 1996. Mr. Colaninno is also Vice Chairman of Omnitel Pronto Italia, a mobile telephone service provider, Chairman of the Fingruppo financial holding company, and Chairman of Oliman, a joint venture between Olivetti and Mannesmann AG of Germany. Mr. Colaninno also serves as a Director and member of the Chairman's Committee of Banca Agricola Mantovana, a member of the governing body of Confindustria, the Italian industrialists' association, and Vice Chairman of Federlombarda, the federation of industrialists in Lombardy, Italy.



RAYMOND C. KURZWEIL DIRECTOR SINCE OCTOBER 1993; AGE 51



     Mr. Kurzweil has founded and sold four computer technology companies, including Kurzweil Applied Intelligence, Inc., a speech and language technology company, and Kurzweil Educational Systems, Inc., an educational software company. He was the principal developer of the first omnifont optical character recognition technology, the first print-to-speech reading machine for the blind, the first music synthesizer that could recreate acoustic instruments and the first commercially-marketed large vocabulary speech recognition software. He is a director of Medical Manager Corp., a medical software systems company.


JOSEPH M. TUCCI DIRECTOR SINCE OCTOBER 1993; AGE 51

     Mr. Tucci joined the Company in August 1990 as Executive Vice President, Operations, was elected President and Chief Executive Officer in January 1993, Chairman of the Board in October 1993 and was reaffirmed as President in June 1998.

FREDERICK A. WANG DIRECTOR SINCE OCTOBER 1981; AGE 48


     Mr. Wang has been President and Chief Executive Officer of The athink Group, a company involved with internet web publishing since 1997 and was President and Chief Executive Officer of Archive Technologies Corporation, Inc., the predecessor company of The athink Group since 1996. Mr. Wang was a private business consultant from 1990 to 1996 and served as President of the Company from 1986 to 1989 and Chief Operating Officer from 1987 to 1989. He had been employed by the Company from 1972 to 1989 and had also served as Treasurer, Chief Development Officer and Executive Vice President of Manufacturing.



Class II Directors (nominated for terms expiring at the 2002 Annual Meeting):


MARCIA J. HOOPER DIRECTOR SINCE NOVEMBER 1995; AGE 44


     Ms. Hooper has been a Partner of Advent International Corporation, a private equity management company since 1996. From 1994 through April 1996 she served as General Partner of Viking Capital Limited Partnership, a venture capital firm. From January through July 1994 she served as President of Claybrook Capital. From 1985 to 1993 Ms. Hooper served as a General Partner of three venture capital funds of Ampersand Ventures. She is a director of PolyMedica Industries, Inc., a provider of targeted medical products and services, and Interleaf, Inc., a publication and document distribution software company.


JOSEPH J. KROGER DIRECTOR SINCE JUNE 1995; AGE 64


     Mr. Kroger, formerly Vice Chairman of the Board of Unisys Corporation, has been a private business consultant since 1993. From 1990 until 1993 he served as President and Chief Executive Officer of Decision Data Corporation, a computer services company. He is currently a director of Astea International Corp. a developer of custom management software.



JOHN P. WHITE DIRECTOR SINCE DECEMBER 1997; AGE 62


     Dr. White has been a senior partner at Global Technology Partners, LLC, a private investment company, and has served as a senior fellow at the Rand Corporation, a research corporation, since 1997. From June 1995 through July 1997, he served as the U.S. Deputy Secretary of Defense. He was the Director of the Center for Business and Government at the John F. Kennedy School of Government, Harvard University, from January 1993 through June 1995. From 1988 to 1992 he was General Manager of the Integration and Systems Product Divisions and Vice President of Eastman Kodak Company. From October 1993 until June 1995, Dr. White served as a Director of the Company.


Class III Directors (holding terms expiring at the 2000 Annual Meeting):


DAVID A. BOUCHER DIRECTOR SINCE OCTOBER 1993; AGE 48


     Mr. Boucher has been Managing Director and General Partner of Applied Technology, a venture capital firm specializing in early-stage information industry companies, since 1993. From September 1992 to June 1994 he was President and Chief Executive Officer of Ticker Research, Inc., a development stage medical technology company engaged in research in nuclear magnetic resonance imaging. From 1981 to 1991 Mr. Boucher was President and Chief Executive Officer of Interleaf, Inc., a software company. He is a director of Interleaf, Inc., Pervasive Software, Inc., a provider of ultra light embedded database software and several privately held companies.



MICHAEL W. BROWN DIRECTOR SINCE APRIL 1996; AGE 53



     Mr. Brown, until his retirement in July 1997, served as Chief Financial Officer of Microsoft Corporation. He joined Microsoft in 1989 as Treasurer and was appointed Chief Financial Officer in 1994. Prior to joining Microsoft, Mr. Brown was a managing partner of Deloitte & Touche LLP, a public accounting firm. Mr. Brown is a director of The Nasdaq Stock Market, Inc., Citrix Systems, Inc., a supplier of thin client/server application server products and Administaff, Inc., a personal employer organization.

SERGIO EREDE DIRECTOR SINCE MARCH 1998; AGE 58


     Mr. Erede has been an attorney in private practice with the firm of Erede e Associati of Milan, Italy since 1969 and is counsel to Olivetti. Before entering private practice, Mr. Erede was manager of the legal department of IBM Italia S.pA. for four years. Prior to that he worked for one year at each of the law firms of Sullivan and Cromwell in New York, NY and Hale and Dorr LLP in Boston, MA. He is a director of Marzotto S.p.A. and Hugo Boss AG, textile concerns, Editoriale L'Espresso S.p.A., Manuli Rubber Industries S.p.A., Carraro S.p.A., and Interpump S.p.A., manufacturers, Gruppo GS S.p.A., a retailer, and food and restaurant concerns Parmalat Finanzioria S.p.A., Autogrill S.p.A., and SEAT Pagine Ciolle S.p.A., the publishers of the Italian yellow pages.


AXEL J. LEBLOIS DIRECTOR SINCE JANUARY 1995; AGE 50


     Mr. Leblois has been Chairman of World Times, Inc., a publishing firm, since 1995 and Chief Executive Officer of Executrain Inc, a global computer training company, since 1997. From 1991 to 1995 he was President and Chief Executive Officer of Bull HN Information Systems, Inc., a worldwide information technology company providing integrated computer services and solutions. From 1983 to 1991 Mr. Leblois held various positions with International Data Group, a worldwide supplier of information technology, including Vice Chairman of the Executive Committee, and Chairman and Chief Executive Officer of its affiliate, International Data Corporation. He is a director of Peritus Software Services, Inc., a company which provides solutions and technology for software maintenance, and Boston Private Bank.


BOARD AND COMMITTEE MEETINGS


     The Company has a standing Finance and Audit Committee of the Board of Directors, which reviews the Company's financial condition and operating results, cash position, financing arrangements and financing strategies, recommends the engagement of the Company's independent auditors and reviews the arrangements for the scope of the annual audit. In addition, the Finance and Audit Committee reviews the activities and recommendations of the Company's audit group, reviews comments made by the independent auditors with respect to internal controls and management's response, reviews internal accounting procedures and controls with the Company's finance and accounting staff and monitors the Company's compliance programs. The members of the Finance and Audit Committee are David A. Boucher (Chairman), Michael W. Brown, Sergio Erede, Marcia J. Hooper, Joseph J. Kroger, and John P. White. The Finance and Audit Committee met six times during Fiscal 1998 and four times during the Stub Period.



     The Company has a standing Organization, Compensation and Nominating Committee of the Board of Directors, which reviews and approves proposals by management concerning compensation, bonuses, benefits, stock options and stock grants under plans for directors, corporate officers and employees of the Company. This Committee also oversees administration of the Company's compensation plans as they affect officers, directors and certain key employees, and advises the Board on management resources and organization, executive selection and development and succession planning. This Committee also recommends to the Board of Directors nominees to be acted upon at stockholder meetings, and reviews the qualifications of, and makes recommendations to the Board concerning, candidates to fill Board vacancies that may occur during the year. The Committee considers suggestions from stockholders and other sources regarding possible candidates for directors. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The Committee is also responsible for overseeing Company policies on issues of public significance, including charitable contributions and community relations. The members of the Organization, Compensation and Nominating Committee are Joseph J. Kroger (Chairman), Roberto Colaninno, Marcia
J. Hooper and Axel J. Leblois. The Organization, Compensation and Nominating Committee met eight times during Fiscal 1998 and four times during the Stub Period.



     The Board of Directors met eleven times during Fiscal 1998 and four times during the Stub Period. Except as set forth below, each current Director attended at least 75% of the meetings of the Board and the Committees on which he or she then served during Fiscal 1998 and the Stub Period. Dr. White attended 71.4% of the meetings of the Board and the Committees on which he served during Fiscal 1998 (he was unable to attend two special teleconference meetings in February and March
1998). Mr. White also attended by invitation of the Board two Board meetings prior to his election as a director.


COMPENSATION OF DIRECTORS

     The director who is employed by the Company or is employed by a stockholder of the Company is not paid director fees. Directors who are not employed by the Company or employed by a stockholder of the Company receive an annual fee of $20,000 plus a fee of $1,000 for each meeting attended. The members of each Committee receive an annual fee of $1,500, plus a fee of $1,000 for each Committee meeting attended.


     On each of September 30, 1997 and September 30, 1998, under the Company's 1995 Director Stock Option Plan, each of the then current directors of the Company, other than Mr. Tucci, received an option to purchase 6,500 shares of Common Stock. These options have an exercise price of $20.367 and $22.48, respectively, per share. The 1997 grants became exercisable as to 34% of the shares covered thereby on September 30, 1998, and will become exercisable as to 33% and 33% of the shares covered thereby on September 30, 1999 and September 30, 2000, respectively, provided the optionee continues to serve as a director of the Company. The 1998 grants will become exercisable as to 34%, 33% and 33% of the shares covered thereby on September 30, 1999, September 30, 2000 and September 30, 2001, respectively, provided the optionee continues to serve as a director of the Company.



     In December 1997, under the Company's 1995 Director Stock Option Plan, Dr. White received an option to purchase 6,500 shares of Common Stock. This option has an exercise price of $22.77 per share and became exercisable as to 34% of the shares covered thereby on December 23, 1998 and will become exercisable as to 33% and 33% of the shares covered thereby on December 23, 1999 and December 23, 2000, respectively, provided the optionee continues to serve as a director of the Company.



     In March 1998, under the Company's 1995 Director Stock Option Plan, Mr. Erede received an option to purchase 6,500 shares of Common Stock. This option has an exercise price of $25.18 per share and became exercisable as to 34% of the shares covered thereby on March 25, 1999 and will become exercisable as to 33% and 33% of the shares covered thereby on March 25, 2000 and March 25, 2001, respectively, provided the optionee continues to serve as a director of the Company.



     Raymond C. Kurzweil had been retained as a technical advisor by the Official Committee of Unsecured Creditors in the Company's Chapter 11 proceeding and, in that capacity, had reviewed the technology and intellectual property of the Company. Through this review the Company's patent portfolio was identified as one of the Company's important assets. After joining the Company's Board of Directors in October 1993, Mr. Kurzweil agreed to continue his work with the Company's patent portfolio and entered into a technical consulting agreement with the Company effective October 1993. This agreement provided for compensation at the rate of $375.00 per hour, not to exceed an average of $15,000 per month, plus the reimbursement of expenses. The agreement was approved by the Board of Directors and is subject to the Board's periodic review. The agreement is terminable upon 30 days' notice by either party. The agreement was terminated effective June 30, 1998 and the Company's final payment to Mr. Kurzweil under this agreement was made in July 1998.


     In July 1994, the Board of Directors adopted a policy prohibiting non-employee directors from receiving compensation from the Company other than in their capacity as directors, absent extraordinary circumstances.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who are beneficial owners of more than 10% of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on the review of the copies of reports furnished to Company, and written representations that no other reports were required during the Fiscal 1998 or the Stub Period, all Section 16(a) filing requirements applicable to such persons were satisfied during such periods.

               PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT
                       OF THE DIRECTOR STOCK OPTION PLAN


     On March 24, 1999, the Board of Directors adopted, subject to stockholder approval, an amendment to and restatement of the Company's 1995 Director Stock Option Plan, including a change in the name of the Plan to the Director Compensation and Stock Option Plan (as amended and restated, the "Plan") and an increase by 300,000 shares of Common Stock in the number of shares available for issuance under the Plan. The purpose of the Plan is to encourage ownership of stock of the Company by directors, whose continued services are essential to the Company's future progress, and to provide them with an incentive to continue as directors of the Company. The Board of Directors of the Company believes that the Plan will further align the Director's interests with those of the shareholders and enhance the Company's ability to attract and retain qualified directors. A copy of the Plan is attached as Appendix A hereto.



     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO AND RESTATEMENT OF THE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


SUMMARY OF THE PLAN


     The following description of certain features of the Plan is intended to be a summary only. The summary is qualified by the full text of the Plan.



     Subject to adjustment for stock splits, stock dividends and other similar events, the total number of shares of Common Stock that can be issued under the Plan is 240,000 shares (prior to giving effect to the proposed amendment). Under certain circumstances, awards which expire, are forfeited or cancelled without delivery of shares of Common Stock will be available for future grants under the Plan. Shares issued under the Plan may be authorized but unissued shares, treasury shares or shares acquired in the market for the account of the participant. Only non-employee directors of the Company who are paid fees for service on the Board of Directors or a committee thereof ("non-employee directors") are eligible to receive awards under the Plan. The Company currently has 10 non-employee directors (which number may change in the future). All options granted under the Plan are non-qualified stock options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Through March 29, 1999, options to purchase 266,500 shares had been granted under the Plan and no shares were available to be granted under the Plan.


     The Plan provides for (i) the grant of shares of Common Stock subject to risk of forfeiture and restrictions on transfer for a specified period ("Restricted Stock"), (ii) the grant of rights to receive shares of Common Stock upon settlement subject to risk of forfeiture and restrictions on transfer for a specified period ("Restricted Stock Units"), and (iii) the grant of non-qualified stock options to purchase Common Stock. Awards of Restricted Stock, Restricted Stock Units and options may be granted under the Plan to non-employee directors in accordance with policies established from time to time by the Board of Directors.

     Restricted Stock and Restricted Stock Units


     The Plan provides for the payment of annual retainer fees payable to a director in his or her capacity as a director for service on the Board of Directors and committees thereof, to be paid to non-employee directors in the form of awards of Restricted Stock or Restricted Stock Units, in accordance with policies established from time to time by the Board of Directors.



     Under the initial policy of the Board of Directors for the grant of Restricted Stock and Restricted Stock Units under the Plan, on the date of each annual meeting of stockholders at which directors are elected, each non-employee director, in lieu of the payment in cash of such director's retainer fees, shall be granted an award of shares of Restricted Stock or Restricted Stock Units, at such director's election, equal to the sum of such fees divided by the fair market value of the Common Stock as determined in accordance with the terms of the Plan. Unless otherwise determined by the Board of Directors, (i) an award of Restricted Stock or Restricted Stock Units shall vest and not be subject to forfeiture (A) at the close of business on the day preceding the annual meeting of stockholders in the third year following the year of grant of such award,

(B) upon a "change in control" of the Company (as defined in the Plan) or (C) upon termination of the director's service due to death, disability or retirement at or after age 60, and (ii) an award of Restricted Stock or Restricted Stock Units shall be forfeited upon the termination of the director's service if such Units are unvested.


     Stock Options


     Under the initial policy of the Board of Directors for the grant of options under the Plan, non-employee directors shall receive (i) on the date of each annual meeting at which a director is automatically granted Restricted Stock or Restricted Stock Units pursuant to the Plan, an automatic grant of an option to purchase a number of shares of Common Stock equal to two times the number of shares of Restricted Stock and Restricted Stock Units granted to the director on such date (a "Performance Option"), and (ii) an automatic grant of an option to purchase 6,500 shares of Common Stock (A) on the date a participant is first elected or appointed as a director (an "Initial Option") and (B) on March 31 of each year, if such director attended at least 75% of the total number of Board of Directors meetings and meetings of Board committees on which he or she then served, held during the preceding fiscal year (an "Annual Option"), provided that an Annual Option shall not be granted to a director who was granted an Initial Option during the preceding six months. The exercise price of each option granted under the Plan shall equal the fair market value of the Common Stock on the date of grant as determined in accordance with the terms of the Plan.


     Unless otherwise determined by the Board of Directors, each Performance Option shall vest and become fully exercisable on the earlier of (i) the day prior to the date of the annual meeting of stockholders in the seventh year after the date of grant and (ii) the earliest date, following the date of grant, on which the market price of the Common Stock equals or exceeds an amount equal to 1.667 times the exercise price of the option. In the event of a "change in control" of the Company (as defined in the Plan) or termination of the participant's service as a director due to his or her death, disability or retirement at or after age 60, all outstanding Performance Options will immediately vest and become fully exercisable.

     Unless otherwise determined by the Board of Directors, each Initial Option and Annual Option shall vest and become exercisable as to one-third of the shares subject to such Option on each of the first three anniversaries of the date of grant, provided the participant continues to serve as a director on such dates or no longer serves as director due to termination of his or her service at or after age 60. In the event of a "change in control" of the Company (as defined in the Plan) unless otherwise determined by the Board of Directors or specified in the Option grant instrument or termination of the participant's service as a director due to his or her death or disability, all outstanding Initial Options and Annual Options will immediately vest and become fully exercisable.

     Deferred Shares and Deferral Accounts


     The Plan provides that the Board of Directors may adopt compensation policies which permit non-employee directors to elect to be paid fees in respect of service as a director in the form of rights to receive shares of Common Stock upon settlement and not subject to risk of forfeiture ("Deferred Shares").



     A participant may elect to defer receipt of retainer fees in the form of Deferred Shares. In that event, a number of Deferred Shares equal to the aggregate amount of such fees divided by the fair market value of the Common Stock, as determined in accordance with the terms of the Plan, shall be credited to such director's deferral account. The Plan also permits a participant to defer receipt of Common Stock to be received upon the exercise of options granted under the Plan, if the exercise price of such options is paid by surrender of shares of Common Stock. Deferral accounts shall be settled, with respect to securities not subject to risk of forfeiture, at such future time as the participant shall elect by notice to the Company.


     Amendments and Termination


     The Board of Directors may at any time amend, suspend, discontinue or terminate the Plan, provided that, without the consent of a participant, no action shall materially and adversely affect the rights of such participant with respect to any rights to payment of amounts credited to such participant's account. In addition, amendment or alteration of the Plan shall be subject to stockholder approval if required by law or the rules of any stock exchange on which the Common Stock may then be listed.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the Plan and with respect to the sale of Common Stock acquired under the Plan.

     Restricted Stock. A participant will not recognize taxable income upon the grant of a Restricted Stock award unless the participant makes an election under
Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a Restricted Stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.

     Restricted Stock Units and Deferred Shares. A participant will not recognize taxable income upon the grant of a Restricted Stock Unit or the credit of Deferred Shares under the Plan. Instead, a participant generally will recognize as ordinary compensation income the fair market value of any Common Stock delivered in accordance with the terms of the Restricted Stock Unit or Deferred Shares.

     Upon selling any Common Stock received by a participant under the terms of a Restricted Stock Unit or Deferred Shares, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale.

     Stock Options. A participant will not recognize taxable income upon the grant of an option under the Plan. Nevertheless, a participant generally will recognize ordinary compensation income upon the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "Option Stock") on the exercise date over the exercise price.

     A participant will have a tax basis for any Option Stock equal to the exercise price plus any income recognized with respect to the option. Upon selling Option Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the participant's tax basis in the Option Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Option Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Option Stock for a shorter period.

     Deferral of Certain Option Stock. Under certain circumstances, the Plan permits a participant to exercise a stock option by delivering to the Company Common Stock having a fair market value equal in amount to the exercise price, and elect to convert a portion of the shares of Common Stock deliverable upon exercise of the stock option into Deferred Shares. The use of this method of exercise allows a participant to exercise a stock option without incurring any immediate income taxes. The participant's tax basis in any shares of Common Stock delivered to the Company to exercise an option generally will be carried over to an equal number of shares of Common Stock acquired upon exercising the option. A participant may elect to receive Deferred Shares for any shares in excess of the number of shares surrendered to exercise the option.

     Tax Consequences to the Company. The grant of an option under the Plan will have no tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Plan.


             PROPOSAL TO AMEND THE EMPLOYEES' STOCK INCENTIVE PLAN



     The Board of Directors believes that a critical factor in the Company's growth and profitability is its ability to attract, retain, compensate competitively and motivate its workforce and align the interests of employees with the shareholders through the issuance of incentive stock options. To do so, the Board of Directors believes it is necessary for the Company to have stock options available for issuance to current employees, including those that obtain technical certifications and work with customers and clients. On March 24, 1999, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the Employees' Stock Incentive Plan ("Plan") increasing the number of shares available under the Plan by 4,630,000 shares, to a total of 13,097,153 shares.



     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE AMENDMENT TO THE EMPLOYEES' STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.



SUMMARY OF THE PLAN



     The Plan authorizes the Company to grant stock options for the purchase of, or make restricted stock awards (i.e., grants of shares of Common Stock subject to certain restrictions) covering, up to an aggregate of 8,467,153 shares of Common Stock (prior to giving effect of the proposed amendment) plus such number of shares that were covered by option grants under the Company's prior Stock Incentive Plan which have expired, been forfeited or terminated unexercised since October 26, 1994 (the date that the Board adopted the Plan). Any shares subject to options granted pursuant to the Plan which terminate or expire unexercised are available for future grants under the Plan. In addition, any restricted stock awarded under the Plan which is repurchased by the Company will be available for subsequent option grants or restricted stock awards under the Plan. The maximum number of shares for which options or restricted stock awards may be granted to any one employee during any year is 1,000,000 shares. As of February 28, 1999 approximately 604,078 shares remained available for future option grants or restricted stock awards under the Plan.



     All employees of the Company or a subsidiary of the Company are eligible to receive stock options or restricted stock awards under the Plan, but options and awards are granted only to those employees selected or approved by the Organization, Compensation and Nominating Committee of the Board of Directors (the "Committee"), which has been charged with administration of the Plan. The number and identity of individuals receiving stock options varies from year to year depending on various factors such as the Company's hiring needs during the year, employees added through acquisitions, significant promotions and individual and Company performance. During the period June 30, 1997 through March 1, 1999, more than 60% of awards were made to program managers and individual contributors including the individuals who have obtained or who have enrolled in Wang Global Virtual University to obtain MCSE, MCSD or CCIE certificates. Because of the uncertainty of these factors, and because of the discretionary nature of the grant of stock options and restricted stock awards, the Company cannot now determine the number of options or restricted stock awards to be granted to any particular executive officer, executive officers as a group, or non-executive officer employees as a group. As of February 28, 1999, the Company and its subsidiaries had approximately 20,300 employees.



     The Plan is administered by the Committee, which is authorized to implement and interpret the Plan and to determine, subject to the provisions of the Plan and the Committee's charter, the employees of the Company or its subsidiaries to whom, and the time or times at which, options and restricted stock awards are granted; the number of shares subject to each option or restricted stock award granted; the designation of a stock option as either an incentive stock option or a non-statutory stock option; the exercise price of a stock option (which, in the case of non-statutory stock options, may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant); the time period over which a stock option becomes exercisable (options granted to date generally vest ratably over a three-year or four-year period); the purchase price (if any) to be paid for the shares subject to a restricted stock award (which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant); the restrictions imposed on a restricted stock award (which would generally include a repurchase right in favor of the Company in the event of the termination of the recipient's employment and restrictions on transfer); and the period of time over which such restrictions lapse; and whether a change in control of the Company would cause the acceleration of the vesting of the options.



     The Committee or the Board of Directors may amend the Plan from time to time.



     This summary of the Plan is qualified in all respects by reference to the full text of the Plan, copies of which are available upon request to the Secretary of the Company.



     As of February 28, 1999 restricted stock awards in the amount of 635,690 shares of Common Stock had been granted and options to purchase a total of 9,547,535 shares of Common Stock had been granted (and not forfeited) under the Plan. Stock options, including LTI Options, have been granted to Messrs. Tucci, van Vuuren, Ofman, Caine, and Casey for 1,003,500, 387,750, 300,000, 506,000 and
502,750 shares of Common Stock, respectively, at exercise prices ranging from $12.125 to $18.94 per share; restricted stock awards of 230,000, 54,000, 50,000,
44,000 and 14,000 shares have been awarded to Messrs. Tucci, van Vuuren, Ofman, Caine, and Casey, respectively; and stock options for a total of 2,296,250 shares of Common Stock, at a weighted average exercise price of $15.65 per share, have been granted to all current executive officers as a group.



     On February 28, 1999 the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $23.875 per share.



FEDERAL INCOME TAX CONSEQUENCES



     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the Employees' Stock Incentive Plan and with respect to the sale of Common Stock acquired under the Employees' Stock Incentive Plan.



     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.



     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.



     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than twelve months prior to the date of sale, and a short-term gain if held for less than twelve months.



     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than twelve months prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.



     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than twelve months prior to the date of the sale.



     Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.



     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than twelve months. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.



     Tax Consequences to the Company. The grant of an Award under the Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition, or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized under the Plan (other than income recognized as a result of a Disqualifying Disposition) by participants who are employees or are otherwise subject to withholding.



           PROPOSAL TO AMEND THE 1995 EMPLOYEES' STOCK PURCHASE PLAN



     The 1995 Employees' Stock Purchase Plan (the "1995 Purchase Plan") provides a means for employees of the Company to acquire equity in the Company on favorable terms, and thereby helps the Company in attracting and retaining competent personnel. On March 24, 1999, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the 1995 Purchase Plan that increased the number of shares of Common Stock available for purchase under the 1995 Purchase Plan by 200,000 shares to a total of 1,009,807.



     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE AMENDMENT OF THE 1995 PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

SUMMARY OF THE PLAN



     The 1995 Purchase Plan provides for the issuance of up to 809,607 shares of Common Stock. Pursuant to the terms of the 1995 Purchase Plan and the rules adopted by the Committee (which has been charged with administration of the Purchase Plan), shares will be offered under the 1995 Purchase Plan in a series of six-month offerings, the first of which commenced on May 1, 1995; subsequent offerings commence on each November 1 and May 1 until all of the shares covered by the 1995 Purchase Plan have been issued or the 1995 Purchase Plan has been otherwise terminated. All employees of the Company, and of those subsidiaries of the Company designated from time to time by the Committee as participating subsidiaries, who have been employed by the Company (or such a subsidiary) for at least four consecutive months (excluding those employees whose inclusion in the Purchase Plan would cause the Purchase Plan to fail to meet applicable requirements of the Code, including without limitation Section 423(b)(3) of the Code. As of February 28, 1999, approximately 20,000 employees were eligible to participate. Approximately 298,847 shares have been purchased under the 1995 Purchase Plan through February 28, 1999. As of February 28, 1999, 510,760 shares remained available for future issuance under the 1995 Purchase Plan.



     The price at which a participating employee may purchase shares of Common Stock in an offering is 85% of the fair market value of the Common Stock on the day the offering commences or on the day that the offering terminates, whichever is lower ("Purchase Price"). An employee may elect to have up to 10% of his or her "compensation" (as defined in the rules governing the 1995 Purchase Plan) withheld for the purpose of purchasing shares in an offering under the 1995 Purchase Plan. The maximum number of shares of Common Stock that may be purchased by a participating employee in each plan period is calculated by dividing ten percent (10%) of the employees compensation by the lower of eighty-five (85%) of the fair market value of the Common Stock on the first business day or 85% of the fair market value of the Common Stock on the last business day of the plan period. Unless the participant elects to withdraw from the offering, each participant who continues to be employed by the Company on the date such offering terminates is deemed to have exercised the option and purchased on such date such number of shares (subject to the maximum number covered by his or her option) as may be purchased with the amount of his or her payroll deductions at the Purchase Price. If employees subscribe to purchase more than the number of shares of Common Stock available during any offering, the available shares are allocated on a pro rata basis to subscribing employees. The Board of Directors of the Company may at any time terminate or amend the 1995 Purchase Plan.



     This summary of the 1995 Purchase Plan is qualified in all respects by reference to the full text of the 1995 Purchase Plan, copies of which are available upon request to the Secretary of the Company.



FEDERAL INCOME TAX CONSEQUENCES



     The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the 1995 Purchase Plan and with respect to the sale of Common Stock acquired under the 1995 Purchase Plan. The 1995 Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code.



     Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the 1995 Purchase Plan or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the 1995 Purchase Plan at a sale price that exceeds the price at which the participants purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participants purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.



     If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the Offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of (i) fifteen percent (15%) of the fair market value of the Common Stock on the Grant Date and

(ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. Any further income will be long-term capital gain.



     If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.



     If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than twelve months prior to the date of the sale, and short-term capital gain or loss if the participant has held the Common Stock for a shorter period.



     Tax Consequences to the Company. The offering of Common Stock under the 1995 Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the 1995 Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.


                             PROPOSAL TO APPROVE AN
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


     The Board of Directors has determined that it is advisable and in the best interests of the stockholders of the Company to amend and restate the Company's Certificate of Incorporation to (i) change the name of the Company from "Wang Laboratories, Inc." to "Wang Global Corporation", (ii) increase the aggregate number of shares of Common Stock that the Company is authorized to issue from 100 million to 200 million, and (iii) eliminate certain obsolete provisions related to restrictions on the transfer of Common Stock. Shareholders may accept or reject the various proposed changes to the Certificate of Incorporation separately. A copy of the Company's Restated Certificate of Incorporation is attached as Appendix B hereto. A copy of the Company's current Certificate of Incorporation can be obtained from the Company's headquarters in Billerica, Massachusetts.


     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE APPROVAL OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

     Change Name to Wang Global Corporation. The Board of Directors recommends that the Company's name be changed from "Wang Laboratories, Inc." to "Wang Global Corporation". The Board of Directors believes the new name reflects the Company's increased global scope and focus of its operations which has resulted from its acquisition of Olsy.

     Increase Number of Authorized Shares of Common Stock. The Board of Directors recommends that the number of authorized shares of Common Stock of the Company be increased from 100,000,000 shares to 200,000,000 shares.


     The Company is currently authorized to issue 105,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value of $0.01 per share (the "Preferred Stock"). As of March 29, 1999, 46,696,565 shares of Common Stock were outstanding, 6,959,603 shares of Common Stock were reserved for issuance under the Company's stock option and stock benefit plans and arrangements, 4,056,793 shares of Common Stock were reserved for issuance upon conversion of outstanding 6 1/2% Preferred Stock and 4 1/2% Preferred Stock, 7,500,000 shares of Common Stock were reserved for issuance under the Company's outstanding warrants, 16,666,667 shares of Common Stock were reserved for issuance under the Company's Inter-company Convertible Instruments and 1,500,000 shares of Common Stock were reserved for issuance (subject to stockholder approval) in connection with the Olsy Acquisition. An indeterminate number of shares of Common Stock is required for the conversion of the Company's Series C Junior Participating Preferred Stock pursuant to the Company's Rights Plan. The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Holders of Common Stock have no preemptive rights with respect to any shares which may be issued in the future. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding.

     Although at present the Board of Directors has no specific plans to issue the additional shares of Common Stock that would be authorized under the amendment (other than the shares of Common Stock reserved for issuance, as described above), it desires to have such shares available to provide additional flexibility for business and financial purposes in the future. Subject to the requirements and limitations of the Nasdaq National Market, the additional shares may be used, without further stockholder approval, for various purposes including, without limitation, acquisitions, mergers or similar transactions, financings, stock dividends, establishing strategic relationships or providing equity incentives to employees, consultants, officers or directors.

     Eliminate Obsolete Provisions. The Certificate of Incorporation contains certain obsolete provisions related to restrictions on the transfer of Common Stock which were implemented in order to preserve certain net operating loss carryovers, capital loss carryovers and tax credit carryovers to which the Company was entitled pursuant to the Internal Revenue Code of 1986, as amended. These restrictions on transfer, by their terms, ceased to apply on December 15, 1995. The Amendment and Restated Certificate of Incorporation would eliminate the provisions related to such restrictions on transfer of Common Stock.

     If the stockholders approve the amendments described above and the restatement of the Certificate of Incorporation, the Company will file, shortly following such stockholder approval, an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

     Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment and restatement of the Certificate of Incorporation.

        PROPOSAL TO ISSUE ADDITIONAL SHARES OF COMMON STOCK TO OLIVETTI

     The Board of Directors has determined that it is advisable and in the best interests of the stockholders of the Company to approve the issuance of 1,500,000 shares of Common Stock to Olivetti in connection with the acquisition by the Company of Olsy on March 17, 1998 (the "Additional Issuance").

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE APPROVAL OF THE ADDITIONAL ISSUANCE IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


BACKGROUND OF THE ACQUISITION



     In late 1996, Wang approached Olivetti through Olivetti's financial advisor Lehman Brothers to discuss a possible transaction involving the Services and Solutions business of Olivetti ("Olsy"). The Company was interested in Olsy due to the business' strong focus on network/desktop services, solutions for financial institutions and its international presence. The parties executed a preliminary confidentiality agreement on December 11, 1996.



     In February 1997, Wang retained Greenhill & Co. as a financial advisor to assist in evaluating the possibility of a transaction with Olivetti for the purchase of Olsy. On February 18, 1997, Wang and Olivetti entered into a second confidentiality agreement.

     In March 1997, Wang received preliminary financial and business data from Lehman Brothers regarding the Olsy business. In April 1997, the Company started business and preliminary valuation discussions with officials from Olivetti. In connection with its review of the potential acquisition of Olsy, Wang engaged the firm of Boston Consulting Group, with offices in Milan, Italy to conduct preliminary customer and service/product assessments of the Olsy business.



     In May 1997, senior officers of Wang met with Olivetti representatives to review Wang's initial findings and to discuss the issue of valuation, including valuation range. The parties were unable to come to a resolution of the pre-diligence valuation and collection of valuation data by Wang continued through June 1997.



     In July 1997, representatives of Olivetti and Wang met to discuss the pre-diligence valuation of Olsy. At this meeting the parties agreed to a pre-diligence valuation range and certain purchase price adjustment mechanisms to be applied to such price in the event due diligence revealed any new information regarding the business.



     Discussions commenced in late summer of 1997 between the two parties and their respective advisors regarding the underlying terms of the transaction. Through September and October representatives of both Olivetti and Wang met in Milan, Italy and Boston, Massachusetts to identify and document the principles of the proposed transaction. On November 12, 1997, Wang commenced a full due diligence program.



     Worldwide due diligence on Olsy continued through the months of December 1997 and January 1998 concurrently with meetings to discuss the terms and conditions of the Stock Purchase Agreement, Stockholders Agreement and other relevant documents related to the transaction. The final issues were discussed and resolved in the month of January through a number of final negotiating sessions between Wang and Olivetti in Boston.



     In February 1998, the Company commenced filing the various anti-trust filings required under United States and international laws.



     On February 28, 1998, the Company executed the Stock Purchase Agreement with the understanding the final closing would occur within the month of March. A joint public announcement was made of the acquisition. The final closing of the transaction was completed on March 17, 1998.


THE ACQUISITION


     On March 17, 1998, the Company completed the purchase of Olsy, the wholly-owned information technology solutions and service subsidiary of Olivetti, except for Olivetti Corporation of Japan which was completed April 7, 1998 (collectively, the "Acquisition"). The Company also acquired a 19.9% interest in Olivetti Ricerca, the Italian consortium supplying research and development services to both the IT and telecom sectors. Olsy's revenues for the calendar year ended December 31, 1997 were approximately $2.4 billion.



     In consideration for Olsy and pursuant to a Stock Purchase Agreement dated February 28, 1998, as amended on March 17, 1998, by and among Olivetti, the Company, Wang Nederland BV, Olivetti Sistemas E Servicios Limitada and Olivetti do Brasil S.A. (the "Stock Purchase Agreement"), pursuant to which the Company paid Olivetti $68.6 million in cash; issued 7,250,000 shares of Common Stock (and agreed to issue an additional 1,500,000 shares of Common Stock if approved by the stockholders of the Company (the "Additional Issuance")) with a total value of $197.2 million at the time of closing; issued 5,000,000 stock appreciation rights ("SARs") which give Olivetti value for the increase in the market price of the Company's Common Stock above $30.00 per share at any time from March 2001 to March 2005 and are redeemable in cash or Common Stock at the Company's election; and agreed to pay an additional amount (an "earnout") of up to $56.0 million payable in the year 2000, subject to meeting mutually-agreed performance targets for the calendar years 1998 and 1999. The purchase price for Olsy is subject to certain purchase price adjustments to be determined by the parties.

     Under the rules of the Nasdaq National Market, the Company must obtain stockholder approval prior to the issuance of Common Stock, or securities convertible into or exercisable for Common Stock if (a) the issuance of such securities is in connection with the acquisition of the stock or assets of another company and (b) either (i) the Common Stock to be issued in the transaction will have upon its issuance voting power equal to or in excess of 20% of the voting power of the issuer's Common Stock outstanding before such issuance or (ii) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before such issuance. Accordingly, prior to the Additional Issuance, the Company must obtain approval from its stockholders, because the shares of Common Stock paid at the closing, together with the Additional Issuance will represent more than 20% of the voting power of its Common Stock or more than 20% of the number of shares of Common Stock outstanding prior to such Additional Issuance.


     If the Additional Issuance is not approved by the Company stockholders on or prior to June 30, 1999, the Company is obligated to pay to Olivetti an amount in cash equal to the Fair Market Value of the Common Stock on June 30, 1999 multiplied by 1,500,000. "Fair Market Value" means the average of the daily Current Market Prices (average of the reported closing bid and ask prices on such day) of a share of Common Stock during the ten (10) consecutive trading days immediately prior to June 30, 1999.


     The purchase was accounted for using the purchase method of accounting in accordance with Accounting Principles Board No. 16, "Business Combinations" ("APB 16"). The Acquisition was a taxable transaction.

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol ("WANG"). The high and low sales prices as of February 27, 1998 (the day preceding the initial announcement of the Acquisition) were $28.375 and $26.9375, respectively.


     Under Delaware law, a ratification by stockholders of a prior transaction may preclude stockholders from making certain challenges to the transaction, such as a claim that effecting the transaction involved a breach of the directors' duty of care. Although the stockholders of the Company are being asked to approve the Additional Issuance, and not the Acquisition, it is possible that stockholder approval of the Additional Issuance may preclude or limit certain stockholder challenges to the Acquisition.


     STOCKHOLDERS ARE NOT BEING ASKED TO APPROVE THE ACQUISITION. A FAILURE OF THE COMPANY'S STOCKHOLDERS TO APPROVE THE ADDITIONAL ISSUANCE WILL NOT HAVE ANY EFFECT ON THE ACQUISITION.

WANG


     Wang is a leading global network and desktop integration services and solutions company. With annual revenues of approximately $1.3 billion (prior to the Acquisition), the Company provides a comprehensive range of information technology ("IT") services and solutions including network and desktop design and integration, security and management, help desk, maintenance, resale and installation of IT and communications equipment, warranty support, procurement, electronic commerce and customer contact solutions for financial services institutions. The Company's customers include banking and other financial institutions, insurance companies, governments and their affiliates and commercial enterprises.


     The executive offices of Wang are located at 290 Concord Road, Billerica, Massachusetts 01821.

  Reasons for the Acquisition


     The Company believes that the combination of Olsy and the Company will contribute to the attainment of certain strategic goals. By virtue of the Acquisition, the Company has expanded its presence in key European and Asian markets through the addition of Olsy's strong local operations and in the financial services market though the addition of Olsy's solutions business. The merger of the two businesses' operations and expertise has resulted in a new company, Wang Global, capable of providing clients with global IT solutions and services. The Acquisition created an IT services company that ranks among the leaders in desktop services in Europe and the world. The combined company is implementing its networked technology solutions and life cycle services strategy on a global scale, leveraging the long-term business relationships of both the Company and Olsy, including Olsy's customers in financial services and other vertical markets. Customers are also benefiting from the combined organization's relationships with major software and hardware providers, including present strategic partners Cisco Systems, Dell and Microsoft.


OLSY


     Business. Olivetti Solutions ("Olsy"), an integrated business unit of the Olivetti Group, including the combined systems and services business of Olivetti Solutions, S.p.A. and its subsidiaries together with Olivetti Corporation of Japan and Olsy do Brasil S.A. Olsy is a provider of IT solutions and services to the Italian, European and global market. Olsy's primary geographical markets outside Italy are Great Britain, Netherlands, France, Belgium, North America and Japan. Olsy delivers solutions and services based on open computing standards, distributed client server architectures and network infrastructures to customers, principally in the banking, public authority, utility and retail sectors. The solutions range from the development of the initial computing environment to systems integration and include analysis, design, validation, procurement and production through to delivery and roll out of complete solutions. The services provided by Olsy include hardware, software and network maintenance and support, outsourcing of distributed desktop computing environments and consultancy all of which are provided under contractual arrangements with customers (see Appendix C attached hereto).



     Competition is vigorous in all parts of the worldwide market for network computing services and solutions. Olsy's competitors were numerous and vary extensively in size and resources. Some had substantially greater resources, stronger reference accounts, larger research and engineering staff and larger marketing organizations than did Olsy. Olsy's competitors included IBM, Hewlett Packard, Seimens Nixdorf, and Bull.


     Olsy's customers include commercial customers, businesses, institutions and governments of varying sizes around the world. The Company's sales, marketing and professional services groups focus on customers with network and desktop productivity needs in selected markets. No customer accounted for more than 10% of Olsy's consolidated revenues in any of the periods reported.

     Olsy has a research and development program that is primarily focused on continuing support of software technology for the banking industry. Olsy's research and development expenses for the 9-months ended September 30, 1997 were Lire 33 billion. In fiscal 1996, Olsy spent Lire 90 billion on research and development in support of its continuing operations.

     Properties. At February 28, 1998, Olsy owned and leased a total of 6.2 million square feet of building space around the world, approximately 350,000 square feet of which was subleased to other third parties.

     Legal Proceedings. Olsy is a defendant in a number of routine lawsuits incidental to the conduct of its business. Although it is impossible to predict the results of specific matters, the Company believes that its aggregate liability, if any, for all litigation related to Olsy, in excess of insurance coverage and financial statement provisions, will not be material to the Company's consolidated financial position or its results of operations.

     The executive offices of Olsy are located at Via G. Jervis 77, 10015 Ivrea Italy.

  Specific Incorporation by Reference


     The Company's audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations, and certain supplementary financial information are incorporated by reference to the Company's 1998 Annual Report on Form 10-K for the six-month period ended December 31, 1998.

WANG
                            SELECTED FINANCIAL DATA

     Wang Laboratories, Inc. and Subsidiaries Five-Year Comparison of Selected Financial Data (Dollars in millions except per share data)

                                                                                                                       PREDECESSOR
                                                                                                                         COMPANY
                            SIX MONTHS                                                                                --------------
                              ENDED                                                                     NINE MONTHS    THREE MONTHS
                           DECEMBER 31,   YEAR ENDED      YEAR ENDED      YEAR ENDED     YEAR ENDED        ENDED          ENDED
                               1998      JUNE 30, 1998   JUNE 30, 1997   JUNE 30, 1996  JUNE 30, 1995  JUNE 30, 1994  SEPT. 30, 1993
                           ------------  -------------   -------------   -------------  -------------  -------------  --------------
Revenues.................    $1,816.0      $1,887.0        $1,260.4        $1,013.9        $901.9         $644.4          $210.9
Income (loss) from
  continuing operations
  before reorganization
  expenses and
  discontinued
  operations.............       (39.8)       (251.6)           (6.7)           63.5         (14.2)           8.6            11.9
Reorganization
  expenses...............          --            --              --              --            --             --           (30.8)
Income (loss) from
  discontinued
  operations.............          --            --            76.6           (69.0)        (53.9)            --              --
Fresh-start reporting
  adjustment.............          --            --              --              --            --             --           193.6
Gain on debt discharge...          --            --              --              --            --             --           329.3
                             --------      --------        --------        --------        ------         ------          ------
Net income (loss)........       (39.8)       (251.8)           69.9            (5.5)        (68.1)           8.6           514.0
Dividends and accretion
  on preferred stock.....        (7.0)        (14.1)          (14.1)          (22.6)         (8.7)          (4.2)             --
                             --------      --------        --------        --------        ------         ------          ------
Net income (loss)
  applicable to common
  stockholders...........    $  (46.0)     $ (265.7)       $   55.8        $  (28.1)       $(76.8)        $  4.4          $514.0
                             ========      ========        ========        ========        ======         ======          ======
Net income (loss) per
  share:
  Basic:
    Continuing
      operations.........    $  (1.01)     $  (6.54)       $  (0.56)       $   1.13        $(0.70)        $ 0.13
    Discontinued
      operations.........          --            --            2.06           (1.91)        (1.54)            --
                             --------      --------        --------        --------        ------         ------          ------
      Net income
        (loss)...........    $  (1.01)        (6.54)           1.50           (0.78)        (2.34)          0.13               *
                             ========      ========        ========        ========        ======         ======          ======
    Diluted:
        Continuing
          operations.....    $  (1.01)     $  (6.54)       $  (0.56)       $   1.07        $(0.70)        $ 0.13
    Discontinued
      operations.........          --            --            2.06           (1.81)        (1.54)            --
                             --------      --------        --------        --------        ------         ------          ------
      Net income
        (loss)...........    $  (1.01)     $  (6.54)       $   1.50        $  (0.74)       $(2.34)        $ 0.13          $    *
                             ========      ========        ========        ========        ======         ======          ======
Average number of
  employees..............      20,200        13,300           9,300           6,200         5,200          5,900           6,700
Number of employees......      20,300        20,000           9,300           7,200         6,200          5,300



                                                                           JUNE 30,
                          DECEMBER 31,   -----------------------------------------------------------------------------
                              1998           1998            1997            1996            1995            1994
                          ------------   -------------   -------------   -------------   -------------   -------------
Total assets............    $2,369.8       $2,249.4        $1,034.8        $  856.6         $852.5          $677.1
Depreciable assets,
  net...................    $  236.0       $  214.1        $  123.0        $  137.3         $134.4          $ 79.6
Working capital.........    $  100.6       $   50.1        $  126.1        $   86.7         $ 34.1          $ 95.1
Long-term debt,
  excluding liabilities
  subject to
  compromise............    $  250.7       $  116.9        $     --        $     --         $ 23.0          $  2.0
Series A preferred
  stock.................    $   86.5       $   86.2        $   85.5        $   84.8         $ 84.1          $   --
Exchangeable preferred
  stock.................    $     --       $     --        $     --        $     --         $ 61.5          $ 53.2
Stockholders' equity....    $  348.2       $  382.5        $  422.8        $  343.1         $220.8          $272.3



Certain prior years' amounts have been reclassified to conform to the presentation for fiscal 1998. Employee data excludes discontinued operations and businesses held for sale.



* Per share data is not presented for the period ended September 30, 1993, the confirmation date of the Company's Reorganization Plan, due to the general lack of comparability as a result of the revised capital structure of the Company.

                   PRO FORMA COMBINED SELECTED FINANCIAL DATA
                           (INCLUDING PER SHARE DATA)

                            WANG LABORATORIES, INC.
                   PRO FORMA COMBINED SELECTED FINANCIAL DATA
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

     The following pro forma information has been prepared assuming that the acquisition occurred at the beginning of the fiscal year ended June 30, 1997. The pro forma information is based on the historical financial statements of the Company and Olsy, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described in the Company's Form 8-K/A, Amendment No. 1 to Current Report Filed March 31, 1998. The pro forma information for the nine months ended March 31, 1998 includes the unaudited historical results of Wang and Olsy for the nine months then ended. The pro forma information for the fiscal year ended June 30, 1997 includes the historical results of Wang plus the unaudited historical results of Olsy for the four quarters ended September 30, 1997. Accordingly, the unaudited results of operations for the Olsy quarter ended September 30, 1997 are included in both the nine month and fiscal year periods. Revenues and loss from continuing operations for that quarter were $509.2 million and $32.2 million, respectively.


                                                   NINE MONTHS ENDED    YEAR ENDED
                                                    MARCH 31, 1998     JUNE 30, 1997
                                                   -----------------   -------------
Revenues.........................................      $2,694.4          $3,921.7
Income (loss) from continuing operations before
  extraordinary item.............................      $ (117.8)         $ (208.2)
Loss on debt discharge...........................      $    (--)         $  (19.8)
Income (loss) from continuing operations.........      $ (117.8)         $ (228.0)
Net income (loss) applicable to common
  stockholders...................................      $ (128.2)         $ (242.1)
Net income (loss) per share from continuing
  operations
  Basic..........................................      $  (2.72)         $  (5.26)
  Diluted........................................      $  (2.72)         $  (5.26)



                                                        MARCH 31, 1998
                                                        --------------
Total assets..........................................     $2,611.9
Depreciable assets, net...............................     $  302.0
Working capital deficit...............................     $  (91.0)
Long-term debt........................................     $   44.4
Series A preferred stock..............................     $   86.0
Stockholders' equity..................................     $  605.3



                                                    SIX MONTHS ENDED      YEAR ENDED
                                                  DECEMBER 31, 1998(1)   JUNE 30, 1998
                                                  --------------------   -------------
Wang Historical(2)
  Net Income (loss) per share...................         $(0.43)            $(7.29)
  Book value per share as of period end(4)......         $ 4.56             $ 6.04

Pro Forma Combined(2)(3)
  Net Income (loss) per share...................         $(0.43)            $(9.39)
  Book value per share as of period end(4)......         $ 4.56             $ 6.04


---------------

        (1) The Company has changed its fiscal year end to December 31.



        (2) Neither Wang nor Olsy has declared cash dividends for the periods presented.



        (3) As described in Note 1 to its financial statements, Olsy represented a carve out business of the Olivetti Group, and was not separately capitalized through shares owned by the Olivetti Group. Accordingly, per share data can not be presented for Olsy.



        (4) Assumes conversion of Series B preferred stock to 5,412,000 shares of common stock.



     Financial Information:  See Appendix C attached hereto (Reproduced Form
8-K/A)

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS


     The Company is exposed to market risk from changes in interest rates and foreign exchange rates. The Company does not use derivative instruments for trading purposes. The Company monitors foreign exchange and interest rate risks and manages such risks on specific transactions. The risk management process uses analytical techniques including market value, sensitivity analysis, and value at risk estimates. The Company does not believe that the potential exposure is significant in light of the size of the Company and its business. In addition, foreign exchange rates may move in the Company's favor. Recent experience has demonstrated that gains on certain days are offset by losses on other days. While the Company does not expect to incur material losses as a result of this market risk, there can be no assurance that losses will not result.

OLSY

     Pro Forma Financial Data: See "Wang -- Pro Forma Combined Selected Financial Data".


     Financial Information:  See Appendix C attached hereto (Reproduced Form
8-K/A)


     Selected Financial Data: Olivetti Solutions (an integrated unit of the Olivetti Group) Comparison of Selected Financial Data (Lire in billions)

                                                    NINE MONTHS
                                                       ENDED         YEAR ENDED
                                                   SEPT. 30, 1997   DEC. 31, 1996
                                                   --------------   -------------
Revenues.........................................       2,938           4,495
Loss from continuing operations before
  extraordinary item.............................        (113)           (356)
Loss on debt discharge...........................          --             (30)
Net loss.........................................        (113)           (386)

                                                     SEPTEMBER        DECEMBER
                                                        1997            1996
                                                     ---------        --------
Total assets.....................................       3,429           3,751
Depreciable assets, net..........................         364             359
Working capital (deficit)........................         337             (61)
Long-term debt, excluding liabilities subject to
  compromise.....................................          76              89
Stockholders' equity (deficit)...................         232            (187)


     The exchange ratio as of September 30, 1997 was 1,759 Lire/US$ and was 1,684 Lire/US$ for the nine months then ended. The exchange ratio as of December 31, 1996 was 1,511 Lire/US$ and was 1,544 Lire/US$ for the year then ended.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS:

     NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND COMMENTARY ON THE QUARTER ENDED DECEMBER 31, 1996 (UNAUDITED).

OVERVIEW

     Olivetti Solutions ("Olsy" or in this "Overview" Section, the "Company"), an integrated business unit of the Olivetti Group, includes the combined systems and services businesses of Olivetti Solutions S.p.A. ("Olsy

S.p.A.") and its legally owned companies, O. Group Technology S.p.A., O.R.E.& L s.r.l., the systems and services business of Olivetti do Brasil, 40% interest in Olivetti Espana and 80% interest in Olivetti Corporation of Japan and their predecessor operations.


     Prior to 1996, the business of the Company was conducted by Olivetti S.p.A. and several other Olivetti Group companies located in Italy and in various other countries, some of which conducted other operations through several business lines. Beginning in 1995, the Olivetti Group began a series of transactions to formally separate the business of the Company from the non-Olsy business and to consolidate the shareholdings of the various companies into Olivetti Solutions S.p.A. These transactions included the retention of certain Non-Olsy business assets and liabilities, the disposition of non-core assets, liabilities and operations and the forgiveness of approximately Lire 515 billion owed to other Olivetti Group companies. As a result of the changes in legal structure and share ownership, several previously combined entities were consolidated in 1997.

     The financial statements of the Company have been derived by extracting the assets and liabilities and results of operations of the Company from the consolidated assets, liabilities and results of operations of the Olivetti Group. Accordingly, the combined consolidated financial statements contain necessary allocations of assets, liabilities, revenues and expenses attributable to the Company as deemed reasonable by management to present the Company on a stand alone basis. However, the financial position and results of operations of the Company may differ from the results that may have been achieved had the Company operated as an independent entity.

     In connection with its acquisition by Wang Laboratories, Inc ("Wang"), Olsy prepared financial statements in accordance with U.S. Generally Accepted Accounting Principles for the year ended December 31, 1996 and the nine months ended September 30, 1997. For purposes of this analysis, the nine months ended September 30, 1997 are compared to the same unaudited nine month period in the prior year. The discussion and analysis also includes commentary on the unaudited three months ended December 31, 1996.

     For the nine months ended September 30, 1997, the Company reported revenues of Lire 2,938 billion, a 5.4% decrease compared to the same period in the prior year. The decrease is attributable to price pressure in the traditional service business, a decision to move away from lower margin activities and market uncertainty surrounding the future of Olsy. Revenues for the quarter ended December 31, 1996 were Lire 1,387 billion and represented 30.8% of revenues for the calendar year 1996.

     The operating loss for the nine months ended September 30, 1997 of Lire 68 billion includes non-recurring charges of Lire 25 billion and non-recurring income of Lire 68 billion. The non recurring charges relate principally to severance and exit costs while non recurring income arose from dispositions of real estate and non-core businesses. The Lire 25 billion non-recurring charges are recorded as selling, general and administrative expense while the non-recurring income is included as other revenues. The operating loss for the nine months ended September 30, 1996 of Lire 162 billion includes Lire 23 billion of restructure expense for headcount reduction and abandoned space costs. Excluding the non-recurring charge, the operating loss for the nine months ended September 30, 1996 was Lire 139 billion.

     The Company recorded an operating loss of Lire 116 billion during the quarter ended December 31, 1996. This included restructuring charges of Lire 59 billion for workforce reductions and facilities disposals. The results of the quarter also includes a loss on the early extinguishment of debt of Lire 30 billion for lease settlement costs.


     Excluding these non-recurring items, the operating loss reported for the nine months ended September 30, 1997 was Lire 111 billion, a decrease of Lire 27 billion from that recorded for the same period in the prior year. This reflects the impact of the restructuring initiative adopted in the prior year. On the same basis the operating loss for the quarter ended December 31, 1996 would have been Lire 27 billion.


     Losses before taxes and minority interests for the nine month periods ended September 30, 1997 and 1996 were Lire 103 billion and Lire 216 billion respectively.

     The loss before taxes and minority interests for the quarter ended December 31, 1996 was Lire 138 billion.

  Revenues

     Total revenues for the nine months ended September 30, 1997 were Lire 2,938 billion, a decline of Lire 170 billion from the same period in the prior year.

     Revenues from services for the nine month period ended September 30, 1997 were Lire 1,280 billion, a reduction of Lire 408 billion, or 24.2%, from the same period in the prior year, while revenues from products were Lire 1,590 billion an increase of Lire 184 billion, or 13.1%. The reduction in services revenues was caused primarily by reductions in solutions integration projects of Lire 50 billion, traditional services of Lire 36 billion and a change in the mix of the network integration business between services and products.

     During the quarter ended December 31, 1996, revenues from services were Lire 575 billion while revenues from products amounted to Lire 812 billion.

  Gross Margins

     Gross margins on services for the nine month period ended September 30, 1997 were 22.3%, compared to 19.2% for the same period in the prior year. The improvement is a result of operating efficiencies in the field service organization, the favorable effects of restructuring initiatives, and the loss of some lower margin business.

     Gross margins on product sales for the nine month period ended September 30, 1997 were 17.7%, compared with 15.8% for the same period in the prior year. An improved procurement process, an increase in higher margin networking product sales and a reduction in traditional PC product sales where margins are generally lower, contributed to this improvement.

     Gross margins on services during the quarter ended December 31, 1996 were 26.8%, reflecting the concentration of higher margin solutions integration projects. Product gross margins were 20.7% during the same quarter as a result of the favorable mix of specialized banking devices which earn a higher margin.

  Selling, General and Administration ("S,G & A") Expenses

     S, G &A expenses, excluding research and development, for the nine month period ended September 30, 1997 were Lire 669 billion or 22.8% of net revenues compared to Lire 599 billion or 19.4% of net revenues for the same period in the prior year. The nine month period ended September 30, 1997 includes Lire 25 billion of non-recurring charges described above. Excluding these non-recurring charges, S,G &A increased by Lire 45 billion. This increase is primarily due to additional marketing and documentation costs associated with the creation of Olivetti Solutions and the brand name Olsy. S,G &A expense during the quarter ended December 31, 1996 amounted to Lire 330 billion.

  Research and Development ("R&D") Expenses

     R&D expenses for the nine month period ended September 30, 1997 were Lire 33 billion, compared to Lire 70 billion for the same period in the prior year. This reduction was a consequence of the completion of several initiatives in 1996 and the more focussed approach to the market adopted by the Company during 1997. Research and development expense for the quarter ended December 31, 1996 amounted to Lire 20 billion.

  Interest Expense

     Interest expense incurred during the nine month period ended September 30, 1997 was Lire 35 billion, compared to Lire 54 billion for the same period of 1996. This was achieved by improved working capital management and other cash management initiatives.

     During the quarter ended December 31, 1996 the Company incurred interest expense of Lire 22 billion. This is consistent with the higher working capital requirements experienced in the quarter which also has the greatest volume of business.

  Income tax

     The provision for income taxes recorded during the nine month period ended September 30, 1997 was Lire 15 billion compared to Lire 22 billion in the same prior year period. The provision for the quarter ended December 31, 1997 was Lire 7 billion recorded in jurisdictions where there was taxable income.


  Liquidity and Sources of Capital



     Cash and equivalents were Lire 192 billion at September 30, 1997, a reduction of Lire 147 billion from December 31, 1996.



     Cash provided by operations was Lire 327 billion during the nine months ended September 30, 1997. This was primarily the result of continued focus on asset management which reduced accounts receivable by Lire 343 billion.



     Cash used in investing activities was Lire 275 billion in the nine months ended September 30, 1997, and includes Lire 50 billion for net capital additions and Lire 206 billion advanced to related parties.



     At September 30, 1997, the Company had unused lines of credit, primarily for short-term borrowings, of Lire 254 billion. The Company had Lire 404 billion of total debt outstanding at September 30, 1997, of which Lire 269 billion was guaranteed by other Olivetti Group companies at a total weighted average interest rate of 5.82%. Included in the balances outstanding at September 30, 1997 was Lire 199 billion to factoring or other financial institutions.



     The Company had amounts due to other Olivetti Group companies of Lire 533 billion at September 30, 1997. The weighted average interest on these amounts was 8.29%.



     Net currency transaction losses were Lire 5 billion for the nine months ended September 30, 1997 and Lire 32 billion for the year ended December 31, 1996.


  Quantitative and Qualitative Disclosures About Market Risks

     Olsy is exposed to market risk from changes in interest rates and foreign exchange rates. Olsy does not use these derivative instruments for trading purposes. Subsequent to its acquisition by Wang, Olsy initiated a risk management control process to monitor the foreign exchange and interest rate risks. The risk management process uses analytical techniques including market value, sensitivity analysis, and value at risk estimates. Olsy does not believe that the potential exposure is significant in light of the size of Olsy and its business. In addition, the foreign exchange rate can move the Olsy's favor. Recent experience has demonstrated that gains on certain days are offset by losses on other days. Therefore, Olsy does not expect to incur material losses.

     Prior to December 31, 1996, the Company participated in certain Olivetti Group centralized foreign currency and risk management functions. As part of these activities, derivative financial instruments were utilized to manage risks generally associated with foreign currency and interest rate volatility. The statement of income for 1996 reflects both specific and allocated benefits and costs from these functions.

INTEREST OF CERTAIN PERSONS IN THE VOTES

     Roberto Colaninno is a director of the Company and is also an Officer of Olivetti.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION


     The following Summary Compensation Table sets forth certain information concerning the compensation for each of the last three fiscal years and the Stub Period of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during Fiscal 1998 and during the Stub Period (the "Named Executives").


                           SUMMARY COMPENSATION TABLE


                                                   ANNUAL               LONG-TERM COMPENSATION
                                               COMPENSATION(1)                  AWARDS
                                            ---------------------    ----------------------------
                                                                      RESTRICTED     SECURITIES
                                  FISCAL                             STOCK AWARDS    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY($)   BONUS($)        (#)(2)      OPTIONS(#)(3)   COMPENSATION($)
---------------------------       ------    ---------   --------     ------------   -------------   ---------------
Joseph M. Tucci.................   1998s(4)  375,000      787,500(5)        --              --           32,082(6)
Chairman of the Board, President   1998      750,000      356,250(7)        --              --           70,100
and Chief Executive Officer        1997      652,030    4,693,750      230,000         465,000          443,783
                                   1996      551,250      400,000           --         148,500           49,773

Jeremiah J.J. van Vuuren(8).....   1998s(4)  240,146      356,792(9)    29,000              --           42,530(10)
President and Chief Operating      1998      396,988      106,875(7)        --          40,000           76,770
Officer, International             1997      371,963      196,247       25,000         120,000           41,261
                                   1996      263,075      210,000           --          87,750           34,265

Jose Ofman......................   1998s(4)  187,500      180,000(11)       --              --          109,541(12)
President and Chief Operating      1998      375,000      106,875(7)        --              --          138,016
Officer, Americas International    1997      102,403(13)        --      50,000         300,000           17,607

Franklyn A. Caine...............   1998s(4)  192,500      245,000(14)   29,000              --            8,280(15)
Executive Vice President and       1998      350,000       83,125(7)        --          50,000           21,560
Chief Financial Officer            1997      331,618      565,000       15,000          75,000           96,797
                                   1996      325,000      198,000           --          81,000           30,885

Donald P. Casey.................   1998s(4)  175,000      180,000(16)   14,000              --           12,543(17)
Chief Technology Officer           1998      350,000       99,750(7)        --          45,000           30,128
                                   1997      350,000      178,834           --          45,000           25,665
                                   1996      350,000      178,834           --          87,750           35,476


---------------

 (1) Other compensation in the form of perquisites and other personal benefits has been omitted, in accordance with the rules of the SEC, as the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each executive officer in each period covered.



 (2) During the Stub Period, restricted stock awards of 29,000, 29,000 and 14,000 shares were granted to Messrs. van Vuuren, Caine and Casey, respectively. The restricted stock vests according to the following: if the average of the closing prices of the Company's Common Stock for a period of forty (40) consecutive trading days ending on or prior to July 1, 2001 (the "First Period") is $33.00 or more, then 34% of the shares vest on the later of July 1, 2000 or the last trading date of the First Period; and 66% of the shares vest on July 1, 2001. All restrictions terminate in any event on July 1, 2005. Based on the closing price of the Common Stock on December 31, 1998 ($27.75), the restricted stock award to Mr. van Vuuren had a value of $804,750, the restricted stock award to Mr. Caine had a value of $804,750, and the restricted stock award to Mr. Casey had a value of $388,500. In 1997, Restricted stock awards of 230,000, 25,000, 50,000 and
     15,000 shares were granted to Messrs. Tucci, van Vuuren, Ofman and Caine, respectively. The restricted stock issued to Mr. Tucci vested 50% on March 26, 1998 and 50% on March 26, 1999. The restricted stock issued to Mr. Ofman vested 34% on March 26, 1999, and will vest 33% on each of March 26, 2000 and 2001. The restricted stock issued to each of Messrs. Caine and van Vuuren vested 100% on March 26, 1999. Based on the closing price of the Common Stock on June 30, 1998, the restricted stock award to Mr. Tucci had a value of $5,850,625, the restricted stock award to Mr. Ofman had a value of $1,271,875, the restricted stock award to Mr. van Vuuren had a value of $635,937.50 and the restricted stock award to Mr. Caine, had a value of $381,562.50.


 (3) Consists of long-term incentive options granted under the Company's Employees' Stock Incentive Plan or an individual stock incentive plan in the case of Mr. Ofman.


 (4) All compensation, except Bonuses, is for the six-month Stub Period and has not been annualized.

 (5) Calendar 1998 bonus consists of $787,500 paid under the Company's executive bonus plan. Fiscal 1998 bonus consists of $356,250 in Common Stock issued under the Interim STIP. Fiscal 1997 bonus includes a $4,000,000 special retention bonus and $693,750 paid under the Company's executive bonus program. Fiscal 1996 bonus consists of $400,000 paid under the Company's executive bonus program.



 (6) All other compensation for the Stub Period consists of (i) $26,800 in contributions by the Company under its retirement savings plans and (ii) $5,282 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Tucci. All other compensation for Fiscal 1998 consists of (i) $60,000 in contributions by the Company under its retirement savings plans and (ii) $10,100 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Tucci. All other compensation for Fiscal 1997 consists of (i) $47,014 in contributions by the Company under its retirement savings plans, (ii) $9,256 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Tucci and (iii) $387,513 relating to the waiver by the Company of both the principal and accrued interest under Mr. Tucci's 3% promissory note. All other compensation for Fiscal 1996 consists of (i) $33,900 in contributions by the Company under its retirement savings plans, (ii) $8,402 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Tucci, and (iii) $7,471 consisting of imputed income as a result of the 3% promissory note from Mr. Tucci.



 (7) A six month short-term incentive bonus plan for executive covering the period July 1, 1997 through December 31, 1997 (the "Interim STIP") was approved by the Company's Organization, Compensation and Nominating Committee. The Interim STIP required that all senior executives of the Company receive and accept bonus earned by them for the period July 1997 through December 1997 to be paid in shares of Common Stock valued at the closing price of the Common Stock on The Nasdaq Stock Market as of June 30, 1997 which was $21.3125. See "Report of Organization, Compensation and Nominating Committee on Executive Compensation."



 (8) All compensation paid to Mr. van Vuuren is reported in US Dollars although it is paid in UKL. The currency conversion rate used was $1.6595 per UKL, $1.666 per UKL, $1.665 per UKL, and $1.5475 per UKL, for the Stub Period, Fiscal 1998, 1997 and 1996, respectively. The conversion rates used were those rates published by Reuters News Service on the last day of June of each year and, for the Stub Period, on the last day of December 1998.



 (9) Calendar 1998 bonus consists of $356,792 paid under the Company's executive bonus plan. Fiscal 1998 bonus consists of $106,875 in Common Stock issued under the Interim STIP. Fiscal 1997 bonus consists of $196,247 paid under the Company's executive bonus program. Fiscal 1996 bonus consists of $210,000 paid under the Company's executive bonus program.



(10) All other compensation for the Stub Period consists of (i) $26,907 in contributions by the Company under its retirement savings plans and (ii) $15,623 in a car allowance. All other compensation for Fiscal 1998 consists of (i) $26,907 in contributions by the Company under its retirement savings plans, (ii) $18,076 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. van Vuuren and (iii) $31,787 in a car allowance. All other compensation for Fiscal 1997 consists of (i) $23,351 in contributions by the Company under its retirement savings plans and (ii) $17,910 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. van Vuuren. All other compensation for Fiscal 1996 consists of (i) $19,474 in contributions by the Company under its retirement savings plans and (ii) $14,791 in premiums paid by the Company on a group term life insurance life insurance policy for the benefit of Mr. van Vuuren.



(11) Calendar 1998 bonus consists of $180,000 paid under the Company's executive bonus plan. Fiscal 1998 bonus consists of $106,875 in Common Stock issued under the Interim STIP.



(12) All other compensation for the Stub Period consists of (i) $4,520 in contributions by the Company under its retirement savings plans, (ii) $7,473 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Ofman and (iii) $97,548 in relocation costs. All other compensation for Fiscal 1998 consists of (i) $12,000 in contributions by the Company under its retirement savings plans, (ii) $14,946 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Ofman and (iii) $111,070 in relocation costs. All other compensation for Fiscal 1997 consists of (i) $3,736 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Ofman and (iii) $13,871 in relocation costs.



(13) Mr. Ofman joined the Company on March 26, 1997, and therefore, did not receive compensation for all of Fiscal 1997.

(14) Calendar 1998 bonus consists of $245,000 paid under the Company's executive bonus plan. Fiscal 1998 bonus consists of $83,125 in Common Stock issued under the Interim STIP. Fiscal 1997 bonus consists of a special retention bonus of $400,000 and $165,000 paid under the Company's executive bonus program. Fiscal 1996 bonus consists of $198,000 paid under the Company's executive bonus program.



(15) All other compensation for the Stub Period consists of $8,280 in contributions by the Company under its retirement savings plans. All other compensation for Fiscal 1998 consists of $21,560 in contributions by the Company under its retirement savings plans. All other compensation for Fiscal 1997 consists of (i) $20,271 in contributions by the Company under its retirement savings plans and (ii) $76,526 in relocation costs. All other compensation for Fiscal 1996 consists of (i) $18,225 in contributions by the Company under its retirement savings plans, (ii) $6,367 in premiums paid by the Company to Mr. Caine in lieu of payments on a group term life insurance policy for the benefit of Mr. Caine and (iii) $6,293 in relocation costs.



(16) Calendar 1998 bonus consists of $180,000 paid under the Company's executive bonus plan. Fiscal 1998 bonus consists of $99,750 in Common Stock issued under Interim STIP. Fiscal 1997 bonus consists of $178,834 paid under the Company's executive bonus program. Fiscal 1996 bonus consists of $178,834 paid under the Company's executive bonus program.



(17) All other compensation for the Stub Period consists of (i) $8,420 in contributions by the Company under its retirement savings plans and (ii) $4,123 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Casey. All other compensation for Fiscal 1998 consists of (i) $22,400 in contributions by the Company under its retirement savings plans and (ii) $7,728 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Casey. All other compensation for Fiscal 1997 consists of (i) $16,996 in contributions by the Company under its retirement savings plans and (ii) $8,669 in premiums paid by the Company on a group term life insurance policy for the benefit of Mr. Casey. All other compensation for Fiscal 1996 consists of (i) $21,612 in contributions by the Company under its retirement savings plans,
     (ii) $6,586 in premiums paid by the Company on a group term life insurance life insurance policy for the benefit of Mr. Casey and (iii) $7,278 consisting of imputed income as a result of the 3% promissory note from Mr. Casey.


OPTION GRANTS


     The following table sets forth certain information concerning grants of stock options during Fiscal 1998 to each of the Named Executives. No options were granted to the Named Executives during the Stub Period.


                       OPTION GRANTS IN LAST FISCAL YEAR


                                                              INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                                       ----------------------------------------------------------------       VALUE AT ASSUMED
                                                             PERCENT OF TOTAL                              ANNUAL RATES OF STOCK
                                           NUMBER OF             OPTIONS                                   PRICE APPRECIATION FOR
                                           SECURITIES            GRANTED         EXERCISE                      OPTION TERM(2)
                                           UNDERLYING          TO EMPLOYEES       PRICE      EXPIRATION    ----------------------
NAME                                   OPTIONS GRANTED(#)     IN FISCAL YEAR      ($)(1)        DATE        5%($)         10%($)
----                                   ------------------    ----------------    --------    ----------    --------      --------

Joseph M. Tucci.............   1998               --                --                --            --          --            --
Jeremiah J.J. van Vuuren....   1998         40,000(3)              1.8            21.875      11/30/04     297,584       675,116
Jose Ofman..................   1998               --                --                --            --          --            --
Franklyn A. Caine...........   1998         50,000(3)              2.3            21.875      11/30/04     371,980       843,895
Donald P. Casey.............   1998         45,000(3)              2.1            21.875      11/30/04     334,782       759,505


---------------

(1) The exercise price per share of each option is equal to the fair market value (the closing price of the Company's common stock on the day before the day of grant) per share of Common Stock on the date of grant.



(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the op-tionholder's continued employment through the option period, and the date on which the options are exercised and the underlying shares are sold.

(3) Each option (i) became exercisable as to 25% of the underlying shares on December 1, 1998, and 25% of the underlying shares will become exercisable on December 1, 1999, December 1, 2000 and December 30, 2001 and (ii) generally terminates 30 days after the termination of the optionee's employment with the Company (but in no event after the expiration date).

OPTION EXERCISES AND HOLDINGS


     The following table sets forth certain information concerning option exercises during the Stub Period (1998s) and Fiscal 1998 by each of the Named Executives and the number and value of unexercised options held by each of the Named Executives on December 31, 1998 and June 30, 1998.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES


                                                                         NUMBER OF SECURITIES
                                                                              UNDERLYING             VALUE OF UNEXERCISED
                                                                        UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS
                                         SHARES                           FISCAL YEAR END(#)       AT FISCAL YEAR END($)(2)
                                        ACQUIRED          VALUE        -------------------------   -------------------------
NAME                                 ON EXERCISE(#)   REALIZED(1)($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                 --------------   --------------   -------------------------   -------------------------

Joseph M. Tucci............   1998s          --                --           897,500/106,000            12,306,395/984,230
                              1998           --                --           831,829/171,671           9,675,505/1,294,526
Jeremiah J. J. van
  Vuuren...................   1998s          --                --            275,450/61,800             3,503,150/464,688
                              1998           --                --            265,450/71,800             2,500,390/687,557

Jose Ofman.................   1998s          --                --            75,000/225,000             712,500/2,137,500
                              1998           --                --            75,000/225,000             539,063/1,617,188

Franklyn A. Caine..........   1998s          --                --            447,000/59,000             7,138,323/413,178
                              1998           --                --           400,180/105,820             5,766,888/614,487

Donald P. Casey............   1998s          --                --            244,150/48,600             3,247,403/329,110
                              1998      110,000         2,047,625            232,900/59,850             2,344,734/554,795



---------------

(1) Based on the fair market value of the Common Stock on the date of exercise less the option exercise price.


(2) Based on the fair market value (the closing price of the Company's Common Stock) of the Common Stock on June 30, 1998 ($25.4375) and December 31, 1998 ($27.75), respectively, less the option exercise price.


EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS


     In February 1997, the Company entered into an amended and restated employment agreement ("Restated Agreement") with Mr. Tucci. The Restated Agreement provides for an annual base salary of $750,000 and an annual performance bonus targeted at 100% of the base salary, and provide for a minimum bonus payment of $500,000 for Fiscal 1997. The Restated Agreement also provided for a special retention payment of $4,000,000 on or about March 24, 1997. The Restated Agreement provided for Mr. Tucci to be granted a restricted stock award of 230,000 shares of Common Stock and an LTI Option grant of 365,000 shares of Common Stock in 1997. The Restated Agreement forgives all amounts due to the Company under that certain Non-Negotiable Secured Promissory Note dated as of June 21, 1994 delivered by Mr. Tucci to the Company as amended, in the original principal amount of $355,071 and releases to Mr. Tucci all shares of the Company's Common Stock held as collateral for such loan. Finally, the Restated Agreement provides for the payment of a severance benefit of $4,500,000, payable in a lump sum equal to $1,500,000 and the balance over a 12-month period, payable under certain enumerated circumstances (including employment termination by the Company, an adverse change in job responsibilities, an adverse change in compensation or the resignation of the executive following a significant relocation).

     The Company entered into an employment agreement with Mr. van Vuuren in May 1993 pursuant to which the Company agreed to employ him as a Senior Vice President of the Company and General Manager of the Company's European Operations. The agreement, as amended in March 1997 and July 1998, specifies Mr. van Vuuren's position as President and Chief Operating Officer, International Operations. Under the terms of the agreement, as amended, Mr. van Vuuren's base salary for Fiscal 1997 was $325,000 plus a supplemental amount of $50,000 subject to deferral at the option of Mr. van Vuuren. Mr. van Vuuren is also eligible to participate in a yearly bonus plan targeted at 60% of his base salary based on his performance against goals specified in the bonus plan. He will also receive payments in the amount of $400,000 each, if and when the market price of the Company's Common Stock averages $34.00, $39.00 and $44.00 per share respectively over twenty consecutive trading days. The agreement provides that, if he is dismissed for any reason, other than for gross misconduct or violation of the Company's Employee Code of Conduct, Mr. van Vuuren will receive severance compensation equal to 18 months of base and supplemental salary to be paid over an 18-month period. Severance payments would be offset by compensation received from a new employer during such 18-month period. In March 1997, Mr. van Vuuren received a restricted stock grant for 25,000 shares of Common Stock and an LTI Option grant in the amount of 60,000 shares of Common Stock in 1997. In July 1998 he received a restricted stock grant for 29,000 shares of Common Stock.



     In March 1997, the Company entered into an employment agreement with Mr. Ofman pursuant to which the Company agreed to employ him as President and Chief Operating Officer, Americas of the Company, as amended in July 1998. Mr. Ofman's agreement extends through March 2000. Under the agreement, the Company agreed to pay Mr. Ofman an annual base salary of $375,000. The agreement also provided for annual performance-based bonuses to be determined by the Board of Directors targeted at 60% of annual base salary for achieving 100% of his performance goals and an over-achievement opportunity of an additional 40% of his annual base salary for exceeding such performance targets, at the discretion of the Board of Directors. He will also receive payments in the amount of $400,000 each, if and when the market price of the Company's Common Stock averages $34.00, $39.00 and $44.00 per share, respectively, over twenty consecutive trading days. Under the agreement, Mr. Ofman received a restricted stock award of 50,000 shares of Common Stock and an option grant of 300,000 shares of Common Stock in 1997. Under his employment agreement Mr. Ofman will receive severance compensation equal to a lump sum payment equal to six (6) months of his salary and target bonus plus commencing one month after termination or resignation and ending eighteen (18) months thereafter, thirty-six (36) semi-monthly payments equal to one-twenty-fourth ( 1/24) of his annual salary plus target bonus at 100% performance if Mr. Ofman's employment is involuntarily terminated other than for cause or if Mr. Ofman experiences an adverse change in job responsibilities. Severance payments would be offset by the compensation Mr. Ofman received from a new employer during such 18-month period.



     In June 1994, the Company entered into an employment agreement with Mr. Caine pursuant to which the Company agreed to employ him as Executive Vice President and Chief Financial Officer of the Company. Mr. Caine's agreement, as amended in November 1995, May 1996, March 1997 and July 1998, extends through June 30, 2001. Under the agreement, the Company agreed to pay Mr. Caine an annual base salary and bonus as authorized from time to time by Wang's Chief Executive Officer and the Organization, Compensation and Nominating Committee of the Board of Directors. Under his employment agreement Mr. Caine will receive severance compensation in an amount equal to six months salary and target bonus payable in a lump sum and eighteen (18) monthly payments equal to one-twelfth
( 1/12) of his annual salary plus target bonus at 100% performance, if Mr. Caine's employment is involuntarily terminated other than for cause or if Mr. Caine experiences an adverse change in job responsibilities. Severance payments would be offset by the compensation Mr. Caine received from a new employer during such 18-month period. In March 1997, Mr. Caine received a restricted stock award of 15,000 shares of Common Stock, an LTI Option grant of 25,000 shares of Common Stock and a special retention bonus payment from the Company in the amount of $400,000 in 1997. In July 1998 he received a restricted stock grant for 29,000 shares of Common Stock.



     In March 1993, the Company entered into an employment agreement with Mr. Casey. The agreement, as amended in April 1995, July 1996, and July 1998 extends through June 30, 2001 and provided for an annual base salary and bonus as authorized from time to time by Wang's Chief Executive Officer and the

Organization, Compensation and Nominating Committee of the Board of Directors. Under his employment agreement Mr. Casey will receive severance compensation in an amount equal to six (6) months salary and target bonus payable in a lump sum and twenty-four (24) semi-monthly payments equal to one twenty-fourth ( 1/24) of his annual salary plus target bonus at 100% performance, if Mr. Casey's employment is involuntarily terminated other than for cause or if Mr. Casey experiences an adverse change in job responsibilities. Severance payments would be offset by the compensation Mr. Casey received from a new employer during such 18-month period. In July 1998, Mr. Casey received a restricted stock grant for 14,000 shares of Common Stock.



     The Company is a party to contingent severance compensation agreements ("Severance Agreements") with nine executive officers (including Messrs. Tucci, van Vuuren, Ofman, Caine and Casey) which would become operative following a "change in control" of the Company, as defined in the Severance Agreements. The Company believes that these agreements will better ensure the retention of those officers and enable them to devote their full attention and energies to the Company's business without the distractions that might arise in the circumstances addressed in the agreements. The Severance Agreements continue in effect while the executive is employed by the Company for a period of three years, automatically renew for additional one year terms and remain in effect for 36 months after the month in which a change in control occurs. If the executive's employment is terminated following a change in control, the executive would become entitled to various benefits under the Severance Agreement, including (in lieu of a payment under any other severance plan or agreement) a lump sum severance payment equal to 2.99 times the average annual compensation received by the executive for the two previous years, unless the executive's employment was terminated (i) because of death or disability, (ii) by the Company for cause, or (iii) by the executive without "good reason," as defined in the Severance Agreements.



     The Severance Agreements for each of Messrs. Tucci, Caine and Casey provide that in the event the total payments to the executive under the agreement are subject in whole or in part to the excise tax (the "Excise Tax") imposed under
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will pay the executive an additional amount in the form of a gross-up payment such that the net amount retained by the executive after payment of the Excise Tax on the total payments and any federal, state and local income taxes on the gross-up payment equals the total payments the executive would have received absent the Excise Tax. The Severance Agreement for Mr. van Vuuren provides that the lump sum payment would be subject to reduction to the extent that any payment (whether under the Severance Agreement or otherwise) to Mr. van Vuuren was subject to the Excise Tax imposed under Section 4999 of the Code if such reduction would result in a greater after-tax payment to Mr. van Vuuren.


CERTAIN TRANSACTIONS


     Since April 1995, the Company and Microsoft Corporation ("Microsoft") have maintained a worldwide technical, service and marketing alliance pursuant to which the Company acts as an authorized provider of end-user support services for Microsoft products. On March 23, 1998, the Company and Microsoft announced an expansion of their strategic alliance. The Company will significantly extend its services capacity by training and certifying 2,500 professionals as Microsoft Certified Systems Engineers and Microsoft Certified Solution Developers. In addition, the Company will open two Centers of Excellence, one in Billerica and one in Italy. Under the terms of the agreement, Microsoft will fund the costs associated with the program. These costs are expected to approximate $25 million over the next three years. The funding will be repaid in equal installments over five years, with the first payment due in 2001. Since April 1996, Michael W. Brown, the Chief Financial Officer of Microsoft until July 1997, has been a director of the Company.



     In connection with the Company's acquisition of Olsy (see "Agreements Among Stockholders -- Olivetti Agreements"), Wang assumed obligations and liabilities associated with the going concern. These obligations included employee liabilities as well as contract commitments and other business relationships. A complete discussion of the terms and conditions of the Acquisition is more fully set forth in the Stock Purchase Agreement filed as an Appendix to the Company's Form 8-K filed on March 17, 1998.

     As part of the Reorganization Plan, the previous obligations of the Company to indemnify its former directors, officers and employees pursuant to its corporate charter, by-laws and policy of providing employee indemnification, and applicable state law and agreements in respect of claims based on acts or omissions related to such persons' service with, for or on behalf of the Company have been retained and remain unaffected by the Chapter 11 case. Consequently, the Company is obliged to indemnify each current or former director or executive officer in the various legal proceedings relating to the Company's predecessor Massachusetts corporation. On May 12, 1998, the Court issued an order (1) authorizing the final distribution of the remaining shares to holders; and (2) closing the Chapter 11 case.

AGREEMENTS AMONG STOCKHOLDERS - OLIVETTI AGREEMENTS


     On March 17, 1998, the Company completed the purchase of Olsy, the wholly-owned information technology solutions and service subsidiary of Olivetti (the "Acquisition"). In connection with the Acquisition, the Company entered into a Stock Purchase Agreement by and among Olivetti, the Company, Wang Nederland BV, Olivetti Sistemas E Servicios Limitada and Olivetti do Brasil S.A. (the "Stock Purchase Agreement"), pursuant to which the Company paid Olivetti $68.6 million in cash; issued 7,250,000 shares of unregistered Common Stock (and agreed to issue an additional 1,500,000 shares of unregistered Common Stock if approved by the stockholders of the Company (the "Additional Issuance")) with a value of $197.2 million at the time of closing; issued 5,000,000 stock appreciation rights ("SARs") which give Olivetti value for the increase in the market price of the Company's Common Stock above $30.00 per share at any time from March 2001 to March 2005 and are redeemable in cash or Common Stock at the Company's election; and agreed to pay an additional amount (an "earnout") of up to $56.0 million payable in the year 2000, subject to meeting mutually-agreed performance targets for the calendar years 1998 and 1999 (see "Proposal To Issue Additional Shares of Common Stock to Olivetti"). The purchase price for Olsy is subject to certain purchase price adjustments to be determined by the parties.


     Pursuant to the Stock Purchase Agreement, the Company entered into a Stockholders Agreement with Olivetti (the "Stockholders Agreement"). The Stockholders Agreement sets forth agreements among the parties relating to the ownership of and the voting and transferability of the Common Stock and other matters. In the Stockholders Agreement, the Company agreed to increase its Board of Directors by two (2) members and to nominate Mr. Colaninno and Mr. Erede as Class I and Class III directors, respectively (the "Olivetti Directors"), and to appoint one such Olivetti Director to each of the Company's standing Committees (including the Finance and Audit Committee and the Organization, Compensation and Nominating Committee). The Company also agreed to recommend future Olivetti nominees for one or two director positions, depending on the ownership interest of Olivetti in the Company, for as long as Olivetti holds at least 33% of the original number of shares of Common Stock held by it as a result of the Acquisition.

     In addition, the Stockholders Agreement prohibits Olivetti from directly or indirectly transferring its shares of Common Stock, except to majority-owned Olivetti affiliates that agree to be bound by the terms of the agreement, until the later of three (3) years or an Early Termination Event. "Early Termination Event" is defined to mean (i) failure of the Company to cause an Olivetti nominee to be appointed to the Board or a Committee; (ii) a breach of the Stockholders Agreement by the Company; or (iii) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company. The Stockholders Agreement also provides that Olivetti is entitled to certain demand and participation ("piggyback") registration rights with respect to the shares of Common Stock issued to Olivetti as part of the purchase price of Olsy. Pursuant to the Agreement, after the earlier of (i) an Early Termination Event or (ii) the third anniversary following the Acquisition, Olivetti or its transferee is entitled to one demand registration with respect to its shares of the Company's Common Stock, subject to certain registration priorities and postponement rights of the Company. In addition, Olivetti would be entitled to piggyback registration in connection with any registration of securities by the Company (whether or not for its own account) on a form which may be used for registration of the Common Stock held by Olivetti. Olivetti's priority rights, however, would not extend to a primary registration on behalf of the Company relating to mergers, acquisitions, exchange offers, subscription offers, stock option plans or similar benefit plans.

REPORT OF ORGANIZATION, COMPENSATION AND NOMINATING COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Organization, Compensation and Nominating Committee of the Board of Directors (the "Committee"), which was established in October 1993. The Committee is comprised entirely of non-employee directors.

     The Committee seeks to achieve two broad goals in determining executive compensation and establishing executive compensation programs. First, the Committee seeks to implement compensation programs which are designed to align the interest of the Company's executive officers with those of the Company's stockholders by providing incentives for, and rewarding, the attainment of Company financial and operational objectives. Second, the Committee seeks to compensate its executives in a manner that enables the Company to attract and retain executives whose services are critical to the success of the Company. The Committee implements its goals through a combination of base salary, variable short-term compensation, stock options, long-term incentive plans and health and welfare benefit plans.

     In establishing total compensation for executive officers, the Committee considers the compensation profiles of executives at other companies that have a business and/or financial situation similar to that of the Company, the cost to replace the executive, the particular executive's level of achievement and responsibility with the Company, the importance of the executive to the Company's success, unique characteristics of the Company and its business and the executive's historic compensation levels. Many of the executive officers (including each of the Named Executives) of the Company are parties to employment agreements that establish a minimum annual base salary and target annual bonus during the term of the agreement. The Committee believes that such employment agreements are necessary to retain and motivate those key executives whose continued services are critical to the Company's future success and are consistent with similar agreements in the industry generally. The Committee believes that the compensation levels established for the executives are appropriate, based on the factors described above.

     For the six-month period from July 1, 1997 through December 31, 1997 (the "Interim Period"), the Committee adopted a pro-rata six-month short term incentive bonus plan for executives, in lieu of the annual plan which would have applied in part to the Interim Period (the "Interim STIP"). The Interim STIP was established in anticipation of the Company changing its fiscal year end from June 30 to December 31, a change which was announced on August 5, 1998. The Committee determined that it was in the best interest of the Company for all executive compensation plans to be measured on a twelve month calendar basis beginning January 1, 1998. In designing the Interim STIP, the Committee tied individual payouts to achievement of specific financial measures. The targets included Company revenue, earnings before income taxes, depreciation and amortization, selling, general and administrative costs and percentage gross margin. In addition, in order to further align the interests of the Company's executive officers with the interests of the Company's stockholders, the Committee required that the CEO and all executives directly reporting to the CEO (including each of the Named Executives), accept their bonuses under the Interim STIP in the form of shares of the Company's Common Stock. Thus, the cash bonus to which each of such executives were entitled was exchanged for shares of Common Stock calculated by dividing the amount of the bonus by the closing price of the Common Stock on June 30, 1997 ($21.3125). The Committee considered this exchange to be critical to its goal of tying the variable short-term compensation of executive officers to the risks and opportunities inherent in the performance of the Company measured by the value of its Common Stock in the market.


     For the calendar year 1998, the Committee's philosophy was to base between twenty-five percent (25%) and fifty percent (50%) of the cash compensation paid to the executive officers on the attainment of financial and individual goals, thus aligning the objectives and rewards of Company executives with those of the stockholders of the Company. Under the Company's 1998 Management Incentive Plan, ninety percent (90%) of this incentive compensation was based on financial measures and ten percent (10%) was based on individual objectives. The financial targets varied among executives based upon their respective areas of operational responsibility. Each executive was paid a percentage of his or her target bonus based upon the degree to which established objectives were attained. The financial objectives included revenue, cashflow from operations, and EBITDA targets. The actual bonuses paid to the executive officers ranged from 60% to 105% of their target bonus. The $787,500 bonus paid to Mr. Tucci represented 105% of his target bonus.

     The Committee uses stock options as an important element of the compensation package of the executive officers, including the Named Executives, because they are designed to align the interest of the Company's executives with those of the Company's stockholders. Those options granted during Fiscal 1998 vest over four years, and therefore, mature fully only after the executive has remained with the Company for a significant period of time. The size of the stock option grants to executive officers depend upon a number of factors, including new hires of executives, the executive's contribution to the Company, the executive's current stock and stock option holdings and such other factors as the Committee deems relevant. In Fiscal 1998, three out of the five Named Executives received grants of stock options under the Company's stock option plan. Messrs. van Vuuren, Casey and Caine received an option for 40,000, 45,000 and 50,000 shares of Common Stock, respectively. These grants represented 1.8%, 2.1% and 2.3% of the total options granted to employees during the fiscal year.


     The Committee uses grants of restricted Common Stock to more closely align the interests of the executive officers with the interests of the Company and the Company's stockholders. The restricted stock granted during the Stub Period is designed to vest based on the performance of the Company's Common Stock in the market as measured over a prolonged period. The increase in the Company's Common Stock price and the condition that the executives continue with the Company are requirements for the vesting of the restricted stock. In the Stub Period, three out of five of the Named Executives received grants of restricted stock. Messrs. van Vuuren, Caine and Casey received grants in the amounts of 29,000, 29,000 and 14,000 shares, respectively.


     Under Section 162(m) of the Code, certain executive compensation in excess of $1 million paid to the five most highly-paid executives of the Company is not deductible by the Company for federal income tax purposes unless the compensation is awarded under a performance-based plan approved by the stockholders of the Company. The Committee intends to continue to structure the award of stock options to executive officers so that they comply with the performance-based requirements of Section 162(m), and may in the future decide to submit other executive compensation plans for stockholder approval.

                                            Organization, Compensation and
                                            Nominating Committee

                                            Joseph J. Kroger, Chairman
                                            Roberto Colaninno
                                            Marcia J. Hooper
                                            Axel J. Leblois

STOCK PERFORMANCE GRAPH


     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from December 16, 1993 (the date the Common Stock of the reorganized Company commenced public trading) through December 31, 1998 with the cumulative total return during this period of (i) Standard & Poor's 500 Composite Index and (ii) the High Technology Composite Index. This graph assumes the investment of $100 on December 16, 1993 in the Company's Common Stock, the Standard & Poor's 500 Composite Index and the High Technology Composite Index and assumes dividends are reinvested.


                            WANG LABORATORIES, INC.
                            Stock Performance Graph

-------------------------------------------------------------------------------------------------------------------
                                   12/16/93    6/30/94       6/30/95     6/30/96     6/30/97     6/30/98   12/31/98
-------------------------------------------------------------------------------------------------------------------
WANG LABORATORIES, INC.             100.00       75.83        108.26    124.79        140.91      168.18    183.47
-------------------------------------------------------------------------------------------------------------------
S&P 500 COMPOSITE INDEX             100.00       95.88        117.57    144.74        191.03      244.71    265.30
-------------------------------------------------------------------------------------------------------------------
HITECH COMPOSITE INDEX              100.00      100.47        158.11    185.02        286.48      383.45    506.19
-------------------------------------------------------------------------------------------------------------------

                              INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. Ernst & Young LLP has served as the independent auditors for the Company (or its predecessor Massachusetts corporation) since 1980.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

MATTERS TO BE CONSIDERED AT THE MEETING

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Stockholders should be aware that the Company's By-laws (a copy of which is available upon request to the Secretary of the Company) contain provisions requiring certain advance notice from a stockholder who wishes to bring business before the Annual Meeting.

SOLICITATION OF PROXIES

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Kissel-Blake Inc. has been engaged by the Company to solicit proxies on behalf of the Company. For these services, the Company will pay Kissel-Blake a fee of $5,000 plus reimbursement of out-of-pocket expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

STOCKHOLDER PROPOSALS


     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office not later than March 10, 2000 for inclusion in the Proxy Statement for that meeting.



     To be considered for presentation at the 2000 Annual Meeting of Stockholders, although not included in the Proxy Statement, proposals of stockholders must be received by the Company at its principal office no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

                      DOCUMENTS INCORPORATED BY REFERENCE


     The following documents filed by the Company with Securities and Exchange Commission are incorporated herein by reference: the Company's Annual Report on Form 10-K for the year ended June 30, 1998, as amended, the Company's Quarterly Report on 10-Q for the three-months ended September 30, 1998 filed on November 16, 1998, as amended, the Company's Annual Report on Form 10-K for the six-month period ended December 31, 1998 filed on March 31, the Company's Current Report on Form 8-K filed on August 5, 1998; and the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.



     Certain financial information from the Forms 10-K and management's discussions and analyses information has been included in the Annual Report to Stockholders which is being mailed to stockholders simultaneously with this Proxy Statement.



     All documents filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the mailing date of this Proxy Statement and prior to May 26, 1999, the date of the Annual Meeting, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in this Proxy Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, as modified or superseded, to constitute a part of this Proxy Statement.



     This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide without charge to each person to whom this Proxy Statement is delivered, on the written or oral request of any such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all the foregoing documents incorporated herein by reference (other than any exhibits to such documents which are not specifically incorporated herein by reference). Requests should be directed to Wang Laboratories, Inc., Attn: Legal Department, 290 Concord Road, Billerica, Massachusetts 01821, telephone no, (978) 625-5000.


                                          By Order of the Board of Directors,

                                          ALBERT A. NOTINI,
                                          Secretary


April 26, 1999


     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                            WANG LABORATORIES, INC.

                  DIRECTOR COMPENSATION AND STOCK OPTION PLAN

                            WANG LABORATORIES, INC.


                  DIRECTOR COMPENSATION AND STOCK OPTION PLAN



                                                                   PAGE
                                                                   ----
1.   Purpose.....................................................   A-1
2.   Definitions.................................................   A-1
3.   Administration..............................................   A-3
4.   Shares Available Under the Plan.............................   A-4
5.   Eligibility.................................................   A-4
6.   Grants of Restricted Stock and/or Restricted Stock Units....   A-4
7.   Grants of Options...........................................   A-6
8.   Deferral of Fees in Deferred Shares; Other Deferrals........   A-7
9.   Terms of Deferral Accounts..................................   A-8
10.  Settlement of Deferral Accounts.............................   A-9
11.  Amendment and Termination...................................   A-9
12.  General Provisions..........................................  A-10

                            WANG LABORATORIES, INC.


                  DIRECTOR COMPENSATION AND STOCK OPTION PLAN



     1. PURPOSE. The purpose of this Director Compensation and Stock Option Plan (the "Plan") is to provide Wang Laboratories, Inc. (the "Company") with an additional means to attract, retain and compensate non-employee directors and to enable such persons to increase their proprietary interest in the Company. In furtherance of this purpose, the Plan authorizes the use of 300,000 shares of stock, plus any shares which have not been and will not be issued under the 1993 Director Stock Option Plan and the 1995 Director Stock Option Plan for the grant of Restricted Stock or Restricted Stock Units, the grant of Options, and the grant of Deferred Shares in lieu of retainer fees.



     2. DEFINITIONS. In addition to the terms defined in Section 1 above, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:


          (a) "Administrator" means the administrative committee specified in
     Section 3(b) to whom the Board has delegated the authority to take action under the Plan.

          (b) "Award" means a share of Restricted Stock, Restricted Stock Unit, Option, or Deferred Share granted under the Plan.

          (c) "Beneficiary" means any person (which may include trusts and is not limited to one person) who has been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan in the event of the Participant's death. If no Beneficiary has been designated who survives the Participant's death, then Beneficiary means any person(s) entitled by will or, in the absence thereof, the laws of descent and distribution to receive such benefits.

          (d) "Board" means the Board of Directors of the Company.

          (e) "Change in Control" means the occurrence of any of the following events after the effective date of the Plan:

             (i) Any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any subsidiary owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

             (ii) During any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in subsections (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the "Disinterested Directors"), cease for any reason to constitute at least a majority thereof;

             (iii) The stockholders of the Company have approved a merger or consolidation of the Company with any other company and all other required governmental approvals of such merger or consolidation have been obtained, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) becomes the beneficial owner (as defined above) of more than 50% of the combined voting power of the Company's then outstanding securities; or

             (iv) The stockholders of the Company have approved a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, and all other required governmental approvals of such transaction have been obtained.

          (f) "Deferral Account" means the account established and maintained by the Company for Restricted Stock Units or Deferred Shares credited under Sections 6 or 8. A Deferral Account may include one or more subaccounts, including a Restricted Stock Unit Account for forfeitable Restricted Stock Units under Section 6 and a Deferred Share Account for nonforfeitable Deferred Shares. The Deferral Account and subaccounts, and Restricted Stock Units and Deferred Shares credited thereto, will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

          (g) "Deferred Share" means an Award which represents the right to receive one share of Stock upon settlement, which Award is non-forfeitable. In addition to Deferred Shares acquired under Section 8, Restricted Stock Units as to which the Participant has elected further deferral upon lapse of the risk of forfeiture will automatically become Deferred Shares upon the lapse of the risk of forfeiture.

          (h) "Disability" means a Participant's termination of service as a director of the Company due to a physical or mental incapacity of long duration which renders the Participant unable to perform the duties of a director of the Company.


          (i) "Effective Date" means May 26, 1999, the date the Plan became effective.


          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder shall include any successor provisions or rules.

          (k) "Fair Market Value" means, with respect to Stock as of a given date, unless otherwise specified by the Board, as follows: If the Stock is listed or admitted to trading on a national securities exchange or the Nasdaq National Market for at least 45 consecutive trading days prior to the date, the average of the daily market prices (i.e., the closing price, regular way, on the trading day in question, or if no sale takes place on such day the average of the closing bid and asked prices on such day) of the Stock for the 30 consecutive trading days before the given date; provided that the market prices of the Stock during such 30-day period shall be appropriately adjusted to take into account the effect of any Common Stock dividend or subdivision, combination or reclassification of the Stock that occurs during such period.

          (l) "Market Price" means, with respect to Stock at a given date, if the Stock is listed or admitted to trading on a national securities exchange or the Nasdaq National Market for at least 45 consecutive trading days prior to the date, the average of the daily market prices (i.e., the closing price, regular way, on the trading day in question, or if no sale takes place on such day the average of the closing bid and asked prices on such day) of the Stock for the 40 consecutive trading days before the given date; provided that the market prices of the Stock during such 40-day period shall be appropriately adjusted to take into account the effect of any Stock dividend or subdivision, combination or reclassification of the Stock that occurs during such period.

          (m) "Option" means the right, granted to a Participant under Section 7, to purchase a specified number of shares of Stock at the specified exercise price for a specified period of time under the Plan. All Options will be non-qualified stock options.


          (n) "Other Director Compensation" means fees payable to a director in his or her capacity as such, other than Retainer Fees, for attending meetings and other service on the Board and Board committees or otherwise.



          (o) "Participant" means any person who, while a director, has been granted an Award which remains outstanding.

          (p) "Plan Year" means, with respect to a Participant, the period commencing at the time of the Participant's election as a director at an annual meeting of stockholders (or the election of a class of directors if the Company then has a classified Board of Directors), or the director's initial appointment to the Board if not at an annual meeting of stockholders, and continuing until the close of business of the day preceding the next annual meeting of stockholders.



          (q) "Qualifying Separation" means a termination of the Participant's service as a director due to the failure of the Participant to be renominated or reelected as a director or any other discontinuance of Participant's service as a director if (in each case) the Participant has offered and remains willing to continue to serve as a director at the time the discontinuance is announced and the discontinuance is not due to the Participant's act of fraud or intentional misrepresentation, or embezzlement, misappropriation or conversion of assets or opportunities of the Company.



          (r) "Restricted Stock" means shares of Stock granted under Section 6, subject to a risk of forfeiture and restrictions on transfer for a specified period.



          (s) "Restricted Stock Unit" means an Award granted under Section 6 which represents the right to receive one share of Stock upon settlement, subject to a risk of forfeiture and restrictions on transfer for a specified period.



          (t) "Retainer Fees" means annual Board retainer fees and Committee retainer fees, if any, payable to a director in his or her capacity as such for service on the Board and Board committees. Unless otherwise indicated, Retainer Fees mean the aggregate cash value of Retainer Fees, whether such Retainer Fees are payable in cash or in property or on a current or deferred basis.



          (u) "Retirement" means a Participant's termination of service as a director of the Company at or after age 60.



          (v) "Stock" means Common Stock or any other equity securities of the Company substituted or resubstituted for Stock under Section 12(b).



3.  ADMINISTRATION.





          (a) Authority. Both the Board and the Administrator (subject to the ability of the Board to restrict the Administrator) shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator may perform any function of the Board under the Plan, except for grants of Awards under Sections 6 and 7, adoption of material amendments to the Plan under Section 11, or other functions from time to time specifically reserved by the Board to itself. Any actions of the Board or the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan, except that any action of the Administrator will not be binding on the Board. The Board and Administrator may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.



          (b) Administrator. The Administrator shall be the Organization, Compensation and Nominating Committee of the Board of Directors or such other committee as may designated by the Board. No member of the Administrator shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. No bond or other security need be required of the Administrator or any member thereof in any jurisdiction.



          (c) Limitation of Liability. Each member of the Board and the Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any legal counsel, executive compensation consultant, or other professional retained by the Company to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the Board or the Administrator, nor any person to whom ministerial duties under the Plan have been delegated, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan.


     4. SHARES AVAILABLE UNDER THE PLAN. The total number of shares of Stock reserved and available for delivery under the Plan is 300,000, plus any shares reserved for awards under the 1993 Director Stock Option Plan and 1995 Director Stock Option Plan which have not been and will not be issued under each of those plans, in each case subject to adjustment as provided in Section 12(b). Shares that may be delivered under the Plan shall be authorized but unissued shares, treasury shares or shares acquired in the market for the account of the Participant. For purposes of the Plan, if an Option expires for any reason without having been exercised in full or Restricted Stock, Restricted Stock Units, or Deferred Shares are forfeited or cancelled without delivery of shares, the shares subject to the unexercised portion of such Option or to the forfeited or cancelled Restricted Stock, Restricted Stock Units, or Deferred Shares will again be available for delivery under the Plan.



     5. ELIGIBILITY. Each non-employee director of the Company who is paid fees for service on the Board or a Board committee may participate in the Plan, subject to the terms hereof. No person other than those specified in this
Section 5 will be eligible to participate in the Plan. If Participants are permitted to participate in the Plan on an elective basis, the Administrator will notify each person of such eligibility to participate not later than 15 days (or such other period as may be determined by the Administrator) prior to any deadline for filing an election form.



     6. GRANTS OF RESTRICTED STOCK AND/OR RESTRICTED STOCK UNITS. Restricted Stock and/or Restricted Stock Units shall be granted to non-employee directors in accordance with policies established from time to time by the Board specifying the classes of directors to be granted such Awards, the number of shares of Restricted Stock or Restricted Stock Units to be granted, and the time or times at which such Awards shall be granted. The foregoing notwithstanding, in addition to Restricted Stock or Restricted Stock Units granted with a corresponding reduction in the amount of cash Retainer Fees or Other Director Compensation, the maximum number of shares of Restricted Stock and Restricted Stock Units that may be granted to a single director in a given year without such a corresponding reduction shall be 50% of the number that could have been granted with such a corresponding reduction.



          (a) Initial Policy -- Grant of Restricted Stock/Restricted Stock Units. The initial policy with respect to Awards under this Section 6, effective as of the Effective Date and continuing until modified or revoked by the Board, shall be as follows:



             (i) Annual Grant in Lieu of Cash Retainer Fees. At the date of each annual meeting of stockholders at which a director is elected or reelected as a member of the Board or at which members of another class of directors are elected or reelected (if the Company then has a classified Board), such director, if he or she is a non-employee director eligible to participate at that date, shall be granted the number of shares of Restricted Stock and/or Restricted Stock Units determined by dividing the director's Retainer Fees for that year by the Fair Market Value of a share of Stock. This grant of Restricted Stock and/or Restricted Stock Units shall be in lieu of payment of any Retainer Fees to such director for the Plan Year which commences at the date of grant.



             (ii) Form of Grant; Delayed Grant of Restricted Stock. The eligible director will be granted Restricted Stock, except if and to the extent that he or she has elected, by filing an appropriate election form with the Company prior to such annual meeting of stockholders, to be granted Restricted Stock Units rather than Restricted Stock. Unless otherwise determined by the Administrator (and subject to compliance with applicable requirements of the Delaware General Corporation Law), if shares of Restricted Stock are to be granted, the actual shares of Stock shall not be issued until five days after the effective date of the grant; the Participant's service to the Company for such five-day period shall be deemed to have a value not less than the aggregate par value of the shares so issued, and shall constitute lawful consideration for the issuance of such shares.

             (iii) Newly Elected or Appointed Directors. Any person who is first elected or appointed as a director at a date other than an annual meeting of stockholders will be compensated in cash or otherwise in accordance with the regular compensation policy for non-employee directors, and will not be granted Restricted Stock or Restricted Stock Units under the policy set forth in this Section 6(a).



          (b) Terms of Restricted Stock and Restricted Stock Units Granted Under
     Section 6.  Restricted Stock and Restricted Stock Units granted under this
     Section 6 shall be subject to the following terms and conditions:



             (i) Vesting and Forfeiture. The Board may establish terms regarding the times at which Restricted Stock and Restricted Stock Units shall become vested and non- forfeitable. Unless otherwise determined by the Board, an Award granted under this Section 6 and not previously forfeited shall become vested and non-forfeitable as to all of the shares of Restricted Stock or Restricted Stock Units at the close of business on the day preceding the annual meeting of stockholders in the third year following the year of grant of such Award; provided, however, that an Award of Restricted Stock or Restricted Stock Units not previously vested or forfeited shall vest and become non-forfeitable immediately upon (A) a Change in Control (unless otherwise determined by the Board and so specified in the Restricted Stock instrument), (B) termination of the Participant's service as a director due to death, Disability or Retirement, or (C) a Qualifying Separation of the Participant at or after the date of the annual meeting of stockholders in the year following the year of grant; and, provided further, that a pro rata portion of the Award of Restricted Stock or Restricted Stock Units not previously vested or forfeited shall vest and become non-forfeitable upon a Qualifying Separation of the Participant prior to the date of the annual meeting in the year following the year of grant determined by multiplying the number of shares of Restricted Stock or Restricted Stock Units by a fraction the numerator of which is the number of days between the date of grant and the date of the Qualifying Separation and the denominator of which is 365. Unless otherwise determined by the Board, an Award of Restricted Stock or Restricted Stock Units (or portion thereof) not vested at or before the date of termination of Participant's service as a director will cease to vest and will be forfeited upon the termination of the Participant's service.



             (ii) Dividends on Restricted Stock. Unless otherwise determined by the Board, dividends on Restricted Stock declared and paid prior to the vesting and lapse of the risk of forfeiture on such Restricted Stock shall be automatically reinvested in additional shares of Restricted Stock, which shall be subject to the same terms, including risk of forfeiture, as the Restricted Stock on which the dividend was paid.



             (iii) Dividend Equivalents on Restricted Stock Units. Dividend equivalents will be credited on Restricted Stock Units in accordance with Section 9(a). Unless otherwise determined by the Board, Restricted Stock Units credited as a result of dividend equivalents under Section 9(a) shall be subject to the same terms, including risk of forfeiture, as the Restricted Stock Units with respect to which the dividend equivalents were credited.



             (iv) Awards Nontransferable. Restricted Stock and Restricted Stock Units shall be nontransferable by the Participant at any time that the Award remains subject to a risk of forfeiture.



             (v) Certificates Evidencing Restricted Stock; Settlement. Unless otherwise determined by the Administrator, the Company will retain possession of certificates evidencing Restricted Stock. The Company may place an appropriate legend on such certificates, reflecting the restrictions imposed under the Plan. The Participant will, upon request, execute and deliver to the Company a stock power authorizing the transfer of such certificates to the Company in the event of forfeiture. Upon the lapse of the risk of forfeiture and other restrictions on the Restricted Stock, the Company will promptly deliver such shares in certificate form to a Participant (or his or her Beneficiary) or to a nominee for the account of the Participant (or his or her Beneficiary), or in such other manner as the Administrator may determine. Any share certificates so delivered shall be free of legends (other than those required under the federal and state securities laws, if any).

             (vi) Settlement of Restricted Stock Units. Restricted Stock Units will be settled promptly following the lapse of the risk of forfeiture and other restrictions, unless such settlement is deferred by the Participant. A Participant may elect to defer settlement of Restricted Stock Units in accordance with Section 9(b). Settlement of Restricted Stock Units will be made in the manner provided in Section 10(a).



     7. GRANTS OF OPTIONS. Options shall be granted to non-employee directors in accordance with policies established from time to time by the Board specifying the classes of directors to be granted such Options, the number of shares to be subject to each Option, and the time or times at which Options shall be granted. The foregoing notwithstanding, the maximum number of shares that may be subject to Options granted to a single director in a given year shall not exceed the greater of 10,000 or three times the number of shares of Restricted Stock or Restricted Stock Units that could be granted to such director under Section 6 for that year, in each case subject to adjustment in accordance with Section 12(b).



          (a) Initial Policy -- Grant of Options. The initial policy with respect to Options granted under this Section 7, effective as of the Effective Date and continuing until modified or revoked by the Board, shall be as follows:



             (i) Performance Options. At the date of each annual meeting of stockholders at which a director is automatically granted Restricted Stock or Restricted Stock Units under Section 6(a), such director shall be automatically granted an Option (designated a "Performance Option") to purchase a number of shares equal to two times the number of shares of Restricted Stock and Restricted Stock Units granted at that date to the director.



             (ii) Initial and Annual Options. At the close of business on the date a person is first elected or appointed as a director, such director, if he or she is then eligible under Section 5, shall be automatically granted an Option (designated an "Initial Option") to purchase 6,500 shares, subject to adjustment as provided in Section 12(b). At the close of business on March 31 of each year (beginning March 31, 1999), each director who is then eligible under Section 5 and who attended in the fiscal year ending the prior December 31 at least 75% of the aggregate of (A) the number of Board of Directors meetings held in such fiscal year at times during which he or she served and (B) the number of meetings held in such fiscal year by committees of the Board of Directors on which he or she served, shall be automatically granted an Option (designated an "Annual Option") to purchase 6,500 shares, subject to adjustment as provided in Section 12(b); provided, however, that no Annual Option will be granted to a director if within the six months prior thereto he or she was granted an Initial Option under the Plan.



          (b) Terms of Options Granted Under Section 7. Each Option granted under this Section 7 shall be subject to the following terms and conditions:



             (i) Exercise Price. The exercise price per share of Stock purchasable under an Option will be equal to 100% of the Fair Market Value of Stock on the date of grant of the Option.



             (ii) Option Term. Each Option shall expire at the earlier of (A) ten years after the date of grant or (B) the date as the Option may no longer be exercised and cannot, by its terms, thereafter become exercisable, or otherwise terminates under Section 7(b)(iii).



             (iii) Vesting and Exercisability. The Board may establish terms regarding the times at which Options granted under this Section 7 shall become vested and exercisable.


                (A) Unless otherwise determined by the Board, a Performance Option granted under this Section 7 and not previously forfeited shall vest and become exercisable by a Participant in full at the earlier of (A) the day prior to the annual meeting of stockholders in the seventh year after the year of grant or (B) the earliest date, following the date of grant, on which the Market Price equals or exceeds an amount (rounded to the next higher whole dollar) equal to
           1.667 times the exercise price of the option or such higher amount as determined by the Board; provided, however, that a Performance Option not previously vested or forfeited shall vest and become exercisable immediately upon a Change in Control (unless otherwise determined by the Board and so specified in the Option grant instrument); and, provided further, that a portion of the Performance Option not previously vested or forfeited shall vest and become exercisable immediately upon (A) termination of the Participant's service as a director due to death, Disability or Retirement, or (B) a Qualifying Separation of the Participant, with such portion determined by multiplying the number of shares subject to the Performance Option by a fraction the numerator of which is the number of months (rounded to the next full month) between the date of grant and the date of the termination of service and the denominator of which is 84. In the event of termination of a Participant's service as a director, any portion of a Performance Option that is vested and exercisable after such termination will remain exercisable until the earlier of ten years after the date of grant or the one year following the death of the Participant.

                (B) Unless otherwise determined by the Board, an Initial or Annual Option granted under this Section 7 and not previously forfeited shall vest and become exercisable by a Participant as to one-third of the shares subject to such Option on each of the first three anniversaries of the date of grant; provided, however, that an Initial or Annual Option not previously vested or forfeited shall vest and become exercisable immediately upon a Change in Control (unless otherwise determined by the Board and so specified in the Option grant instrument) or termination of the Participant's service as a director due to death or Disability. In the event of termination of a Participant's service as a director, any portion of an Initial or Annual Option that is vested and exercisable after such termination, including portions that become vested and exercisable after Retirement (as provided in Section 7(b)(iii)(C)), shall terminate at the earliest of one year following termination due to Disability, one year following death, immediately upon termination due to any act of fraud or intentional misrepresentation, or embezzlement, misappropriation or conversion of assets or opportunities of the Company (an "Adverse Termination"), 30 days following any termination other than due to death, Disability, Retirement, or an Adverse Termination, or the date ten years after the date of grant.

                (C) Unless otherwise determined by the Board, a Performance, Initial, or Annual Option (or portion thereof) not vested at or before the date of termination of Participant's service as a director will cease to vest and will be forfeited upon the termination of the Participant's service; provided, however, that in the event of a Participant's Retirement, the Participant's Initial and Annual Option(s) shall continue to vest and become exercisable in accordance with Section 7(b)(iii)(B), except that such Option(s) will immediately vest and become exercisable upon a Change in Control (unless otherwise determined by the Board and so specified in the Option grant instrument) or the death of the Participant.


             (iv) Payment. The exercise price of an Option shall be paid to the Company either in cash or by the surrender of Stock, or any combination thereof, or in such other form or manner as may be established by the Administrator, unless otherwise determined by the Board.



     8. DEFERRAL OF FEES IN DEFERRED SHARES; OTHER DEFERRALS. The Board may adopt compensation policies which permit a director of the Company who is eligible under Section 5 to elect, in accordance with Section 8(a), to be paid Retainer Fees and Other Director Compensation in the form of Deferred Shares under Section 8(b).



          (a) Elections. A director shall elect to participate and the terms of such participation by filing an election with the Company prior to the beginning of a Plan Year or at such other date as may be specified by the Administrator, provided that any date so specified shall ensure effective deferral of taxation and otherwise comply with applicable laws. The Administrator will provide a form of election which will permit a director to make appropriate elections with respect to all relevant matters under this Section 8. The Administrator will also adopt appropriate rules covering the effect and irrevocability of Participant elections.

          (b) Deferral of Retainer Fees and Other Director Compensation in the Form of Deferred Shares. If a Participant has elected to defer receipt of a specified amount of Retainer Fees or Other Director Compensation in the form of Deferred Shares, a number of Deferred Shares shall be credited to the Participant's Deferral Account, as of the date such Retainer Fees or Other Director Compensation otherwise would have been payable to the Participant but for such election to defer, equal to (i) such amount otherwise payable divided by (ii) the Fair Market Value of a share of Stock at that date. Deferred Shares credited under this Section 8(b) shall be subject to the terms and conditions of Deferred Shares specified in Section
     9. The right and interest of each Participant in Deferred Shares credited to the Participant's Deferral Account under this Section 8(b) at all times will be nonforfeitable.



          (c) Deferral of Certain Option Shares. Upon any exercise of an Option or an option granted under any other plan or program of the Company by a non-employee director, if the exercise price of such option is paid by surrender of shares of Stock to the Company, the director may elect to defer receipt of all or a portion of the shares deliverable upon exercise of the option in excess of the number surrendered in payment of the exercise price. In such case, the number of shares deferred shall be credited as Deferred Shares to the Participant's Deferral Account.



     9.  TERMS OF DEFERRAL ACCOUNTS.



          (a) Dividend Equivalents on Restricted Stock Units and Deferred Shares. Dividend equivalents will be credited on Restricted Stock Units, in the form of additional Restricted Stock Units, and on Deferred Shares, in the form of additional Deferred Shares, as follows:



             (i) Cash and Non-Share Dividends. If the Company declares and pays a dividend on Stock in the form of cash or property other than shares of Stock, then a number of additional Restricted Stock Units or Deferred Shares shall be credited to a Participant's Deferral Account as of the payment date for such dividend equal to (i) the number of Restricted Stock Units and Deferred Shares, respectively, credited to the Account as of the record date for such dividend, multiplied by (ii) the amount of cash plus the Fair Market Value of any property other than shares actually paid as a dividend on each share at such payment date, divided by (iii) the Fair Market Value of a share of Stock at such payment date.



             (ii) Share Dividends and Splits. If the Company declares and pays a dividend on Stock in the form of additional shares of Stock, or there occurs a forward split of Stock, then a number of additional Restricted Stock Units or Deferred Shares shall be credited to the Participant's Deferral Account as of the payment date for such dividend or forward Stock split equal to (i) the number of Restricted Stock Units and Deferred Shares, respectively, credited the Account as of the record date for such dividend or split multiplied by (ii) the number of additional Shares actually paid as a dividend or issued in such split in respect of each Share.



          (b) Elections as to Settlement. A Participant's Deferral Account will be settled, with respect to Restricted Stock Units credited thereto and not forfeited, at the later of the date the risk of forfeiture of such Restricted Stock Units lapses or such time or times as may have been validly elected by the Participant under this Section 9(b), subject to accelerated settlement under Section 10. In addition, a Participant's Deferral Account will be settled, with respect to Deferred Shares credited thereto, at such time or times as may have been validly elected by the Participant under this Section 9(b), subject to accelerated settlement under Section 10. To make an election as to the time of settlement of a Deferral Account (including to defer settlement of Restricted Stock Units), the Participant, while still a director of the Company, shall file an election with the Administrator specifying the time or times at which the Participant's Deferral Account will be settled at specified future dates (including following the Participant's termination of service as a director of the Company), and whether distribution will be in a single lump sum or in a number of annual installments not exceeding ten.



             (i) Election Forms. Elections under the Plan shall be made in writing on such form or forms as may be specified from time to time by the Administrator.

             (ii) Modifying Elections. A Participant may modify a prior election as to the time at which a Participant's Deferral Account will be settled at any time prior to the earlier of one year prior to the date of settlement or the date the Participant ceases to serve as a director of the Company, subject to such requirements as may be specified by the Administrator. Such modification shall be made by filing a new election with the Administrator. The foregoing notwithstanding, the Administrator may disapprove or limit elections under this Section 9(b) in order to ensure that the Participant will not be deemed to have constructively received compensation in respect of the Participant's Deferral Account prior to settlement.



          (c) Statements. The Administrator will furnish statements to each Participant reflecting the amounts credited to a Participant's Deferral Account, transactions therein, and other related information from time to time, in the Administrator's discretion.



          (d) Fractional Shares. The amount of Restricted Stock Units and Deferred Shares credited to a Deferral Account shall include fractional shares calculated to at least three decimal places.



     10. SETTLEMENT OF DEFERRAL ACCOUNTS. The Company will settle a Participant's Deferral Account by making one or more distributions to the Participant (or his or her Beneficiary, following Participant's death) at the time or times, in a lump sum or installments, as specified in accordance with
Section 9(b); provided, however, that a Deferral Account will be settled on an accelerated basis in accordance with Sections 10(b), (c), and (d).



          (a) Form of Distribution. Distributions in respect of a Participant's Deferral Account shall be made only in shares of Stock, together with cash in lieu of any fractional share remaining at a time that less than one whole Deferred Share is credited to such Deferral Account. Shares may be delivered in certificate form to a Participant (or his or her Beneficiary) or to a nominee for the account of the Participant (or his or her Beneficiary), or in such other manner as the Administrator may determine.



          (b) Death. If a Participant ceases to serve as a director due to death or dies prior to distribution of all amounts from his or her Deferral Account, the Company shall make a single lump-sum distribution in settlement of unforfeited Restricted Stock Units and Deferred Shares to the Participant's Beneficiary. Any such distribution shall be made as soon as practicable following notification to the Company of the Participant's death.



          (c) Financial Emergency and Other Payments. Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Board determines that the Participant has a financial emergency of such a substantial nature and beyond the Participant's control that settlement of Deferred Shares under the Plan is warranted, the Board may direct the delivery of shares to the Participant in settlement of all or a portion of the Deferred Share balance in the Participant's Deferral Account and the time and manner of such payment.



          (d) Change in Control. In the event of a Change in Control, distributions in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made promptly but in no event more than 15 business days following such Change in Control.



     11. AMENDMENT AND TERMINATION. The Board may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of Participants, stockholders, or any other person; provided, however, that, without the consent of a Participant, no such action shall materially and adversely affect the rights of such Participant with respect to any rights to payment of amounts credited to such Participant's Deferral Account; and provided further, that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval.

     12.  GENERAL PROVISIONS.



          (a) Limits on Transferability. Awards and all other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution, or to a Beneficiary in the event of a Participant's death, and will not otherwise be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void. The foregoing notwithstanding, the Administrator may permit a Participant to transfer Options, Deferred Shares, and related rights to one or more trusts, partnerships, or family members during the lifetime of the Participant solely for estate planning purposes, but only if and to the extent then consistent with the registration of any offer and sale of shares related thereto on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan. The Company may rely upon the Beneficiary designation last filed in accordance with this Section 12(a).



          (b) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of a Participant's rights under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for delivery under the Plan and to be subject to Awards thereafter granted or credited,
     (ii) the number of shares subject to Awards automatically granted under any existing Board policy under Section 6 or 7 of the Plan, (iii) the number and kind of shares of Stock deliverable upon exercise of outstanding Options, and the exercise price per share thereof (provided that no fractional shares will be delivered upon exercise of any Option), (iv) the number and kind of shares of Stock to be delivered upon settlement of outstanding Restricted Stock Units and Deferred Shares (taking into account any Restricted Stock Units and Deferred Shares credited as dividend equivalents under Section 9(a)), and (v) the number and kind of shares outstanding as Restricted Stock.



          (c) Receipt and Release. Payments to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation deferred and relating to the Deferral Account to which the payments relate against the Company, the Board, or the Administrator, and the Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect. In the case of any payment under the Plan of less than all amounts then credited to a Deferral Account in the form of Deferred Shares, the amounts paid shall be deemed to relate to the Deferred Shares credited to the Account at the earliest time.



          (d) Unfunded Status of Plan; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Board may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Board otherwise determines with the consent of each affected Participant.



          (e) Compliance. The Company shall have no obligation to deliver shares under the Plan until all legal and contractual obligations of the Company relating to establishment of the Plan and such delivery shall have been complied with in full. In addition, the Company shall impose such restrictions on Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of any stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company's Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.


          (f) Other Participant Rights. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the grant of an Option or crediting of Restricted Stock Units or Deferred Shares to a Deferral Account, or the creation of any Trust and deposit of Stock therein, except at such time as such Option may have been duly exercised or Stock may be actually delivered in settlement of a Deferral Account, except that a Participant granted Restricted Stock shall have rights of a stockholder except to the extent that those rights are limited by the terms of the Plan and the agreement relating to the Restricted Stock. No provision of the Plan, document relating to the Plan, or transaction hereunder shall confer upon any Participant any right to continue to serve as a director of the Company or in any other capacity with the Company or a subsidiary or to be nominated for reelection as a director, or interfere in any way with the right of the Company to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 12(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.



          (g) Continued Service as an Employee. If a Participant ceases to serve as a director and, immediately thereafter, is employed by the Company or any subsidiary, then such Participant will not be deemed to have ceased to serve as a director at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a director or chair or a member of a Board committee; PROVIDED, HOWEVER, that, for purposes of Section 5, such former director will not be deemed to be a non-employee director eligible for further grants of Awards.



          (h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.



          (i) Limitation. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of Awards, and neither the Company, the Board nor the Administrator shall be liable or responsible therefor.



          (j) Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.



          (k) Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.



          (l) Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitation on the power of the Board to adopt such other compensatory arrangements for directors as it may deem desirable.



          (m) Stockholder Approval. The Plan is conditioned upon stockholder approval of the plan at the Company's 1998 Annual Meeting of Stockholders, by a vote sufficient to meet the requirements of the Nasdaq National Market and any other laws, regulations, and obligations of the Company applicable to the Plan. The Plan shall be null and void if the Plan is not so approved by the Company's stockholders. Other provisions of the Plan notwithstanding, no shares will be issued in respect of any Award until such time as the Company's stockholders have approved the Plan.


                                           As adopted by the Board of Directors
                                           of the

                                               Company on March 24, 1999

                                                                      APPENDIX B


                              AMENDED AND RESTATED


                          CERTIFICATE OF INCORPORATION


                                       OF

                            WANG LABORATORIES, INC.

     Wang Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. The Corporation filed its original Certificate of Incorporation with the Secretary of the State of Delaware on December 16, 1993 under the name of Wang Laboratories Delaware, Inc.

     2. At a duly called meeting of the Board of Directors of the Corporation at which a quorum was present at all times, a resolution was duly adopted, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, setting forth an Amended and Restated Certificate of Incorporation of the Corporation, declaring said Amended and Restated Certificate of Incorporation advisable and directing that said Amended and Restated Certificate of Incorporation be considered at the next annual meeting of the stockholders. The stockholders of the Corporation duly approved said proposed Amended and Restated Certificate of Incorporation at such annual meeting of stockholders in accordance with Sections 222, 242 and 245 of the General Corporation Law of the State of Delaware. The resolution setting forth the Amended and Restated Certificate of Incorporation is as follows:


     RESOLVED: That the Certificate of Incorporation of the Corporation, as amended, be and hereby is further amended and restated in its entirety so that the same shall read as follows:



          FIRST: The name of the Corporation is Wang Global Corporation (hereinafter the "Corporation").



          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.



          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").



          FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 205,000,000 shares consisting of 200,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").


          Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") in a resolution or resolutions adopted prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

          Notwithstanding the foregoing, the Corporation shall not issue any non-voting equity securities.

          The designation of the Corporation's 4 1/2% Series A Cumulative Convertible Preferred Stock is attached as Appendix A hereto. The designation of the Corporation's 6 1/2% Series B Cumulative Convertible Preferred Stock is attached as Appendix B hereto. The designation of the Corporation's Series C Junior Participating Preferred Stock is attached as Appendix C hereto.


          FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than one nor more than 12 directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1994 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1995 meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 1996 annual meeting of Stockholders. At each annual meeting of stockholders beginning in 1994, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.


          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.


          SIXTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL.



          SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:


             (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

             (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

             (3) Election of directors need not be by written ballot unless the By-Laws so provide.

             (4) Except to the extent that the GCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. The provisions of this Article SEVENTH shall not adversely affect the rights and protection afforded to a director of the Corporation by Wang Laboratories, Inc., a Massachusetts corporation and the predecessor to this Corporation.

             (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation and any By-laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders or the directors shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.


          EIGHTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The provisions of this Article EIGHTH shall not adversely affect the rights and protection afforded to a director of the Corporation by Wang Laboratories, Inc., a Massachusetts corporation and the predecessor to this Corporation.


          The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.

          The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director of officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.


          NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.



          TENTH: Notwithstanding any other provision contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power
     of the      shares of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with the purpose and intent of, Articles FIFTH, SEVENTH (subsections (4) and (5)), EIGHTH and TENTH of this Certificate of Incorporation.



          ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Amended and Restated Certificate of Incorporation to be signed by its Senior Vice President, Law and Human Resources, General Counsel
and Secretary this                day of             , 1999.


                                            WANG LABORATORIES, INC.



                                            By:
                                                --------------------------------
                                                Albert A. Notini
                                                Senior Vice President, Law and
                                                Human Resources, General Counsel
                                                and Secretary

                                                                      APPENDIX A


     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, $.01 par value (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

     4 1/2% Series A Cumulative Convertible Preferred Stock:


     SECTION 1.  DESIGNATION AND AMOUNT.


     The shares of such series shall be designated as "4 1/2% Series A Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 90,000.


     SECTION 2.  DIVIDENDS.


     Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends (including without limitation the 11% Exchangeable Preferred Stock), the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, out of funds legally available therefor, cash dividends of $45.00 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), when, as and if declared by the Board of Directors of the Corporation. Such dividends shall accrue (without interest) and shall be cumulative from the date of issuance of each share of Series A Preferred Stock, whether or not declared. Accrued but unpaid dividends shall bear interest at the rate of 4.5% per annum, compounded quarterly. Subject to the immediately following sentence, such dividends shall be payable in arrears on March 31, June 30, September 30 and December 31 in each year, commencing June 30, 1995 (except that if such date is a Saturday, Sunday or legal holiday, then each dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) (each such date being referred to herein as a "Quarterly Dividend Payment Date") to holders of record as they appear on the stock transfer books of the Corporation on such record dates, not more than 60 nor less than 10 days preceding the Quarterly Dividend Payment Date, as are fixed by the Board of Directors. Notwithstanding the foregoing, no dividends shall be paid or payable prior to the first Quarterly Dividend Payment Date (the "Initial Payment Date") following the latter of (i) the date on which no shares of the 11% Exchangeable Preferred Stock are outstanding or (ii) the date on which such dividends may be paid pursuant to the (A) terms of the 11% Exchangeable Preferred Stock (if any of such shares remain outstanding) and (B) the terms of that certain Credit Agreement between the Corporation, BT Commercial Corporation as Agent and Bankers Trust Company as Issuing Bank dated as of January 30, 1995 or any successor agreement. Subject to the immediately preceding sentence, dividends on account of arrears for any past dividend period may be declared and paid at any time, without reference to any Quarterly Dividend Payment Date. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are obligated or authorized to close in New York, New York or in Boston, Massachusetts.

     Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     SECTION 3.  VOTING RIGHTS


     The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one (1) vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare of pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a faction, the numerator of which is the number of share of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

          (b) Except as otherwise provided herein, in the Certificate of Incorporation of by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (c) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to or greater than six quarterly dividends thereon, the holders of the Series A Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of Directors of this Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the Board of Directors or alternatively, the holders of Series A Preferred Stock may effect the election of two such directors by unanimous written consent without a meeting. Any special meeting hereunder shall in any event be held within 45 days of the occurrence of such arrearage.

             (ii) During any period when the holders of Series A Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then and during such time as such right continues (A) the then authorized number for Directors shall be increased by two, and the holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect the additional Directors so provided for, and (B) each such additional Director shall not be member of any existing class of the Board of Directors, but shall serve until the next annual meeting of stockholders of the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(c).

             (iii) A Director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series A Preferred Stock entitled to vote in an election of such Director.

             (iv) If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of Series A Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall call a special meeting of the holders of Series A Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting or alternatively, the holders of Series A Preferred Stock may effect the election of any director hereunder by unanimously written consent without a meeting. Any meeting hereunder shall in any event by held within 45 days of the occurrence of such vacancy.

             (v) At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series A Preferred Stock outstanding are paid, the term of office of any Director elected pursuant to this Section 3 (c), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series A Preferred Stock to vote as provided in this Section 3 (c) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series A Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

             (vi) Notwithstanding any other provision of this Section 3 (a), dividends not paid prior to the Initial Payment Date shall not be considered to be in arrears until 90 days after the Initial Payment Date.

          (d) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock, and the authorization of any shares of capital stock on a parity with Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series A Preferred Stock. The number of authorized shares of Series A Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the directors of the Corporation pursuant to Section 151 of the General Corporation Law of Delaware or by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series A Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242 (b) (2) of the General Corporation Law of Delaware.

          (e) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.


     SECTION 4.  OPTIONAL CONVERSION.


     The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time following at least 61 days' prior written notice from the holder of record thereof to the Corporation ("Written Notice"), and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000 by the Conversion Price (as hereinafter defined) in effect at the time of conversion. The "Conversion Price" shall initially be $23.00. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

          In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 8 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the fifth full preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

          (b) No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

          (c) (i) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), following the delivery of the Written Notice. Such Written Notice shall state the number of shares elected to be converted and such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The later of (i) date of receipt of such certificates or (ii) 61 days after receipt of the Written Notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) (or if later, a date specified in the Written Notice) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

             (ii) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purposed of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

             (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

             (iv) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall not be deemed to be outstanding after the Conversion Date and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

             (v) The holders of the Series A Preferred Stock shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4.

          (d) If the Corporation shall at any time or from time to time after the date on which a share of Series A Preferred Stock was first issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or form time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustments under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (e) In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series A Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series A Preferred Stock then in effect by a fraction:

                (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series A Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series A Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal of the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

          (f) In the event the Corporation at any time or from time to time after the Original Issue Date for the Series A Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

          (g) If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (h) Subject to Section 5 hereof, in case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

          (i) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to by observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

          (j) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments,
     (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

          (k) In the event:

             (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

             (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

             (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

             (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

             (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

             (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

          (1) In the event that the Corporation shall have accrued, but unpaid, dividends on the Series A Preferred Stock outstanding immediately prior to, and in the event of, a conversion of any shares of Series A Preferred Stock as provided in this Section 4 or Section 5 below, the Corporation shall cause such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 4 or Section 5 below, as the case may be, hereof, except that the Conversion Price (as that term is defined in Section 4 (a) ) for such purpose shall be the then Value of the Common Stock as calculated pursuant to Section 8 (e) below.

     SECTION 5.  MANDATORY CONVERSION.

     (a) Immediately prior to the consummation of any Sale of the Corporation (as hereinafter defined), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate. "Sale of the Corporation" means (i) any consolidation or merger of the Corporation with or into any other corporation, other entity or person in which the holders of the Corporation's outstanding Common Stock immediately prior to the effective date of such transaction do not hold at least fifty percent (50%) of the outstanding voting securities of the surviving entity of (ii) a sale of all or substantially all of the assets of the Corporation to any corporation, other entity or person, in each case where the value per share of the Corporation's Common Stock equals or exceeds the then applicable Conversion Price, as determined in good faith by the Board of Directors by dividing (x) the value of the Corporation immediately prior to the closing or effective date of such transaction (taking into account the consideration paid in connection with such transaction by (y) the total number of shares of Common Stock then outstanding, including shares of Common Stock then issuable upon the conversion of the Series A Preferred Stock and exercise or conversion of any outstanding options, warrants or convertible securities that will be exercised or converted in connection with the transaction. The date that any Sale of the Corporation is consummated is hereby referred to as the "Mandatory Conversion Date."

     (b) All holders of record of shares of Series A Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock (or other securities or property into which the Common Stock has been converted) to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted (or other securities or property into which the Common Stock has been converted). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate of certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions here of (or other securities or property into which the Common Stock has been converted) and cash as provided in Section 4 (b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

     (c) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series A Preferred Stock accordingly.


     SECTION 6.  REACQUIRED SHARES.


     Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized by unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.


     SECTION 7.  LIQUIDATION, DISSOLUTION OR WINDING UP.


     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (including without limitation the 11% Exchangeable Preferred Stock") (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to the $1,000 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends accrued or declared by unpaid thereon.

     (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

     (c) A consolidation or merger of the Corporation with or into another corporation or entity, or a sale of all or substantially all of the assets of the Corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 7.


     SECTION 8.  MANDATORY REDEMPTION.


     (a) The Corporation will on October 1, 2003 redeem all shares of Series A Preferred Stock, or within 180 days of any written request of the holders thereof received by the Corporation at any time on or after the later of (i) the seventh anniversary of the Original Issue Date or (ii) the date on which no shares of 11% Exchangeable Preferred Stock are outstanding (each such date being referred to hereinafter as a "Mandatory

Redemption Date"), redeem all shares of Series A Preferred Stock held by any such requesting holder, in each case at a price equal to $1,000 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares, together with accrued and unpaid dividends thereon (the "Mandatory Redemption Price"). At its election, the Corporation may pay all or any portion of the Mandatory Redemption Price in cash or in Common Stock of the Corporation valued at its Market Value (as defined below).

     (b) If the funds of the Corporation legally available for redemption of Series A Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Series A Preferred Stock required under this
Section 8 to be redeemed on such date, and the Corporation has not otherwise elected to pay some or all of the Mandatory Redemption Price in shares of its Common Stock, those funds which are legally available will be used to pay the Mandatory Redemption Price on the maximum possible number of such shares of Series A Preferred Stock ratably on the basis of the number of shares of Series A Preferred Stock then outstanding prior to such redemption and the Mandatory Redemption Price for the balance of such shares shall be paid with shares of the Corporation's Common Stock.

     (c) The Corporation shall provide notice of any redemption of Series A Preferred Stock pursuant to this Section 8 specifying the time and place of redemption and the Mandatory Redemption Price, by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any such notice of redemption, the Corporation will become obligated to redeem at the time of redemption specified therein all Series A Preferred Stock specified therein (other than such shares of Series A Preferred Stock as are duly converted pursuant to Section 4 prior to the close of business on the fifth full day preceding the Mandatory Redemption
Date).

     (d) No share of Series A Preferred Stock shall be entitled to any dividends declared after its Mandatory Redemption Date, and on such Mandatory Redemption Date all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Mandatory Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Mandatory Redemption Date be deemed to be outstanding.

     (e) "Market Value" per share of Common Stock on any date means the average of the daily closing prices per share of Common Stock for the 30 consecutive Trading Days immediately prior to such date. The closing price for each day shall be the last sale price, regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automatic Quotations System or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If the Common Stock is not publicly held or so listed or publicly traded, "Market Value" shall mean the fair market value per share as determined in good faith by the Board of Directors of the Corporation.

     (f) "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York and Boston, Massachusetts are authorized or obligated by law or executive order to close.

                                                                      APPENDIX B


     RESOLVED, that, pursuant to the authority expressly vested in the Board of Directors of this Corporation (the "Board of Directors") in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and it hereby is, created and classified, and that the designation and number of shares thereof, the voting powers, preferences and relative participating, optional or other special rights thereof, and the qualifications, limitations or restrictions thereof are as follows:


SECTION 1.  DESIGNATION AND NUMBER OF SHARES.


     The designation of such series of Preferred Stock shall be 6 1/2% Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be 143,750.


SECTION 2.  DEFINITIONS.


     For purposes of the Series B Preferred Stock, the following terms shall have the meanings indicated:

     "Business Day" shall mean any day other than a Saturday, Sunday or a day which banking institutions are obligated or authorized to be closed in New York, New York or in Boston, Massachusetts.

     "Common Stock" shall mean the common stock of the Corporation, par value $0.01 per share.

     "Constituent Person" shall have the meaning set forth in paragraph (E) of
Section 7 hereof.

     "Conversion Price" shall mean the conversion price per share of Common Stock for which the Series B Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 7. The initial conversion price will be $26.5625.

     "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market System of the National Association of Securities Dealers, or, if such security is not quoted on such Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors.

     "Dividend Payment Date" shall mean May 1, August 1, November 1, and February 1 in each year, commencing on May 1, 1996; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

     "Dividend Periods" shall mean quarterly dividend periods commencing on May 1, August 1, November 1 and February 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, (other than the initial Dividend Period, which shall commence on the earliest date of original issue of any shares of Series B Preferred Stock and end on and include April 30, 1996.)

     "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during the ten (10) consecutive Trading Days immediately prior to the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determined that day's Current Market Price.

     "Junior Dividend Stock" shall mean the Common Stock and any other class or series of stock of the Corporation over which the Series B Preferred Stock has preference or priority as to the payment of dividends.

     "Junior Liquidating Stock" shall mean the Common Stock or any other class or series of stock of the Corporation over which the Series B Preferred Stock has preference or priority as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     "Liquidation Preference" shall have the meaning set forth in paragraph (A) of Section 4 hereof.

     "non-electing share" shall have the meaning set forth in paragraph (E) of
Section 7 hereof.

     "Parity Dividend Stock" shall mean any class or series of stock of the Corporation ranking on a parity as to the payment of dividends with the Series B Preferred Stock.

     "Parity Liquidating Stock" shall mean any class or series of stock of the Corporation ranking on a parity as to the distribution of assets upon any liquidation, dissolution or winding up of the Corporation with the Series B Preferred Stock.

     "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Redemption Date" shall have the meaning set forth in paragraph (C) of
Section 5 hereof.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of February 27, 1996 between the Corporation and Lehman Brothers Inc., BT Securities Corporation and Salomon Brothers, Inc.

     "Securities" shall have the meaning set forth in paragraph (D)(iii) of
Section 7 hereof.

     "Senior Dividend Stock" shall mean any class or series of stock of the Corporation of the Corporation (including without limitation the Corporation's 4 1/2% Series A Cumulative Convertible Preferred Stock) which has preference or priority over the Series B Preferred Stock as to the payment of dividends.

     "Senior Liquidating Stock" shall mean any class or series of stock (including without limitation the Corporation's 4 1/2% Series A Cumulative Convertible Preferred Stock) which has preference or priority over the Series B Preferred Stock as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     "Series B Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Dividend Stock or any class or series of Parity Dividend Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     "Stated Value" shall have the meaning set forth in paragraph (A) of Section 4 hereof.

     "Trading Day" shall mean any day on which the securities in question are traded on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market System of the National Association of Securities Dealers, or if such securities are not quoted on such Nasdaq National Market, in the applicable securities market in which the securities are traded.

     "Transaction" shall have the meaning set forth in paragraph (E) of Section 7 hereof.

     "Transfer Agent" means American Stock Transfer & Trust Company or such other agent or agents of the Corporation as may be designated by the Board of Directors as the transfer agent for the Series B Preferred Stock.


SECTION 3.  DIVIDENDS.


     (1) Subject to the rights of the holders of Senior Dividend Stock, the holders of shares of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $65 per share of Series B Preferred Stock. Dividends on shares of Series B Preferred Stock shall be cumulative from the date of issuance of such shares, whether or not in any Dividend Period or Periods there shall be assets of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on May 1, 1996. Each such dividend shall be payable in arrears to the holders of record of shares of the Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, which shall not be more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (2) The amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

     (3) So long as any shares of the Series B Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Dividend Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Dividends Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Dividend Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon any other Parity Dividend Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such Parity Dividend Stock.

     (4) So long as any shares of the Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase share of, Junior Dividend Stock) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Dividend Stock, nor shall any Junior Dividend Stock or any Parity Dividend Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Dividend Stock), unless in each case the full cumulative dividends on all outstanding shares of the Series B Preferred Stock and any Parity Dividend Stock shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Dividend Stock, provided, however, that, notwithstanding the foregoing, the Corporation may redeem, purchase or otherwise acquire Common Stock (i) in amounts sufficient to allow employees to obtain cash to meet tax obligations arising upon exercise of stock options to purchase Common Stock or upon the termination of restrictions on restricted Common Stock and (ii) as the payment of the exercise price under stock options to purchase Common Stock.


SECTION 4.  PAYMENTS UPON LIQUIDATION.


     (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the rights of the holders of any Senior Liquidating Stock and before any payment of distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any Junior Liquidating Stock, the holders of the shares of Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, One Thousand Dollars ($1,000) per share of Series B Preferred Stock (the "Stated Value") plus an amount equal to all dividends (whether or not declared) accrued and unpaid thereon to the date of final distribution to such holders (the "Liquidation Preference"); but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the Liquidation Preference and the liquidation preference on all Parity Liquidating Stock, then such assets, or the proceeds thereof, shall be distributed ratably among the holders of shares of Series B Preferred Stock and any such Parity Liquidating Stock in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such Parity Liquidating Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with or into or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     (2) Subject to the rights of the holders of shares of any Senior Dividend Stock, Senior Liquidating Stock, Parity Dividend Stock or Parity Liquidating Stock, after payment shall have been made to the holders of the Series B Preferred Stock, as and to the fullest extent provided in this Section 4, any other series or class or classes of Junior Liquidating Stock shall, subject to the respective terms and provisions (if any) applying thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

     No interest shall accrue on any payment upon liquidation after the due date thereof.


SECTION 5.  REDEMPTION AT THE OPTION OF THE CORPORATION.


     (1) The shares of Series B Preferred Stock will be redeemable at the option of the Corporation by resolution of its Board of Directors, in whole, or, from time to time, in part, at any time on or after March 1, 1999, at the following redemption prices per share, if redeemed during the twelve-month period beginning March 1 of the year indicated below, plus, in each case, all dividends accrued and unpaid on the shares of Series B Preferred Stock up to the date fixed for the redemption, upon giving notice as provided herein below:

YEAR                                                            PRICE
----                                                            -----
1999........................................................  $1,030.00
2000........................................................  $1,020.00
2001........................................................  $1,010.00
2002 and thereafter.........................................  $1,000.00

     (2) If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

     (3) At least 15 days, but not more than 30 days, prior to the date fixed for the redemption of shares of Series B Preferred Stock, a written notice shall be mailed in a postage prepaid envelope to each holder of record of the shares of Series B Preferred Stock to be redeemed, addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (the "Redemption Date"), and calling upon such holder to surrender to the Corporation, on the Redemption Date at the place designated in such notice, his certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation (together with transfer instruments sufficient to transfer such shares to the Corporation free of any adverse interest) at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series B Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock.

     From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the shares of Series B Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. No interest shall accrue on the redemption price of any shares of Series B Preferred Stock after the date of redemption of such shares. At its election, the Corporation, prior to the Redemption Date, may deposit the redemption price (including all accrued and unpaid dividends up to the Redemption Date) of shares of Series B Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such shares, in which case the aforesaid notice to holders of shares of Series B Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Redemption Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Redemption Date). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such shares of Series B Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

     If a notice of redemption has been given pursuant to this Section 5 and any holder of shares of Series B Preferred Stock shall, prior to the close of business on the day preceding the Redemption Date, give written notice to the Corporation pursuant to Section 7 below of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 7 below), then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in Section 7 below, and any moneys set aside by the Corporation for the redemption of such shares of converted Series B Preferred Stock shall revert to the general funds of the Corporation.


SECTION 6.  SHARES TO BE RETIRED.


     All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares) shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

SECTION 7.  CONVERSION.


     Holders of shares of Series B Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

     (1) Subject to and upon compliance with the provisions of this Section 7, a holder of shares of Series B Preferred Stock shall have the right, at his or her option, at any time after 90 days following the latest date of original issue of any shares of Series B Preferred Stock, to convert such shares into the number of fully paid and nonassessable shares of Common Stock obtained by dividing the aggregate Stated Value of such shares by the Conversion Price (as in effect on the date provided for in the last paragraph of paragraph (B) of this Section 7) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (B) of this Section 7; provided, however, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the date preceding the Redemption Date, unless the Corporation shall default in making payment of the cash payable upon such redemption under Section 5 hereof. Certificates will be issued for the remaining shares of Series B Preferred Stock in any case in which fewer than all of the shares of Series B Preferred Stock represented by a certificate are converted.

     (2) In order to exercise the conversion right, the holder of shares of Series B Preferred Stock to be converted shall surrender the certificate or certificates representing such shares, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent in the Borough of Manhattan, City of New York, accompanied by written notice to the Corporation that the holder thereof elects to convert Series B Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

     Any share of Series B Preferred Stock surrendered for conversion during the period from the close of business on a dividend payment record date for any Dividend Payment Date through the close of business on the day next preceding such Dividend Payment Date shall (unless such share of Series B Preferred Stock being converted shall have been called for redemption on a Redemption Date in such period) be accompanied by payment of an amount equal to the dividend payable on such share on such Dividend Payment Date. An amount equal to such payment shall be paid by the Corporation on such Dividend Payment Date to the record holder of such share of Series B Preferred Stock at the close of business on such dividend payment record date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     As promptly as practicable after the surrender of certificates for shares of Series B Preferred stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (C) of this Section 7.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

     (3) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. Instead of any fractional interest in a share of Common stock that would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the date of conversion or if such date of conversion is not a Trading Day then on the Trading Day immediately preceding such date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

     (4) The Conversion Price shall be adjusted from time to time as follows:

          (1) If the Corporation shall after the earliest date of original issue of any shares of Series B Preferred Stock (A) pay a dividend or make a distribution on its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (H) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

          (2) If the Corporation shall issue after the earliest date of original issue of any shares of Series B Preferred Stock rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day next following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of
     (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (H) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (3) If the Corporation, after the earliest date of original issue of any shares of Series B Preferred Stock, shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock), assets (excluding cash dividends or distributions paid from profits or surplus of the Corporation, other than Extraordinary Cash Distributions (as defined herein)), evidence of its indebtedness or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) (above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of such capital stock, assets, evidence of its indebtedness or rights or warrants so distributed per share of Common Stock, and the denominator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (H) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of Series B Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (iii); provided that on the date, if any, on which a Person converting a share of Series B Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this clause (iii) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date") within the meaning of the two preceding sentences). "Extraordinary Cash Distribution" means the portion of any cash dividend or cash distribution on the Common Stock that, when added to all other cash dividends and cash distributions on the Common Stock made during the immediately preceding 12-month period (other than cash dividends and cash distributions for which a prior adjustment to the Conversion Price was previously made), exceeds, on a per share of Common Stock basis, ten percent (10%) of the average daily Current Market Price of the Common Stock over such 12-month period.

          (4) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends on securities of the Corporation or any employee stock purchase plan (including without limitation the Corporation's 1995 Employees' Stock Purchase Plan) approved by the stockholders of the Corporation. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/10 of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (D) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (D), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

          (5) To the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Series B Preferred Stock a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect. Any such reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for this Section 7(D).

     (5) If the Corporation, after the earliest date of original issue of any shares of Series B Preferred Stock, shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization or reclassification of the Common Stock and excluding any transaction as to which subparagraph (D)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series B Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities or other property (including cash or any combination thereof) receivable upon such Transaction (provided that if the kind or amount of stock, securities or other property (including cash or any combination thereof) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (E) the kind and amount of stock, securities or other property (including cash or any combination thereof) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by the plurality of the non-electing shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (E) and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Stock that will contain provisions enabling the holders of the Series B Preferred Stock that remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (E) shall similarly apply to successive Transactions.

     (6) If:

          (1) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of profits or surplus other than Extraordinary Cash Distributions); or

          (2) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants which, pursuant to the terms of this Section 7, would require an adjustment in the Conversion Price; or

          (3) there shall be any reclassification of the Common Stock (other than an event to which subparagraph (D)(i) of this Section 7 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (4) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Series B Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winging up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

     (7) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be prima facie evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price of the holder of each share of Series B Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

     (8) In any case in which paragraph (D) of this Section 7 provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (C) of this Section 7.

     (9) For purposes of this Section 7, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

     (10) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (11) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series B Preferred Stock, the Conversion Price for the Series B Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

     (12) The Corporation covenants that its will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this paragraph (L), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The Corporation covenants that any shares of Common Stock issued upon conversion of the Series B Preferred Stock shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the shares of Common Stock deliverable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

     The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series B Preferred Stock, prior to such delivery, upon each national securities exchange or market, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

     Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock (and subject to the provisions of the Registration Rights Agreement), the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

     (13) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting any issue or delivery has paid to the Corporation that amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.


SECTION 8.  RANKING.


     Any class or series of stock of the Corporation shall be deemed to rank:

     (1) prior to the Series B Preferred Stock, as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock;

     (2) on a parity with the Series B Preferred Stock, as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, as the case may be, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock if the holders of such class of stock or series and the Series B Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; and

     (3) junior to the Series B Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, as the case may be, if such stock or series shall be Common Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series.


SECTION 9.  VOTING.


     (1) Each share of Series B Preferred Stock shall entitle the holder. thereof to one (1) vote on all matters submitted to a vote of the Stockholders of the Corporation. Except as otherwise required by applicable law or as set forth in the Certificate of Incorporation or herein, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other class or series of stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (2) Unless the affirmative vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the Outstanding shares of Series B Preferred Stock and all other affected Parity Dividend Stock or Parity Liquidating Stock upon which like voting rights have been conferred and are exercisable, given in person or proxy, either in writing or by a vote at a meeting called for the purpose, at which the holders of shares of Series B Preferred Stock and such Parity Dividend Stock and Parity Liquidating Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of designations, or any similar document relating to any series of Preferred Stock) which would materially adversely affect the preferences, rights, powers or privileges of the Series B Preferred Stock; provided, however, that the amendment of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto so as to authorize or create, or to increase the authorized amount of, any Junior Dividend Stock, Junior Liquidating Stock, Parity Dividend Stock or Parity Liquidating Stock shall not be deemed to materially adversely affect the preferences, rights, powers or privileges of the Series B Preferred Stock.

     (3) Unless the affirmative vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the outstanding shares of Series B Preferred Stock and all Parity Dividend Stock or Parity Liquidating Stock upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of Series B Preferred Stock and such Parity Dividend Stock and Parity Liquidating Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation. authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

     (4) If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends (as defined below) on the Series B Preferred Stock shall exist, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series B Preferred Stock and any Parity Dividend Stock upon which like voting rights have been conferred and are exercisable shall have the right at such meeting voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors (the "Series B Preferred Directors") of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Series B Preferred Stock or any such Parity Dividend Stock. Any Series B Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Series B Preferred Stock and any Parity Dividend Stock upon which like voting rights have been conferred and are exercisable, voting together as a single class without regard to series, at a meeting of the stockholders, or of such holders, called for the purpose. So long as a default in any preference dividends on the Series B Preferred Stock or any such Parity Dividend Stock shall exist, (a) any vacancy in the office of a Series B Preferred Director may be filled (except as provided in the following clause (b) by an instrument in writing signed by the remaining Series B Preferred Director and filed with the Corporation and (b) in the case of the removal of any Series B Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Series B Preferred Stock and any Parity Dividend Stock upon which like voting rights have been conferred and are exercisable, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Series B Preferred Director shall be deemed, for all purposes hereof, to be a Series B Preferred Director. Whenever a default in preference dividends shall no longer exist, the term of office of each Series B Preferred Director shall terminate and the number of directors constituting the Board of Directors shall be reduced by two and the rights of the holders of the shares of the Series B Preferred Stock to vote as provided in this Section 9(D) shall cease, and the holders of shares of the Series B Preferred Stock shall have only the voting rights elsewhere herein set forth, until such time as a default in Preference dividends on the Series B Preferred Stock recurs in which case the special voting rights set forth in this Section 9(D) shall apply. For the purposes hereof, a "default in preference dividends" on the Series B Preferred Stock shall be deemed to exist whenever the equivalent of six quarterly dividends have not been declared and paid or set apart for payment, whether or not consecutive, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Series B Preferred Stock shall have been declared and paid or set apart for payment to the end of the last preceding dividend period.

     For purposes of the foregoing provisions of this Section 9, each share of Series B Preferred Stock shall have one (1) vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Series B Preferred Stock shall not have any voting rights and the consent of the holders thereof shall not be required for the taking of any corporate action. Any shares of Series B Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.


SECTION 10.  RECORD HOLDERS.


     The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

                                                                      APPENDIX C


     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:


          Section 1. Designation and Amount. The shares of such series shall be designated as "Series C Junior Participating Preferred Stock" and the number of shares constituting such series shall be One Hundred Thousand (100,000).



          Section 2.  Dividends and Distributions.


          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series C Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series C Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 1st day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or
     (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Junior Participating Preferred Stock. In the event the Corporation shall at any time after May 1, 1998 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series C Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series C Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.


          Section 3. Voting Rights. The holders of shares of Series C Junior Participating Preferred Stock shall have the following voting rights:


          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series C Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series C Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

             (C) (i) If at any time dividends on any Series C Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series C Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series C Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

             (ii) During any default period, such voting right of the holders of Series C Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this
        Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series C Junior Participating Preferred Stock.

             (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

             (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

             (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

          (D) Except as set forth herein, holders of Series C Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.


          Section 4.  Certain Restrictions.


          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Junior Participating Preferred Stock as provided in
     Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

             (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock;

             (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, except dividends paid ratably on the Series C Junior

        Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

             (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Junior Participating Preferred Stock; or

             (iv) purchase or otherwise acquire for consideration any shares of Series C Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series C Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this
     Section 4, purchase or otherwise acquire such shares at such time and in such manner.


          Section 5. Reacquired Shares. Any shares of Series C Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.



          Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series C Junior Participating Preferred Stock shall have received an amount equal to $1,000 per share of Series C Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Junior Participating Preferred Stock and Common Stock, respectively, holders of Series C Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.


          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series C Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series C Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.



          Section 8. No Redemption. The shares of Series C Junior Participating Preferred Stock shall not be redeemable.



          Section 9. Ranking. The Series C Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, un less the terms of any such series shall provide otherwise.



          Section 10. Amendment. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Junior Participating Preferred Stock, voting separately as a class.



          Section 11. Fractional Shares. Series C Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Junior Participating Preferred Stock.

                                                                      APPENDIX C







                               OLIVETTI SOLUTIONS






                   COMBINED CONSOLIDATED FINANCIAL STATEMENTS
                                    US GAAP

                 AS OF SEPTEMBER 30, 1997 AND DECEMBER 31, 1996






FEBRUARY 24, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Olivetti S.p.A.
Ivrea

     We have audited the combined consolidated balance sheets of Olivetti Solutions ("Olsy"), an integrated business unit of the Olivetti Group, as of September 30, 1997 and December 31, 1996 and the related combined consolidated statements of income, changes in net assets (liabilities) and cash flows for the nine month and one year periods, respectively then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of certain combined and/or consolidated companies, whose statements as of and for the nine months ended September 30, 1997 and the year ended December 31, 1996 reflect total assets and revenues constituting 22% and 22% and 15% and 16% respectively, of the related combined consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us and our opinion, in so far as it relates to the amounts included for those companies, is based solely on the reports of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and reports of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of the other auditors, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of Olsy as of September 30, 1997 and December 31, 1996 and the results of its operations and its cash flows for the nine month and one year periods respectively then ended, in conformity with generally accepted accounting principles in the United States of America.



                                          COOPERS & LYBRAND S.P.A.

Turin, Italy
February 24, 1998 except with respect to notes 29 c) and 29 d) for which the dates are April 7, 1998 and May 12, 1998 respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Olsy Belgium S.A.:

     We have audited the accompanying consolidated carved out balance sheet of OLSY BELGIUM S.A. AND SUBSIDIARIES as of December 31, 1996 and the related consolidated statements of income, cash flows, and stockholders' equity for the year then ended and the accompanying consolidated balance sheet of Olsy Belgium S.A. and subsidiaries as of September 30, 1997 and the related consolidated statements of income, cash flows, and stockholders' equity for the nine months period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above (not presented separately herein) present fairly, in all material respects, the consolidated carved out financial position of Olsy Belgium S.A. and subsidiaries as of December 31, 1996, and the consolidated results of their carved out operations and the consolidated carved out cash flows for the year then ended and the consolidated financial position of Olsy Belgium S.A. and subsidiaries as of September 30, 1997, and the consolidated results of the their operations and the consolidated cash flows for the nine months period then ended in conformity with accounting principles generally accepted in the United States of America.


                                          ARTHUR ANDERSEN
                                          Reviseurs d'Entreprises



                                          /s/ Guy Wygaerts
                                          --------------------------------------
                                          GUY WYGAERTS


Brussels, Belgium

February 24, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Olivetti Espana, S.A.:

     We have audited the accompanying carved-out balance sheet of Olivetti Espana, S.A. as of December 31, 1996, and the accompanying balance sheet as of September 30, 1997, and the related statements of income, cash flows and changes in stockholders' equity for the year ended December 31, 1996 and for the nine-month period ended September 30, 1997. There financial statements are the responsibility of Olivetti Espana, S.A.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the financial position of Olivetti Espana, S.A. as of December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the nine-month period ended September 30, 1997, in accordance with generally accepted accounting principles in the United States of America.

                                          ARTHUR ANDERSEN



                                          /s/ Koro Usarraga
                                          --------------------------------------
                                          KORO USARRAGA


Barcelona, Spain

February 23, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Olivetti Corporation of Japan:

     We have audited the accompanying balance sheet of Olivetti Corporation of Japan (a Japanese corporation, 80%-owned by Olivetti Systems Technology Corporation and 20%-owned by Toshiba Corporation) as of December 31, 1996 and the related statements of loss and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatment. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the financial position of Olivetti Corporation of Japan as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ ARTHUR ANDERSEN


Tokyo, Japan,
November 7, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Olivetti Corporation of Japan:

     We have audited the accompanying balance sheet of Olivetti Corporation of Japan (a Japanese corporation, 80%-owned by Olivetti Systems Technology Corporation and 20%-owned by Toshiba Corporation) as of September 30, 1997 and the related statements of loss and accumulated deficit, and cash flows for the nine-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatment. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the financial position of Olivetti Corporation of Japan as of September 30, 1997 and the results of its operations and its cash flows for the nine-month period then ended in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ ARTHUR ANDERSEN


Tokyo, Japan,
November 7, 1997

To the shareholders of
Olsy Austria Information Systems GmbH
Vienna

Olsy Austria Information Systems GmbH (Olsy Austria)
Audit Opinion on the Consolidated Financial Statements as of December 31, 1996 and September 30, 1997

     We have audited the accompanying consolidated balance sheet of Olsy Austria and its subsidiaries as of December 31, 1996 and September 30, 1997 and the related consolidated profit and loss account and statements of cash flows for the year ended December 31, 1996 and the nine months period ended September 30, 1997, all expressed in thousands of Austrian Schillings. These consolidated financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits of the above financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above after the restatement described in Note 11, present fairly, in all material respects, the financial position of Olsy Austria as of December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the nine months period ended September 30, 1997 in conformity with generally accepted accounting principles in the United States of America.

                                          PRICE WATERHOUSE AG

                                          /s/ WOLFRAM STEINER
                                          --------------------------------------
                                             WOLFRAM STEINER



                                          /s/ JOHANNES MORTL
                                          --------------------------------------
                                             JOHANNES MORTL


Vienna, Austria

February 24, 1998, except as to
Note 11, which is as of May 12, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Directors and Shareholders of Olivetti (Hong Kong) Limited

     We have audited the accompanying consolidated financial statements of Olivetti (Hong Kong) Limited and its subsidiary as of September 30, 1997 and December 31, 1996 and the related consolidated statements of income, of cash flows and of changes in shareholders' equity for the nine months period ended September 30, 1997 and the year ended December 31, 1996, all expressed in Hong Kong dollars. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits of these statements in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Olivetti (Hong Kong) Limited and its subsidiary at September 30, 1997, and December 31, 1996 and the consolidated results of their operations and their cash flows for the period from January 1, 1997 to September 30, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles in the United States of America.

                                          PRICE WATERHOUSE

                                          Price Waterhouse
                                          Certified Public Accountants

Hong Kong, January 10, 1998

                       REPORT OF THE INDEPENDENT AUDITORS

To the Board of Directors of
Olsy Africa (Proprietary) Limited

     We have audited the accompanying consolidated balance sheets of Olsy Africa (Proprietary) Limited as of September 30, 1997 and December 31, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two periods ended September 30, 1997 and December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Olsy Africa (Proprietary) Limited as at September 30, 1997 and December 31, 1996 and the consolidated results of its operations and its cash flows for each of the periods ended September 30, 1997 and December 31, 1996 in conformity with generally accepted accounting principles in the United States of America.

                                          /s/ PRICE WATERHOUSE



Johannesburg, South Africa

December 24, 1997

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

                      COMBINED CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996
                           (ITALIAN LIRE IN BILLIONS)

ASSETS                                                        SEPTEMBER 30, 1997   DECEMBER 31, 1996
------                                                        ------------------   -----------------
Current assets:
  Cash and cash equivalents.................................          179                  329
  Restricted cash...........................................           13                   10
  Marketable securities.....................................           19                   10
  Accounts receivable trade, net of allowance for doubtful
     accounts...............................................        1,263                1,617
  Advances to related parties...............................          744                  538
  Inventories...............................................          405                  405
  Accrued income, prepaid expenses and other current
     assets.................................................          294                  343
  Deferred tax assets.......................................            2                    3
                                                                    -----                -----
          Total current assets..............................        2,919                3,255
                                                                    -----                -----
Property, plant and equipment, net..........................          364                  359
Investments.................................................           16                   16
Prepaid pension costs.......................................           22                   21
Intangible assets, net......................................           29                   29
Other assets................................................           66                   54
Deferred tax assets.........................................           13                   17
                                                                    -----                -----
          Total Assets......................................        3,429                3,751
                                                                    =====                =====



LIABILITIES
-----------
Current liabilities:
  Due to related parties....................................          533                1,026
  Current portion of long-term debt and obligations under
     capital leases.........................................          341                  518
  Accounts payable and accrued liabilities..................        1,595                1,585
  Other current liabilities.................................          103                  166
  Income taxes payable......................................           10                   21
                                                                    -----                -----
          Total current liabilities.........................        2,582                3,316
                                                                    -----                -----
Long-term debt..............................................           76                   89
Obligations under capital leases............................           85                   96
Other liabilities...........................................          429                  402
Deferred tax liabilities....................................            3                    4
Minority interests..........................................           22                   31
                                                                    -----                -----
          Total Liabilities.................................        3,197                3,938
                                                                    -----                -----
Commitments and contingencies (Note 20)
          Net assets (liabilities)..........................          232                 (187)
                                                                    -----                -----
          Total Liabilities and Net Assets..................        3,429                3,751
                                                                    =====                =====


    The accompanying notes are an integral part of the combined consolidated financial statements.

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

                   COMBINED CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                           (ITALIAN LIRE IN BILLIONS)

                                                              SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                                              ------------------   -----------------
Revenues:
     Product sales..........................................         1,590               2,218
     Services...............................................         1,280               2,263
     Other..................................................            68                  14
                                                                    ------              ------
          Total Net Revenues................................         2,938               4,495
Operating costs and expenses:
     Cost of product sales..................................        (1,309)             (1,828)
     Cost of services.......................................          (994)             (1,785)
     Selling, general and administrative....................          (702)             (1,048)
     Restructuring costs....................................            (1)                (82)
                                                                    ------              ------
          Total Operating Costs and Expenses................        (3,006)             (4,743)
                                                                    ------              ------
          Loss before interest expense, provision for income
            taxes, minority interests and extraordinary
            item............................................           (68)               (248)
Interest expense, net.......................................           (35)                (76)
                                                                    ------              ------
          Loss before provision for income taxes, minority
            interests, and extraordinary item...............          (103)               (324)
Provision for income taxes..................................           (15)                (29)
Minority interests in net loss (earnings) of subsidiaries...             5                  (3)
                                                                    ------              ------
     Net Loss Before Extraordinary Item.....................          (113)               (356)
          Loss on early extinguishment of debt, net of
            tax.............................................            --                 (30)
                                                                    ------              ------
     Net Loss...............................................          (113)               (386)
                                                                    ======              ======

    The accompanying notes are an integral part of the combined consolidated financial statements.

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

                        COMBINED CONSOLIDATED STATEMENTS
                     OF CHANGES IN NET ASSETS (LIABILITIES)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996
                           (ITALIAN LIRE IN BILLIONS)

BALANCE, JANUARY 1, 1996....................................   297
     Adjustment for the initial adoption of FASB 87, net of
      tax (Note 18).........................................   (25)
     Capital contribution (Note 18).........................    13
     Net capital distribution (Note 1)......................   (84)
     Net loss...............................................  (386)
     Foreign currency translation adjustment................    (2)
                                                              ----
BALANCE, DECEMBER 31, 1996..................................  (187)
     Forgiveness of amounts due to Olivetti Group (Notes 1
      and 11)...............................................   515
     Capital increase, Olivetti Espana S.A. (Note 27).......    15
     Net loss...............................................  (113)
     Foreign currency translation adjustment................     2
                                                              ----
BALANCE, SEPTEMBER 30, 1997.................................   232
                                                              ====

    The accompanying notes are an integral part of the combined consolidated financial statements.

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

               COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR
                    THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                           (ITALIAN LIRE IN BILLIONS)

                                                              SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                                              ------------------   -----------------
Cash flows from operating activities:
  Net loss..................................................         (113)               (386)
Adjustments to reconcile net loss to cash flows provided by
  operating activities:
     Gain on sale of property, plant and equipment and
       shareholdings........................................          (31)                 (7)
     Loss on disposition of assets..........................           --                  23
     Loss on early extinguishment of debt...................           --                  30
     Allowance for doubtful accounts........................           11                  25
     Depreciation and amortization of property, plant and
       equipment and intangible assets......................          101                 161
     Restructuring costs....................................            1                  33
     Tax deferrals..........................................            5                   8
     Allocated costs, not paid..............................           26                  --
     Pension expense........................................           21                  25
     Other..................................................           (3)                (12)
Changes in assets and liabilities:
       Decrease in accounts receivable......................          343                 922
       Decrease in inventories..............................           --                 161
       (Increase) decrease in other current and noncurrent
          assets............................................           24                 (67)
       Increase (decrease) in accounts payable and accrued
          liabilities.......................................           10                (566)
       Increase (decrease) in other current and noncurrent
          liabilities.......................................          (68)               (191)
                                                                     ----                ----
          Net Cash Flows Provided by Operating Activities...          327                 159
                                                                     ----                ----
Cash flows from investing activities:
  Advances to related parties...............................         (206)                 21
  Additions to property, plant and equipment................          (96)               (118)
  Proceeds from the sale of property, plant and equipment
     and shareholdings......................................           46                  28
  Acquisition of businesses, net of cash acquired...........           (9)                (24)
  Other, principally marketable securities..................          (10)                206
                                                                     ----                ----
          Net Cash (Used) Provided by Investing
            Activities......................................         (275)                113
                                                                     ----                ----
Cash flows from financing activities:
  Due to related parties....................................            4                 (53)
  Capital contribution from Olivetti Group..................           15                  13
  Cash distribution to Olivetti Group.......................           --                (159)
  Proceeds from long-term debt..............................           --                  55
  Retirement of long-term debt..............................         (205)               (217)
                                                                     ----                ----
          Net Cash Used in Financing Activities.............         (186)               (361)
                                                                     ----                ----
Effect of exchange rate changes on cash and cash equivalents
  and restricted cash.......................................          (13)                (31)
                                                                     ----                ----
Decrease in cash and cash equivalents and restricted cash...         (147)               (120)
Cash and cash equivalents and restricted cash, beginning of
  year......................................................          339                 459
                                                                     ----                ----
          Cash and Cash Equivalents and Restricted Cash, end
            of Year.........................................          192                 339
                                                                     ====                ====
Income taxes paid...........................................           21                  14
Interest paid...............................................           20                  76

    The accompanying notes are an integral part of the combined consolidated financial statements.

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

              NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

THE COMPANY

     Olivetti Solutions "OLSY", an integrated business unit of the Olivetti Group, includes the combined systems and services businesses of Olivetti Solutions S.p.A. ("Olsy S.p.A.") and its legally owned companies, O. Group Technology S.p.A., Regulus S.p.A., O.R.E.& L s.r.l., the systems and services business of Olivetti do Brasil, 40% interest in Olivetti Espana and Olivetti Corporation of Japan and their predecessor operations (collectively the "Company" or the "Business"). These financial statements have been prepared pursuant to the requirements of the draft Sale and Purchase Agreement by and among Wang Laboratories, Inc., Wang Netherland B.V., Olivetti S.p.A., Olivetti Holding B.V. and Olivetti do Brasil S.A. for inclusion in filings with the United States of America Securities and Exchange Commission under Rule 3.05 of Regulation SX.

DESCRIPTION OF BUSINESS

     The Company is a provider of information technology ("IT") solutions and services to the Italian, European and global market. The Company's primary geographical markets outside of Italy are: Great Britain, Netherlands, France, Belgium, North America and Japan. The Company delivers solutions and services based on open computing standards, distributed client server architectures and network infrastructures to customers, pricipally in the banking, public authority, utility and retail sectors. The solutions range from development of the initial computing environment to systems integration and include analysis, design, validation, procurement and production through to delivery and roll out of complete solutions. The services provided by the Company, include hardware, software and network maintenance and support, outsourcing of distributed desktop computing environments and consultancy all of which are provided under contractual arrangements with customers.

FORMATION

     Prior to 1996, the business of the Company was conducted by Olivetti S.p.A., several other Olivetti Group corporations located in Italy and in various other countries, some of which conducted other operations through several business lines (the "Non-Olsy Business"). Beginning in 1995, the Olivetti Group began a series of transactions to formally separate the business of the Company from the Non-Olsy Business. At the end of 1995 and during the first months of 1996, certain international subsidiaries of the Olivetti Group transferred certain Non-Olsy Business assets and liabilities, consisting primarily of inventories and severance pay reserves, to other newly created Olivetti Group companies. The remaining assets and liabilities of the Non-Olsy Business including cash, tangible and intangible assets, trade receivables, payables, and provisions were transferred to the Company. These transfers have been recorded as a net capital distribution in the combined consolidated statement of changes in net assets (liabilities). Accordingly, the statements of income and cash flows subsequent to the transfer reflect the activity relating to the transferred assets and liabilities.

     On January 1, 1997, substantially all of the systems and services assets and liabilities of Olivetti S.p.A. were transferred to Olivetti Solutions S.p.A. (formerly Sixcom S.p.A.), an Olivetti Group company, which prior to that date, had nominal activity and nominal assets and liabilities. As part of the transaction several minor companies involved in the systems and services business' and certain other assets and liabilities mainly including cash, intangibles and debt were retained by Olivetti S.p.A. For the purpose of these financial statements these transactions have been accounted for as part of the net capital distribution described above, in the combined consolidated statement of changes in net assets (liabilities) as of December 31, 1996.

     During 1997, substantially all of the shareholdings in certain international subsidiaries of the Olivetti Group, except for the shareholdings in Olivetti do Brasil, Olivetti Corporation of Japan, 40% of Olivetti Espana S.A., O.Group Technology S.p.A., Regulus S.p.A. and O.R.E.& L. s.r.l., and some other minor Italian entities were transferred to Olivetti Solutions S.p.A. In conjunction with the transfer certain amounts

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

including debt, interest and allocated costs owed by the Company to other Olivetti Group Companies of approximately Lire 515 billion was forgiven. The forgiveness has been recorded as a net capital contribution in the combined consolidated statement of changes in net assets (liabilities).

     As a result of the above changes in legal structure and share ownership certain previously combined entities were consolidated in 1997.

BASIS OF PRESENTATION

     These financial statements present the combined consolidated assets and liabilities and results of operations of the Company. Because the Company did not previously prepare separate financial statements, these financial statements were derived by extracting the assets and liabilities and results of operations of the Company from the consolidated assets, liabilities and results of operations of the Olivetti Group. Accordingly, the combined consolidated financial statements contain necessary allocations of assets, liabilities, revenues and expenses attributable to the Company as deemed reasonable by management to present the Company on a stand alone basis. Although management is unable to estimate the actual costs that would have been incurred had the services been purchased from independent third parties, the allocation methodologies described below and within the respective notes to financial statements, where appropriate, are considered reasonable by management. However, the financial position and results of operations of the Company may differ from the results that may have been achieved had the Company operated as an independent entity. Additionally, future expenses incurred as an independent entity may not be comparable to the historical levels.

     The combined consolidated financial statements are presented in accordance with generally accepted accounting principles of the United States of America.

     The reporting currency of the Company is the Italian lira. All amounts in these financial statements have been prepared in billions of Italian lira unless otherwise stated.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ALLOCATIONS

     The financial statements reflect the assets, liabilities, revenue and expenses that were directly related to the Company as they were operated within the Olivetti Group. In cases involving assets and liabilities not specifically identifiable to any particular business line, a portion of such items were allocated to the Company based on assumptions that management considers reasonable in the circumstances.

     The Olivetti Group uses a centralized approach to cash management and the financing of its operations, except for certain specific cash, marketable securities, and debt recorded by the operating companies. Cash and cash equivalents, marketable securities and debt not specifically identifiable to the operations of the Company were allocated to the Company based on the historical debt to equity ratio of each individual operating company within Olsy as of the beginning of 1996. The balances of these accounts at the end of 1996 reflect the beginning allocated balance plus the net cash inflow and outflow during the year. Interest expense on attributed debt was allocated to the Company by applying the average interest rates applicable to each operating company to which the debt related to.

     The statements of income include all of the costs of doing business including specific corporate costs of the Company and certain allocated costs incurred by the Olivetti Group on the Company's behalf including finance, human resources, investor relations, strategic planning, legal and the tax department. These allocations were based on a variety of factors including, for example, the number of employees, estimates of usage and revenues.

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Prior to December 31, 1996, the Company participated in certain Olivetti Group centralized foreign currency and risk management functions. As part of these activities, derivative financial instruments were utilized to manage risks generally associated with foreign currency and interest rate volatility. The statement of income for 1996 reflects both specific and allocated benefits and costs from these functions.

PRINCIPLES OF COMBINATION AND CONSOLIDATION

     The combined consolidated financial statements of the Company include the consolidated accounts of Olsy S.p.A. and its subsidiaries and the combined accounts of O.Group Technology S.p.A., Regulus S.p.A., O.R.E.& L. s.r.l., 40% of Olivetti Espana S.A., and Olivetti Corporation of Japan, and their respective predecessor entities. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. The most significant estimates and assumptions relate to revenue and cost allocations, income tax allocations, allowance for uncollectable accounts receivable, employee benefit plans and the reserve for restructuring costs. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents includes cash in hand and cash in bank current accounts, with original maturities of three months or less. Included in cash and cash equivalents as of September 30, 1997 and December 31, 1996 is approximately Lire 69 billion and Lire 119 billion, respectively of cash collected in connection with the securitization program (Note 4) that must be transferred to the program administrator as repayment of financing under the securitization program.

INVENTORIES

     Inventories are valued at the lower of purchase or production cost, determined on an average cost basis, or net realizable value. Inventories also include work-in-process recorded using the percentage of completion (cost to cost) method. Any losses on such contracts are charged to the combined consolidated statement of income in the period in which they are first identified.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided primarily using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. Upon retirement or other disposal of fixed assets, the costs and related accumulated depreciation or amortization are eliminated from the accounts, and any resulting gain or loss is reflected in income for the period. Repairs and maintenance costs are charged to expense as incurred.

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The yearly rates are the following:

Buildings...................................................      3-5%
Plant and machinery.........................................    10-20%
Industrial and commercial equipment.........................    20-40%
Electronic office machines..................................    20-33%
Office furniture and fixture................................    12-25%
Vehicles....................................................    14-25%

INTANGIBLE ASSETS

     The excess of cost over the fair value of net assets acquired is recorded as goodwill and is amortized on a straight-line basis over periods of 5 to 10 years. The cost of other acquired intangibles is amortized on a straight-line basis over their estimated useful lives. The Company evaluates the carrying value of intangible assets if the facts and circumstances indicate a potential impairment of their carrying value. Any impairments are recognized when the expected future undiscounted operating cash flows related to such intangible assets are less than their carrying values.

RECOGNITION OF REVENUES

     Revenues from the sale of products are recognized on the transfer of ownership. Revenues from rental and maintenance contracts are recognized as earned. Revenues from long-term contracts are recorded using the percentage of completion (cost to cost) method.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred. The Company receives under the terms of specific legislation assisted loans for research and development purposes. Interest-relief grants that reduce the financial charges applied to the research loans received are recognized on an accrual basis. The costs incurred for research and development were Lire 33 billion and Lire 90 billion for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

INCOME TAXES

     The Company is not a separate taxable entity for Italian or international tax purposes. Accordingly, income tax expense in the combined consolidated financial statements has been calculated on a separate tax return basis by tax jurisdiction.

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires an asset and liability approach for financial accounting and reporting for income tax purposes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences and net operating loss carryforwards by applying enacted statutory tax rates applicable to future years. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

FOREIGN CURRENCY TRANSLATION

     The Company has determined that the local currencies of its international subsidiaries are their functional currencies. In consolidating international subsidiaries, assets and liabilities are translated at period end exchange rates and income statement items are translated at the average exchange rates for the period. Translation adjustments are reported as an adjustment to net assets (liabilities).

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

FOREIGN CURRENCY TRANSACTIONS

     Currency gains and losses resulting from transactions denominated in currencies other than the local currency are included in results of operations. Net currency transaction losses included in other expense were Lire 5 billion and Lire 32 billion for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

CONCENTRATION OF CREDIT RISKS

     The Company deposits its cash with major banks throughout the world and invests in high-quality, short-term liquid money market instruments. The Company has a policy of making investments only with commercial institutions that have at least an "A" (or equivalent) credit rating. The Company's practice has been to advance its excess cash to other Olivetti Group companies. Although the Company does not currently foresee a credit risk associated with these amounts, the Company may suffer a significant loss in the case of non performance by these affiliates.

     The Company sells a broad range of products in the information technology sector in most countries of the world. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. The Company maintains reserves for potential credit losses.

3.  RESTRICTED CASH

          Restricted cash as of September 30, 1997 and December 31, 1996 consists of Lire 13 billion and Lire 10 billion respectively, held in deposit by a bank which has provided financing to another Olivetti Group company. This financing was repaid on October 11, 1997 and consequently the restriction was removed.

4.  ACCOUNTS RECEIVABLE TRADE, NET

     Accounts receivable, net, consists of the following:

                                                              SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                                              ------------------   -----------------
                                                                      (IN BILLIONS OF LIRE)
Amounts due from third parties..............................        1,283                1,534
Amounts due from:
  Olivetti Group companies..................................          108                  214
                                                                    -----                -----
          Total.............................................        1,391                1,748
Less: allowance for doubtful accounts.......................          128                  131
                                                                    -----                -----
          Total.............................................        1,263                1,617
                                                                    =====                =====

     Receivables from related parties mainly comprise amounts due for goods and services provided in the ordinary course of business.

     Within the normal course of business, the Company operates a securitization program whereby trade accounts receivable are transferred to Global Accounts Receivable Backed Offerings Ltd. ("Garbo"). At the time of transfer the Company receives cash equal to approximately 70% of the total nominal value of the receivables transferred or the advance purchase price ("APP"). The remaining purchase price, less applicable fees, or the deferred purchase price ("DPP"), is received on collection of the transferred receivables. In accordance with generally accepted accounting principles in the United States of America, the transfers have been accounted for as secured borrowings. In this regard, the receivables transferred under the program have been retained in the accounts of the Company until collected and the APP is recorded as short term debt (See

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Note 14). As of September 30, 1997 and December 31, 1996, approximately Lire 173 billion and Lire 191 billion, respectively were transferred and remained uncollected as of the balance sheet dates, under the program. The Company provides for potential bad debts on transferred receivables consistent with its policy on receivables that are not transferred as part of the program. Included in interest expense for the nine months ended September 30, 1997 and for the year ended December 31, 1996 is approximately Lire 12 billion and Lire 29 billion, respectively in interest charges for the program.

     As part of the securitization program, the Company granted a subordinated start up loan of Lire 2 billion and subordinated revolving loans equal to the APP received for ineligible receivables (as defined), to Garbo of Lire 7 billion and Lire 17 billion as of September 30, 1997 and December 31, 1996, respectively, all of which are included in other current receivables.

     The Company is the collection agent for the transferred receivables. Cash collected on transferred receivables that has not been forwarded to Garbo as of the balance sheet date, is recorded as cash with a corresponding liability of the same amount in debt from factors and other financial institutions (Note 14).

     According to the terms of the contract the securitization program expires unless renewed. Subsequent to the balance sheet date the Company chose to discontinue the program. The program is currently in wind up.

5.  ADVANCES TO RELATED PARTIES

     Advances to related parties consist of the following:

                                                              SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                                              ------------------   -----------------
                                                                      (IN BILLIONS OF LIRE)
Due from Olivetti International S.A.........................         191                  124
Due from Olivetti S.p.A.....................................         535                  404
Other:
     -- due from Olivetti Finanziaria Industriale...........           8                    6
     -- due from Rapida SA..................................           7                   --
     -- due from Olivetti Supplies..........................           1                    1
     -- due from Olivetti Africa Lexikon....................           2                    3
                                                                     ---                  ---
          Total.............................................         744                  538
                                                                     ===                  ===

     The amounts due from Olivetti International S.A. consist of excess cash of the foreign operating companies deposited with this related party, bearing interest at LIBOR for the various currencies plus 0.125%. The amounts due from Olivetti S.p.A. consist of an interest bearing current account, bearing interest at rates established from time to time. On January 1, 1997 the Company entered into a formal agreement with Olivetti S.p.A. for the interest bearing current account and the amounts payable to it. In accordance with the terms of the agreement, the Company may terminate the arrangement with one months notice and in the event the Company is no longer an Olivetti Group Company.

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INVENTORIES

     Inventories consist of the following:

                                           SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                           ------------------   -----------------
                                                   (IN BILLIONS OF LIRE)
Spare parts..............................          53                   30
Raw materials............................          15                   44
Work in process..........................          20                   20
Finished goods...........................         185                  225
Contract work-in-process.................         132                   86
                                                  ---                  ---
          Total..........................         405                  405
                                                  ===                  ===

     Recorded in contract work-in-process are cost and unbilled margin of approximately Lire 32 billion as of September 30, 1997 and December 31, 1996, respectively, relating to a contract on which work has been suspended. Management anticipates a favorable resolution in the matter. The Olivetti Group has committed to reimburse the Company for any potential losses under the contract on or before December 31, 1999.

7.  ACCRUED INCOME, PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Accrued income, prepaid expenses and other current assets consist of the following:

                                           SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                           ------------------   -----------------
                                                   (IN BILLIONS OF LIRE)
Accrued income -- third parties..........          68                   28
Prepaid expenses -- third parties........          71                   40
Accrued income and prepaid expenses:
- Olivetti Group companies...............          23                    6
Financial receivables from third
  parties................................          23                   40
Other receivables:
- third parties..........................         107                  201
- other Olivetti Group Companies.........           2                   28
                                                  ---                  ---
          Total..........................         294                  343
                                                  ===                  ===

8.  PROPERTY, PLANT AND EQUIPMENT, NET

     Property, plant and equipment, net consists of the following:

                                                                 SEPTEMBER 30, 1997
                                                       ---------------------------------------
                                                                 HELD UNDER        LEASED TO
                                                       OWNED    CAPITAL LEASE    THIRD PARTIES   TOTAL
                                                       -----    -------------    -------------   -----
                                                                    (IN BILLIONS OF LIRE)
Land and buildings...................................    202         83                            285
Plant and machinery..................................    167          4               24           195
Industrial and commercial equipment..................    391                                       391
Other assets.........................................    251          5                            256
Assets under construction............................     42                                        42
                                                       -----         --               --         -----
          Total......................................  1,053         92               24         1,169
Less: accumulated depreciation and amortization......    753         33               19           805
                                                       -----         --               --         -----
          Total......................................    300         59                5           364
                                                       =====         ==               ==         =====

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                  DECEMBER 31, 1996
                                                       ---------------------------------------
                                                                 HELD UNDER        LEASED TO
                                                       OWNED    CAPITAL LEASE    THIRD PARTIES   TOTAL
                                                       -----    -------------    -------------   -----
                                                                    (IN BILLIONS OF LIRE)
Land and buildings...................................   205          87                            292
Plant and machinery..................................   111                           17           128
Industrial and commercial equipment..................   360                                        360
Other assets.........................................   175           6                            181
Assets under construction............................    43                                         43
                                                       ----         ---              ---         -----
          Total......................................   894          93               17         1,004
                                                       ----         ---              ---         -----
Less: accumulated depreciation and amortization......   617          26                2           645
                                                       ----         ---              ---         -----
          Total......................................   277          67               15           359
                                                       ====         ===              ===         =====

     Depreciation and amortization expense for property, plant and equipment was Lire 97 billion and Lire 133 billion, for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

9.  INVESTMENTS

     Investments consist of the following:

                                           SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                           ------------------   -----------------
                                                   (IN BILLIONS OF LIRE)
Investments in associated companies......          14                  13
Investments in other companies...........           2                   3
                                                  ---                 ---
          Total..........................          16                  16
                                                  ===                 ===

INVESTMENTS IN ASSOCIATED COMPANIES


                                                      SEPTEMBER 30, 1997      DECEMBER 31, 1996
                                                     --------------------    --------------------
                                                                     %                       %
                                                     BOOK VALUE    OWNED     BOOK VALUE    OWNED
                                                     ----------    ------    ----------    ------
                                                                (IN BILLIONS OF LIRE)
Investments accounted using the equity method:
     -- Caridata S.p.A.............................       2         40.00         -
     -- Datitalia Processing S.p.A.................       4         30.00         4         30.00
     -- ISC Bunker Ramo de Mexico..................       1         25.00         -
     -- ISC Argentina SA...........................       2         49.00         2         49.00
     -- Olicredit..................................       -                       2         49.00
                                                        ---                     ---
Total..............................................       9                       8
Investments carried at cost:
     -- Infogroup..................................       1         20.00         1         40.00
     -- Consorzio Narita...........................       1         50.00         1         50.00
     -- Zhongshan Bank Autom.......................       1         40.00        --
     -- Others (1996 includes 40% of Caridata).....       2                       3
                                                        ---                     ---
Total Investments in Associated Companies..........      14                      13
                                                        ===                     ===

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

INVESTMENTS IN OTHER COMPANIES


                                                      SEPTEMBER 30, 1997      DECEMBER 31, 1996
                                                     --------------------    --------------------
                                                                     %                       %
                                                     BOOK VALUE    OWNED     BOOK VALUE    OWNED
                                                     ----------    ------    ----------    ------
                                                                (IN BILLIONS OF LIRE)
Investments stated at cost:
     -- Olivetti Ricerca S.C.p.A...................       2          3.70         2          3.70
     -- Others.....................................       -                       1
                                                        ---                     ---
Total Investments in Other Companies...............       2                       3
                                                        ===                     ===


10.  INTANGIBLE ASSETS, NET

     Intangible assets, net consist of the following:

                                           SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                           ------------------   -----------------
                                                   (IN BILLIONS OF LIRE)
Goodwill.................................          25                  23
Patents and copyrights...................          15                  13
Intangible asset, pension................           7                  10
                                                  ---                 ---
          Total..........................          47                  46
Less: accumulated amortization...........          18                  17
                                                  ---                 ---
Net Intangible Assets....................          29                  29
                                                  ===                 ===

     Amortization expense for intangible assets was Lire 4 billion and Lire 28 Billion for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     During the nine months ended September 30, 1997 and the year ended December 31, 1996, the Company acquired all or a majority of the shares in several entities. The acquisitions have been accounted for using the purchase business combination method. Supplemental pro forma information on the results of operations as though the entities had combined at the beginning of the period in which acquired and for the proceding period, if required, have not been presented as the pro forma results of operations were not material in the aggregate.

11.  OTHER ASSETS

     Other assets consist of the following:

                                           SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                           ------------------   -----------------
                                                   (IN BILLIONS OF LIRE)
Financial receivables....................          37                  27
Deposits.................................          29                  27
                                                  ---                 ---
          Total..........................          66                  54
                                                  ===                 ===

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12.  DUE TO RELATED PARTIES

     Due to related parties consists of the following:


                                               SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                               ------------------   -----------------
                                                       (IN BILLIONS OF LIRE)
                                                       ---------------------
Due to Olivetti Finanziaria Industriale......          11                     -
Due to Olivetti International S.A............         476                   406
Due to Olivetti S.p.A........................          45                   611
Other Olivetti Group Companies...............           1                     9
                                                      ---                 -----
Total........................................         533                 1,026
                                                      ===                 =====


     The amount due to Olivetti S.p.A. at December 31, 1996 of Lire 611 billion reflects the allocation of debt to the Company determined based on the historical debt to equity ratio of Olivetti S.p.A. as of the beginning of the year. During 1997 approximately Lire 497 billion of the amount due was forgiven. The forgiveness of debt has been recorded as a capital contribution in the statement of net assets (liabilities).

     During the nine months ended September 30, 1997 and the year ended December 31, 1996, the Company recorded interest expense of Lire 25 billion and Lire 55 billion, respectively on borrowings from related parties. The amounts due to Olivetti International S.A. bear interest at LIBOR plus 2.50% for the various currencies. The amounts due to Olivetti S.p.A. bear interest at rates established from time to time in accordance with the agreement described in note 5.

13.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following:

                                               SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                               ------------------   -----------------
                                                       (IN BILLIONS OF LIRE)
                                                       ---------------------
Trade payables:
     -- to third parties.....................          744                  633
     -- to Olivetti Group....................          136                  323
Deferred income..............................          177                  148
Accrued liabilities and customer advances....          267                  262
Taxes (other than income) and social security
  authorities................................          113                  125
Other payables:
     -- to Olivetti Group....................           48                   12
     -- to third parties.....................          110                   82
                                                     -----                -----
Total........................................        1,595                1,585
                                                     =====                =====

14.  OTHER CURRENT LIABILITIES

     Other current liabilities consist of the following:

                                           SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                           ------------------   -----------------
                                                   (IN BILLIONS OF LIRE)
Reserve for restructuring costs..........          33                   74
Warranty reserve.........................          21                   27
Other provisions.........................          49                   65
                                                  ---                  ---
          Total..........................         103                  166
                                                  ===                  ===

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The reserve for restructuring costs as of September 30, 1997 and December 31, 1996 total Lire 33 billion and Lire 74 billion, respectively and are comprised of the following:

                                           SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                           ------------------   -----------------
                                                   (IN BILLIONS OF LIRE)
Work force reduction costs...............          12                  39
Abandoned space..........................          15                  24
Other provisions.........................           6                  11
                                                  ---                 ---
     Total...............................          33                  74
                                                  ===                 ===

15.  DEBT

     Debt consists of the following:

                                           SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                           ------------------   -----------------
                                                   (IN BILLIONS OF LIRE)
IMI loans for research, repayable by 1998
  yearly interest rates of 4.5%..........           1                    1

IMI loans for research, pursuant to Law
  no. 346/1998 (interest relief grants)
  repayable by 2003. Yearly interest rate
  of 2.265%..............................           6                    7

Assisted loans for technological
  innovation (FIT) repayable by 2007
  yearly interest rates of 8.76%.........           2                    2

Other loans of foreign subsidiaries
  repayable by 2003......................          79                  231

Short term bank borrowings...............         117                  125

Factors or other financial
  institutions...........................         199                  231
                                                  ---                  ---
                                                  404                  597
Less: Current debt and current portion of
  long term debt.........................         328                  508
                                                  ---                  ---
Long Term Debt...........................          76                   89
                                                  ===                  ===

     Prior to 1996, the Company entered into a sale-leaseback transaction involving the Company's office buildings in Germany. The transaction was accounted for as a financing. Included in other loans of foreign subsidiaries as of September 30, 1997 and December 31, 1996 is approximately Lire 66 billion and Lire 69 billion, respectively for this arrangement. Approximately Lire 26 billion of the above mentioned financing was retained by the purchaser subject to the successful completion of certain ongoing renovations to the buildings. The retained amount has been recorded as a financial receivable by the Company and included in other assets.

     The weighted average interest rate on outstanding short term borrowings was 5.82% for the nine months ended September 30, 1997, which was substantially the same for the year ended December 31, 1996.

     Included in debt from factors or other financial institutions as of September 30, 1997 and December 31, 1996 is approximately Lire 94 billion and Lire 72 billion, respectively of APP.

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Aggregate maturities of debt are as follows:

 YEAR ENDING
SEPTEMBER 30,                                                   AMOUNTS
-------------                                                   -------
                                                              (IN BILLIONS
                                                                OF LIRE)
1998........................................................      328
1999........................................................        4
2000........................................................        5
2001........................................................        5
2002........................................................        5
Thereafter..................................................       57
                                                                  ---
     Total..................................................      404
                                                                  ===

     As of September 30, 1997 the Company had unused lines of credit, primarily for short term borrowings, of Lire 254 billion. Prior to 1997 the Company did not have all of its own lines of credit but was able to benefit from the lines maintained by other Olivetti Group companies.

     Certain credit lines or borrowings obtained by the Company have been guaranteed by other Olivetti Group companies. These guarantees as of September 30, 1997 and December 31, 1996 amounted to Lire 269 billion and Lire 194 billion, respectively.

     Approximately Lire 34 billion and Lire 170 billion as of September 30, 1997 and December 31, 1996, respectively of lines credit and or borrowings were collateralized by the Company's inventory, trade receivables and fixed assets.

16.  CAPITALIZED LEASE OBLIGATIONS

     The minimum future lease payments and present values of the net minimum lease payments are as follows:

 YEAR ENDING
SEPTEMBER 30,                                                   AMOUNTS
-------------                                                   -------
                                                              (IN BILLIONS
                                                                OF LIRE)
1998........................................................       20
1999........................................................       17
2000........................................................       15
2001........................................................       16
2002........................................................       11
After 2002..................................................       68
                                                                  ---
     Total minimum lease payments...........................      147
Less: Amount representing interest..........................       49
                                                                  ---
Present value of net minimum lease payments.................       98
Less: current portion.......................................       13
                                                                  ---
     Total..................................................       85
                                                                  ===

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

17.  INCOME TAXES

     The provision for income taxes consists of the following:


                                         FOR THE NINE MONTHS      FOR THE YEAR
                                                ENDED                 ENDED
                                         SEPTEMBER 30, 1997     DECEMBER 31, 1996
                                         -------------------    -----------------
                                                  (IN BILLIONS OF LIRE)
Currently Payable:
  Italian taxes........................           1                     1
  International taxes..................           8                    20
  Italian state and local taxes........           1                    --
                                                ---                   ---
                                                 10                    21
Deferred:
  Italian taxes........................          --                    --
  International taxes..................           5                     8
  Italian state and local taxes........          --                    --
                                                ---                   ---
     Total.............................          15                    29
                                                ===                   ===


     Temporary differencies and carryforwards as of September 30, 1997 and December 31, 1996 are as follows:

                                                       SEPTEMBER 30 ,1997   DECEMBER 31, 1996
                                                       ------------------   -----------------
                                                               (IN BILLIONS OF LIRE)
Current deferred tax assets:
  Net operating loss carryforwards...................           34                  23
  Account Receivable.................................           16                   6
  Inventories........................................           20                  29
  Accrued income and prepaid expenses and other
     current assets..................................            7                   5
  Property, plant and equipment, net.................            3                  10
  Accounts payable and accrued liabilities...........            2                   5
  Other current liabilities..........................           15                  15
  Other..............................................            5                   4
                                                              ----                ----
     Net deferred tax assets.........................          102                  97
Valuation allowance..................................         (100)                (94)
                                                              ----                ----
          Total current deferred tax assets..........            2                   3
                                                              ====                ====
Non-current deferred tax assets:
  Net operating loss carryforwards...................          622                 585
  Accounts payable and accrued liabilities...........           82                  91
  Other non-current liabilities......................           47                  35
  Intangible assets..................................           51                  50
  Accounts receivable................................           --                   8
  Other..............................................           13                  11
                                                              ----                ----
          Total......................................          815                 780
Non-current deferred tax liabilities:
  Accounts receivable................................            2                  --
  Property, plant and equipment......................           37                  44
                                                              ----                ----
          Total......................................           39                  44
Net non-current deferred tax assets..................          776                 736
Valuation allowance..................................         (766)               (723)
                                                              ----                ----
          Total non current deferred tax assets......           10                  13
                                                              ====                ====

     For financial reporting purposes, a valuation allowance was recognized for the amount of the deferred tax assets as of September 30, 1997 and December 31, 1996, that more likely than not will not be realized on a separate company basis by tax jurisdiction.

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     At September 30, 1997, the Company had operating loss carryforwards totalling approximately Lire 1,541 billion, the tax effect of which is approximately Lire 656 billion.

     These carryforwards will expire as follows:

                                                                  AMOUNTS
                                                                  -------
                                                           (IN BILLIONS OF LIRE)
 as at 1997..............................................            34
     1998................................................            39
     1999................................................            37
     2000................................................            47
     2001................................................            44
After 2001...............................................           162
Without expiration.......................................           293
                                                                    ---
Total....................................................           656
                                                                    ===

     As a result of changes in the Company's legal structure during 1996, as described in note 1, the Company lost the use of certain net operating loss carryforwards and acquired the use of certain other net operating loss carryforwards the net tax effect of which is a decrease in net operating loss carryforwards of approximately Lire 704 billion. The net reduction in net operating loss carryforwards resulted in a corresponding decrease in valuation allowance.

     The reconciliation from the statutory taxes and tax rate to the effective taxes and tax rate for each of the periods is as follows:

                                                           SEPTEMBER 30, 1997     DECEMBER 31, 1996
                                                           -------------------    -----------------
                                                            AMOUNT        %        AMOUNT       %
                                                           ---------    ------    --------    -----
                                                                    (IN BILLIONS OF LIRE)
Taxes at Italian statutory tax rate......................      55         53         189        53
Non deductible losses....................................     (15)       (15)        (61)      (17)
Changes in valuation allowance...........................     (49)       (47)       (153)      (43)
Impact of foreign tax rates..............................       3          3          --        --
Other....................................................      (9)        (9)         (4)       (1)
                                                              ---        ---        ----       ---
Effective income tax rate................................     (15)       (15)        (29)       (8)
                                                              ===        ===        ====       ===

18.  EMPLOYEE BENEFIT PLANS

     The Company sponsors various employee benefit plans, including defined benefit and defined contribution pension plans, which cover substantially all employees worldwide and the Company also participates in multiemployer postretirement benefit plans which cover certain employees in Italy.

DEFINED BENEFIT PENSION PLANS

     The Company's international subsidiaries maintain defined benefit pension plans that provide plan benefits primarily based on the employee's compensation during the last years before retirement and the number of years of service. The Company has plans under which funds are deposited with trustees, annuities are purchased under group contracts, or reserves are provided. In certain countries the funding of pension plans is not a common practice, consequently, the Company has pension plans which are underfunded. Several of these plans including plans in the Company's Subsidiaries in Germany, Canada and South Africa have been frozen whereby employees in these locations are no longer accruing additional benefits.

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 87 "Employers' Accounting for Pensions" for its defined benefit plans located outside the

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

United States. The initial adoption of SFAS No. 87 resulted in Lire 25 billion increase in net liabilities representing the amount of the net transition obligation that would have been amortized, net of tax, had SFAS No. 87 been adopted as of January 1, 1989. The Company did not obtain SFAS No. 87 actuarial valuations of immaterial defined benefit arrangements.

     Net pension expense for the Company's defined benefit plans for the nine months ended September 30, 1997, and for the year ended December 31, 1996 included the following components:

                                                       NINE MONTHS ENDED       YEAR ENDED
                                                      SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                      ------------------    -----------------
                                                               (IN BILLIONS OF LIRE)
Service cost........................................           17                   22
Interest cost.......................................           22                   27
Actual return on plan assets........................          (25)                 (24)
Net amortization and deferral.......................            7                   --
                                                              ---                  ---
Net periodic pension cost...........................           21                   25
                                                              ===                  ===

     During 1996, the Company instituted a workforce reduction program in its Japanese subsidiary resulting in a net curtailment gain of Lire 2 billion and work force reduction costs of Lire 17 billion. The Company received Lire 13 billion from the Olivetti Group as reimbursement for these costs. The reimbursement has been recorded as an increase in net assets.

     The following table sets forth the actuarial present value of the benefit obligations and funded status for the Company's defined benefit plans:

                                              SEPTEMBER 30, 1997                      DECEMBER 31, 1996
                                      -----------------------------------    -----------------------------------
                                        PLANS HAVING       PLANS HAVING        PLANS HAVING       PLANS HAVING
                                      ASSETS IN EXCESS     ACCUMULATED       ASSETS IN EXCESS     ACCUMULATED
                                       OF ACCUMULATED      BENEFITS IN        OF ACCUMULATED      BENEFITS IN
                                          BENEFITS       EXCESS OF ASSETS        BENEFITS       EXCESS OF ASSETS
                                      ----------------   ----------------    ----------------   ----------------
                                                                (IN BILLIONS OF LIRE)
Actuarial present value of:
     Vested Benefit Obligations.....        267                 232                186                 234
     Non vested benefits............          1                   3                 --                   4
                                            ---                ----                ---                ----
     Accumulated Benefit Obligation
       ("ABO")......................        268                 235                186                 238
     Effect of further salary
       increases....................         20                  29                 10                  33
                                            ---                ----                ---                ----
     Projected Benefit Obligation
       ("PBO")......................        288                 264                196                 271
     Plan assets at fair market
       value........................        325                  99                235                 102
                                            ---                ----                ---                ----
     Plan assets in excess of (less
       than) PBO....................         37                (165)                39                (169)
     Unrecognized net (gain) loss...         --                  (9)                (2)                 --
     Unrecognized transition (asset)
       obligation...................        (15)                 39                (16)                 42
     Unrecognized Prior Service
       cost.........................         --                  --                 --                  --
     Additional minimum liability...         --                  (7)                --                 (10)
                                            ---                ----                ---                ----
Accrued Pension Cost................         22                (142)                21                (137)
                                            ===                ====                ===                ====

     Pursuant to SFAS No. 87, intangible assets of Lire 7 billion and Lire 10 billion were recorded as of September 30, 1997 and December 31, 1996, respectively, in order to recognize the required minimum liability.

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table provides the range of assumptions, which are based on the economic environment of each applicable country, used to develop net periodic pension cost and the actuarial present value of projected benefit obligations:

                                                              NINE MONTHS ENDED        YEAR ENDED
                                                              SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                              ------------------    -----------------
Rate of return on assets....................................    3.30% - 8.50%         3.30% - 9.50%
Discount rate...............................................    3.50% - 7.50%         3.50% - 8.50%
Salary growth...............................................    3.00% - 5.50%         3.00% - 6.50%

ITALIAN TFR

     Under Italian law, deferred compensation accrues in favour of employees and agents which they (or in the case of their death, their heirs) are entitled to collect upon termination of employment or under certain other circumstances. The amount payable related to each year's service is calculated on the basis of the remuneration for that year and will be subject to annual revaluations based on increases in the Italian cost-of-living index (ISTAT). Provision for the effect of such revaluations is made as increases in the cost-of-living index are realized. Included in other liabilities as of September 30, 1997 and December 31, 1996 is approximately Lire 181 billion and Lire 171 billion, respectively for this liability, which is unfunded.

DEFINED CONTRIBUTION PENSION PLANS

     In addition to the defined benefit plans described above, the Company also sponsors defined contribution plans in various countries. The Company's expense for the defined contribution plans totaled approximately Lire 4 billion and Lire 5 billion for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

MULTIEMPLOYER POSTRETIREMENT PLANS

     The Company, as part of the Olivetti Group, sponsors contributory retiree health benefit plans for managers and employees for its Italian operations which provide medical and dental benefits to employees who meet age and years of service requirements prior to retirement and who agree to contribute to a portion of the cost. The amounts charged to expense for the nine months ended September 30, 1997 and the year ended December 31, 1996, were not significant.

19.  POSTEMPLOYMENT AND TERMINATION BENEFITS

     The Company provides certain postemployment and termination benefits to certain qualified former or inactive employees. The benefits are paid in either lump sum amounts or during the period following employment but before retirement. Postemployment and termination benefit expense totaled Lire 0 (nil) billion and Lire 2 billion for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively. Included in other liabilities are accruals of Lire 5 billion and Lire 7 billion as of September 30, 1997 and December 31, 1996, respectively for these benefits.

     In prior years the Olivetti Group shut down the manufacturing business in its subsidiary in Spain. This business was part of the Non-Olsy Business. As part of the shut down, the Olivetti Group granted termination benefits to the affected employees. The benefits consist of direct payments to the employee, social security contributions and supplements to retirement income. The Olivetti Group recorded a provision for this liability. During 1996 this liability was transferred to the Company and recorded as part of the net capital distribution. Included in other liabilities as of September 30, 1997 and December 31, 1996 is approximately Lire 72 billion and Lire 71 billion, respectively for this liability. On December 31, 1997, the liability was assumed by Promociones Actividades Comerciales RAP S.A. ("Rapida"), another Olivetti Group company, in exchange for a payment equal to the recorded book value of the liability. Pursuant to the agreement, Rapida will

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

reimburse the Company for the future benefit payments to the terminated employees. Such assignment, however does not discharge the Company, which remains primarily liable, from its obligation to the terminated employees.

20.  COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

     The Company is involved in various legal disputes in the ordinary course of its business. These disputes relate to claims for damages mainly in connection with the sale of goods and services and recourses against adjudication of contracts. In some of these disputes the Company has filed counter-claims. Based on advice from the Company's legal advisors, management does not believe that the outcome of such disputes will materially affect the Company's results of operations, cash flows, or financial position.

OPERATING LEASES

     Expense Costs of office space, vehicles, manufacturing equipment, and office and data processing equipment held under operating leases amounted to approximately Lire 50 billion for the nine months ended September 30, 1997 and Lire 65 billion for the year ended December 31, 1996.

     The approximate future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms are as follows:

                                                                YEAR ENDING
                                                               SEPTEMBER 30
                                                               ------------
                                                           (IN BILLIONS OF LIRE)
1998.....................................................            54
1999.....................................................            35
2000.....................................................            23
2001.....................................................            22
2002.....................................................            20
Thereafter...............................................            58
                                                                    ---
     Total...............................................           212
                                                                    ===

RENTAL INCOME

     Certain rentals of the Company's commercial equipment are accounted for as operating leases. The minimum future revenues to be received on commercial equipment as of September 30, 1997 are as follows:

                                                                YEAR ENDING
                                                               SEPTEMBER 30
                                                               ------------
                                                           (IN BILLIONS OF LIRE)
1998.....................................................            8
1999.....................................................            4
2000.....................................................            4
2001.....................................................            3
2002.....................................................            2
Thereafter...............................................           10
                                                                   ---
     Total...............................................           31
                                                                   ===

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

GUARANTEES

     From time to time, the Company guarantees the financing for product purchases by customers. The Company seeks to limit its exposure to credit risks in any single country or region. Certain financial guarantees are backed by amounts held in trust for the Company.

"YEAR 2000"

     The Company has commenced an evaluation of its potential commitments regarding the "Year 2000" date recognition issue in computer systems. The evaluation will consider the Company's responsibilities concerning the systems installed in the past with customers, the situation of its internal systems, those of its key suppliers and the opportunities to transact new business. At this time it is not possible to quantify the economic effect that may result from the issue.

PURCHASE COMMITMENT

     With reference to the agreement for the sale of Syntax Processing ("Syntax") from the Olivetti Group, the Company is committed to purchase a minimum level of certain services from Syntax for approximately five years for a minimum total amount of Lire 339 billion. The costs for the services are determined based on rates established in the agreement. During the nine months ended September 30, 1997 and the year ended December 31, 1996, purchased services exceeded the required minimums.

PENDING ACQUISITION

     The Company is committed to purchase the remaining 2000 shares (40%) of Datrac AG, at a price to be determined based on the profits realized during the three year period 1995-1997. The purchase price may range between Lire 16 billion and Lire 21 billion.

PURCHASE PRICE ADJUSTMENT

     In connection with the acquisition in 1997 of an equity investment in Open Access Ltd., the Company is committed to pay to the seller a price adjustment to be determined based on earnings (as defined) in the next three years.

GUARANTEES AND COMMITMENTS RECEIVED

     Olivetti S.p.A. has made the following commitments to the Company: 1) to hold Olivetti Corporation of Japan harmless for any possible funding deficit in the local pension plan; 2) to assume the capital lease agreement entered into in respect of the office building located in Paris, France; 3) to purchase from the Company some minor shareholdings at their Italian GAAP book values; 4) to reimburse the Company for any possible shortfalls in the workforce reduction provisions recorded in the Italian GAAP financial statements as of September 30, 1997; and 5) to hold the Company harmless for the renovation costs of the German office buildings in excess of the amounts accrued in the Italian GAAP financial statements as of September 30, 1997.

     Olivetti S.p.A. has pledged to financially support certain of the operating subsidiaries of the Company that have incurred substantial losses in the past.

     As of September 30, 1997, Olivetti S.p.A. granted approximately Lire 19 billion in performance guarantees to third party suppliers on behalf of the Company.

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

21.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents, accounts receivable, advances to related parties, due to related parties, accounts payable, other loans of foreign subsidiaries, short term bank borrowings and debt from factors or other financial institutions are not materially different than fair value due to the short-term maturities of these instruments.

     The fair values of marketable securities classified as available-for-sale, were based on quoted market prices of these or similar instruments where available. The fair value of available-for-sale securities totaled Lire 9 billion at September 30, 1997, and Lire 6 billion at December 31, 1996 which corresponds to the carrying amounts recorded in current marketable securities. All other marketable securities are classified as held-to-maturity and carried at amortized cost.

     For the research and assisted loans provided by the Italian government, the Company is unable to quantify the fair value of these instruments due to their nature.

22.  GEOGRAPHIC AREAS AND SEGMENT INFORMATION

     The Company operates entirely in one industry segment, information technology (IT). As previously reported, the Company is a provider of IT solutions and services to the Italian, European and global market.

     The following is a summary of operations by geographic region at September 30, 1997 and December 31, 1996.

                                                              NINE MONTHS ENDED       YEAR ENDED
                                                              SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                                              ------------------   -----------------
                                                                      (IN BILLIONS OF LIRE)
Sales:
  Italy.....................................................          942                1,515
  Europe....................................................        1,242                1,954
  United States.............................................          240                  279
  Other.....................................................          446                  733
                                                                    -----                -----
Total.......................................................        2,870                4,481
                                                                    =====                =====
Earnings (losses) before interest expense, provision for
  income taxes, minority interest and extraordinary item:
  Italy.....................................................          (89)                (231)
  Europe....................................................           19                    8
  United States.............................................            6                  (10)
  Other.....................................................           (4)                 (15)
                                                                    -----                -----
Total.......................................................          (68)                (248)
                                                                    =====                =====
Identifiable assets:
  Italy.....................................................        1,675                1,932
  Europe....................................................        1,251                1,251
  United States.............................................          150                  165
  Other.....................................................          353                  403
                                                                    -----                -----
Total.......................................................        3,429                3,751
                                                                    =====                =====

     Europe includes operations located primarily in United Kingdom, Netherlands, Belgium, Spain and France.

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

23.  RESTRUCTURING COSTS

     In 1995, the Company approved a restructuring plan (the "1995 Plan") which at December 31, 1995 concerned 1,230 employees, which decreased to 356 at December 31, 1996, after the termination of 874 employees during the year. An additional 173 employees were terminated during the nine months ended September 30, 1997. In 1996 the Company approved a new plan (the "1996 Plan") for the termination of 157 employees, to be terminated in the first nine months of 1997. In 1997 and additional plan was approved for the termination of an additional 10 employees to be terminated by the end of 1997.

     The relevant costs incurred are as follows:

                                                                     AMOUNT
                                                                     ------
                                                              (IN BILLIONS OF LIRE)
Year ended December 31, 1996................................           82
Nine months ended September 30, 1997........................            1

                                                                                   PLAN APPROVED IN THE
NUMBER OF EMPLOYEES                                PLAN APPROVED   PLAN APPROVED     NINE MONTHS ENDED
 TO BE TERMINATED                                     IN 1995         IN 1996       SEPTEMBER 30, 1997
-------------------                                -------------   -------------   --------------------
December 31, 1996................................       356             157                 --
September 30, 1997...............................       183              77                 10

                                                                                   PLAN APPROVED IN THE
                                                   PLAN APPROVED   PLAN APPROVED     NINE MONTHS ENDED
AMOUNTS PAID                                          IN 1995         IN 1996       SEPTEMBER 30, 1997
------------                                       -------------   -------------   --------------------
                                                                   (IN BILLIONS OF LIRE)
Year ended December 31, 1996.....................        77              --                 --
Nine months ended September 30, 1997.............        14              14                 --

                                                                                   PLAN APPROVED IN THE
NUMBER OF EMPLOYEES                                PLAN APPROVED   PLAN APPROVED     NINE MONTHS ENDED
ACTUALLY TERMINATED                                   IN 1995         IN 1996       SEPTEMBER 30, 1997
-------------------                                -------------   -------------   --------------------
Year ended December 31, 1996.....................       874              --                 --
Nine months ended September 30, 1997.............       173              80                 --

24.  RELATED PARTY TRANSACTIONS

     Sales to related parties and purchases from related parties are estimated as Lire 150 billion and Lire 300 billion for the nine months ended September 30, 1997 and as Lire 350 billion and Lire 800 billion for the year ended December 31, 1996, respectively.

25.  OTHER REVENUES

                                                              NINE MONTHS ENDED       YEAR ENDED
                                                              SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                                              ------------------   -----------------
                                                                      (IN BILLIONS OF LIRE)
Net gain on sales of fixed assets...........................          20                   4
Net gain on sales of shareholding...........................          11                   3
Equity in earnings..........................................           1                   1
Other.......................................................          36                   6
                                                                      --                  --
Total.......................................................          68                  14
                                                                      ==                  ==

     Net gain on sales of fixed assets for the nine months ended September 30, 1997, relates primarily to the sale of a building in Spain for proceeds of Lire 26 billion resulting in a gain of Lire 19 billion.

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

26.  INTEREST EXPENSE, NET

     Interest expense, net consists of the following:

                                                              NINE MONTHS ENDED       YEAR ENDED
                                                              SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                                              ------------------   -----------------
                                                                      (IN BILLIONS OF LIRE)
Net interest (charged by) income from other Olivetti Group
  companies.................................................          (4)                  13
Interest expense, third party borrowings....................         (19)                 (60)
Securitization charges......................................         (12)                 (29)
                                                                     ---                  ---
TOTAL.......................................................         (35)                 (76)
                                                                     ===                  ===

27.  CAPITAL INCREASE

     During the nine months ended September 30, 1997, the Company and another Olivetti Group company contributed Lire 22 billion and Lire 15 billion, respectively to Olivetti Espana S.A. The contribution of Lire 15 billion from the other Olivetti Group company has been recorded in the statement of net assets (liabilities). The remaining amount eliminates in consolidation.

28.  EXTRAORDINARY ITEM

     During 1996 the Company repurchased from a related party equipment for approximately Lire 83 billion held under several sale-leaseback agreements. The sale-leaseback agreements were accounted for as financing arrangements by the Company. The repurchase has been accounted for as an early extinguishment of the financing arrangements resulting in an extraordinary loss of approximately Lire 30 billion. The loss results in a deferred tax asset with a corresponding full valuation allowance.

29.  SUBSEQUENT EVENTS

     a) On December 31, 1997, net receivables included in trade receivables as of September 30, 1997 and December 31, 1996 of Lire 82 billion were sold to another Olivetti Group company for proceeds of Lire 102 billion. The transaction has been accounted for as a sale of receivables for Lire 82 billion and a capital contribution of Lire 20 billion.

     b) Subsequent to September 30, 1997, a change in Italian tax legislation was enacted which becomes effective on January 1, 1998. The change in the tax law includes a repeal of certain local taxes on income and adjusts taxable income for certain expense and income items. The Company has not yet estimated the impact of the new legislation on its financial position and its results of operations.

     c) On March 17, 1998, the Olivetti Group sold almost all of its ownership interests in Olsy, except for its interest in Olivetti Corporation of Japan, which was sold on April 7, 1998, to Wang Laboratories, Inc. pursuant to the terms of the Stock Purchase Agreement by and among Wang Laboratories, Inc., Wang Nederland BV, Ing. C. Olivetti & C. S.p.A., Olivetti Sistemas e Servicious Limitada and Olivetti do Brasil S.A. dated February 28, 1998. The Stock Purchase Agreement together with certain other ancillary agreements contain provisions which required the consummation of certain pre-closing transactions and other actions by the Company and/or the Olivetti Group, some of which have been previously described in other sections of these notes to the combined consolidated financial statements. Under the terms of the agreements, the Olivetti Group (1) settled or extinguished all amounts due from/to the Company under certain related party borrowing/funding arrangements; (2) and the Company, subject to normal trade practice, agreed on the amounts immediately due on the outstanding trade receivables and payables between the companies; (3) caused the assignment of the Company's termination liability for the terminated employees of the Spanish subsidiary to another Olivetti Group company, as previously stated in note 19; (4) made cash contributions of

                               OLIVETTI SOLUTIONS
              (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)

       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Lire 40 billion to the Company; (5) purchased certain receivables of the Company for approximately Lire 102 billion; and (6) purchased from the Company certain real property located in Spain for consideration equal to the net book value of Lire 10 billion. The Company (1) repaid or extinguished all amounts owed under third party credit facilities and loan arrangements, except for certain borrowings of the Company's subsidiary in Japan, and caused all relevant liens on the assets of the Company to be released; (2) terminated all securitization and factoring arrangements and settled all amounts due to or from third parties as a result of the arrangements and caused all relevant liens on the assets of the Company to be released; (3) purchased additional shares in Olivetti Ricerca, another Olivetti Group company, for approximately Lire 8 billion, increasing its interest to 19.9%, and (4) recorded in its Italian GAAP financial statements certain additional provisions for abandoned space, vacation, work force reduction and costs to complete the renovation of the office buildings in Germany.

     Pursuant to the terms of the Stock Purchase Agreement and certain other ancillary agreements, the Olivetti Group provided the Company with certain additional guarantees and commitments. In this regard, the Olivetti Group will
(1) assume the capital lease of the office building located in Paris, France at a date no later than the closing date or June 30, 1998; (2) reimburse/charge the Company 75% of any shortfall/excess in the work force reduction provision recorded in the Italian GAAP accounts and for certain wages incurred after July 1, 1998; (3) purchase from the Company any trade receivables recorded in the closing financial statements in excess of the allowance for doubtful accounts which will not be collected within a certain period of time; (4) purchase any unbilled trade receivable of the company, not collected within a certain period of time; (5) reimburse the Company for the minimum amounts due under the Syntax agreement for which services were not purchased, except Olsy is committed to purchase services amounting to at least Lire 43 billion in 1998 and Lire 18 billion in 1999; and (6) will reimburse the Company for all benefits paid during the period commencing on the closing date and ending on December 31, 2000, from the Olivetti Corporation of Japan pension plan for benefits accrued to employees as of the closing date and will reimburse/charge the Company for 80% of the benefit deficit/surplus, as defined, of the plan as determined on December 31, 2000, net of applicable taxes.

     These combined consolidated financial statements do not reflect the affect of these transactions or any adjustment resulting from the acquisition of the Company by Wang.

     d) On May 12, 1998, the Company's subsidiary in Germany filed a petition in local court to initiate bankruptcy proceedings. At September 30, 1997 and December 31, 1996, the subsidiary's net liabilities reflected in these combined consolidated financial statements approximated Lire 24 billion and Lire 35 billion, respectively. The subsidiary's revenues and net loss for the nine months ended September 30, 1997 and the year ended December 31, 1996, were approximately Lire 79 billion and Lire 8 billion and Lire 192 billion and Lire 28 billion, respectively.

               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS



     Subsequent to the filing of its Form-8K/A in connection with the purchase of Olivetti Solutions ("Olsy"), the Company and the staff of the Securities and Exchange Commission ("SEC") have had discussions with regard to the determination and allocation of the purchase price in connection with the accounting for the acquisition of Olsy. As a result of these discussions, which concluded March 1999, the Company has modified the valuation of the acquisition related consideration and the allocation of the related intangible assets. In addition, the Company has reclassified an extraordinary loss on the discharge of debt in the pro forma financial statements for the year ending June 30, 1997 to conform to the presentation in the audited financial statements for Olsy.



     Restatement Related to Valuation of Olsy Consideration -- Common Stock and Stock Appreciation Rights:



     The Company revised the values of the 8.75 million shares of common stock (of which 1.5 million are to be delivered upon shareholder approval) and the 5.0 million Stock Appreciation Rights ("SARs") issued to Olivetti as part of the consideration for Olsy. The value of the shares previously recorded was based on the market value of the Company's common stock, discounted by 35% to reflect the restrictions contained in the Stock Purchase Agreement between the Company and Olivetti. The Company has adjusted this value to reflect a discount of 20% to a revised calculation of market value. The value of the common stock used to calculate the value of the SARs has been revised consistent with the new value per share of the common stock described above. Accordingly, the value of the consideration was adjusted by $41.0 million and additional paid-in capital increased accordingly, with a corresponding increase to intangible assets.



     Restatement Related to the estimated excess of purchase price over the net tangible assets acquired:



     The Company has modified the methods used to value acquired in-process research and development ("IPR&D") and other intangible assets in connection with the Company's acquisition of Olsy. Initial estimates of value of the acquired IPR&D were based on the cost required to complete each project, the after-tax cash flows attributable to each project, and the selection of an appropriate rate of return to reflect the risk associated with the state of completion of each project. Revised calculations are based on adjusted after-tax cash flows that give explicit consideration to the Staff's views on IPR&D as set forth in its September 15, 1998 letter to the American Institute of Certified Public Accountants including consideration of the stage of completion of the IPR&D at the acquisition date and the view that IPR&D be valued on a fair market value basis versus a fair value basis in arriving at the valuation amount. As a result of these modifications the Company has decreased the estimated amount of the purchase price allocated to acquired in-process research and development in this amended Form 8-K/A from $75.0 to $18.1 million. Additionally, the amounts of purchase price allocated to developed software has been reduced to $43.2 million from $60.0 million and amounts allocated to trademarks increased from $30.0 million to $57.0 million. The net effect of these charges was to increase estimated goodwill by $87.7 million in the accompanying pro forma financial statements.



     The following discussion and pro forma statements have been amended to reflect the changes previously discussed as though the Staff's views had been known and applied at the original filing date.



     On March 17, 1998 (the "Closing Date"), the Company completed the purchase of Olsy, a wholly-owned information technology ("IT") solutions and service subsidiary of The Olivetti Group ("Olivetti"), except for Olivetti Corporation of Japan ("OCJ"), the purchase of which was not completed until April 7, 1998. Olsy's revenues for the calendar year ended December 31, 1997 were approximately $2.4 billion.



     In consideration for Olsy, the Company paid Olivetti $68.6 million in cash; 8,750,000 shares of common stock (of which 1,500,000 are to be delivered upon shareholder approval) with a value of $197.2 million at the time of issuance; 5,000,000 stock appreciation rights ("SARs") which give Olivetti value for the increase in the market price of the Company's common stock above $30.00 per share at any time from March 2001 to March 2005 and are redeemable in cash or common stock at the Company's election; and the potential for an additional amount (an "earnout") of up to $56.0 million payable in the year 2000, subject to meeting mutually-agreed performance targets for the calendar years 1998 and 1999. The earnout will be recorded at the time it becomes probable that a payment will be required and the amount can be reasonably estimated.

     The acquisition was accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" ("APB 16"). Under APB 16, purchase price allocations are made to the assets acquired and the liabilities assumed based on their respective fair values. The value of the shares was recorded at a discount of 20% of the market value of the Company's common stock in part because the shares are not registered and are subject to a three-year restriction period. The value of the SARs was recorded based on the historical and implied volatility of the common stock, considering both the minimum guaranteed price and the restrictions on exercise inherent in the SARs. The stock and SAR values were supported by an independent valuation.



     The Company estimates that expenditures of as much as $380 million will be required over the next 24 to 36 months in connection with the integration and rightsizing of both Olsy and Wang. The Company currently estimates that approximately $290 million of the $380 million will be related to severance and redundant facilities related to Olsy. Of the $290 million, $45 million was recorded by Wang as part of purchase accounting at March 31, 1998. An additional $90 million will relate to integration-related costs, systems and other costs, of which $23.2 million was recorded at March 31, 1998. Under certain conditions, costs related to the acquired Olsy business will be accounted for as an additional cost of the acquisition at the time the formal plan of restructuring is completed. The accompanying unaudited pro forma financial statements assume that the remaining Olsy-related costs will be accounted for as additional costs of the acquisition. Integration-related costs attributable to Wang will be accounted for as charges to operations in the periods they are determined.



     The estimated excess of the acquisition cost over the net tangible assets acquired was determined as follows:



                                                                       UNAUDITED
                                                    ------------------------------------------------
                                                     AS REPORTED                               PRO
                                                    MARCH 31, 1998     OCJ     ADJUSTMENTS    FORMA
                                                    --------------     ---     -----------    -----
Cash (including $18.0 million of transaction
  costs)..........................................     $  47.0        $ 39.6                 $  86.6
Common Stock......................................       197.2                                 197.2
Stock Appreciation Rights.........................        32.5                                  32.5
          Total Consideration.....................       276.7          39.6                   316.3
                                                       -------        ------     ------      -------
Estimated Olsy Restructuring Liability............                                245.0        245.0
                                                       -------        ------     ------      -------
          Total Estimated Acquisition Cost........       276.7          39.6      245.0        561.3
Estimated Fair Value of Net Tangible Assets
  Acquired........................................      (130.3)          7.6      (25.2)      (147.9)
                                                       -------        ------     ------      -------
Estimated Excess of Purchase Price over Net
  Tangible Assets Acquired........................     $ 146.4        $ 47.2     $219.8      $ 413.4
                                                       =======        ======     ======      =======



     The estimated excess of the purchase price over the fair value of the net assets acquired of $413.4 million has been reflected in the unaudited pro forma financial statements based on a preliminary purchase price allocation. Finalization of the allocation of the purchase price to assets acquired and liabilities assumed is subject to appraisals, valuations, evaluations and other analyses of the fair value of assets acquired and liabilities assumed, including the anticipated valuation of certain purchased research and development activities and the finalization of the formal Olsy restructuring plans.

     The estimated excess of purchase price over the net tangible assets acquired has been allocated on a preliminary basis as follows:



                                                                 ESTIMATED
                                                                  VALUES
                                                                 ---------
                                                              (IN MILLIONS)
Developed software..........................................      $ 43.2
Trademarks..................................................        57.0
Goodwill....................................................       295.1
                                                                  ------
Olsy related intangible assets..............................       395.3
In process research and development.........................        18.1
                                                                  ------
          Total.............................................      $413.4
                                                                  ======



     In process research and development is to be expensed upon finalization of the pending valuation, expected in the June quarter of 1998; developed software is amortized based upon the ratio of anticipated annual revenues to total anticipated revenues over the life of the developed software, primarily within three years; trademarks -- two to five years and goodwill -- twenty-five years.



     Based upon these estimates, the pro forma impact of amortization expense for the succeeding five years is $53.4 million, $44.2 million, $21.2 million, $19.0 million and $18.0 million, respectively. These estimates of amortization expense are highly dependent upon the amounts of Olsy related restructuring costs which still have not been finalized or approved, as well as the allocation of the excess of purchase price over identifiable tangible assets to various intangible asset categories.



     The unaudited consolidated balance sheet at March 31, 1998 included in the Company's report on Form 10-Q for the quarterly period ended March 31, 1998 reflects both the balance sheet of the acquired company and certain preliminary purchase accounting adjustments recorded as of that date by the Company. In addition, the accompanying unaudited pro forma combined condensed balance sheet includes the effect of the nonrecurring charge to operations for the fair value of certain technology under research and development estimated at $18.1 million and is reflected as a direct reduction to equity; the estimated incremental liability associated with restructuring the Olsy business of $245 million; the preliminary allocation of excess purchase price to identifiable intangible assets; and the acquisition of OCJ which was completed April 7, 1998. In connection with the acquisition of OCJ, Olivetti has agreed to reimburse the Company for the unfunded pension liability at the acquisition date. The unfunded pension liability at March 31, 1998 was $25.2 million and has been reflected as a reduction of purchase price in the accompanying pro forma financial statements.



     The accompanying unaudited pro forma combined condensed statements of operations for the Company's nine months ended March 31, 1998 and its fiscal year ended June 30, 1997 have been prepared to give effect to the acquisition of Olsy by the Company. The unaudited pro forma combined statements of operations do not include the nonrecurring charge to operations for the fair value of certain purchased technology under research and development of $18.1 million, nor other nonrecurring charges which may result from the transaction and the integration of Olsy into the Company.



     On May 12, 1998, the Company's Olsy subsidiary in Germany filed a petition in local court to initiate bankruptcy proceedings. The pro forma financial statements presented herein include the results of operations and financial position of this subsidiary.



     The unaudited pro forma information has been prepared assuming that the acquisition, including OCJ, occurred at the beginning of the Company's most recently completed fiscal year which began July 1, 1996. The pro forma information is based on the historical financial statements of the company and Olsy, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the pro forma financial information. The pro forma information for the nine months ended March 31, 1998 includes the unaudited historical results of Wang and Olsy for the nine months then ended. The pro forma information for the fiscal year ended June 30, 1997 includes the historical results of Wang plus the unaudited historical results of Olsy for the four quarters ended September 30, 1997. Accordingly, the unaudited results of operations for the Olsy quarter ended September 30, 1997 are included in both the nine month and fiscal year periods. Revenues and loss from continuing operations for that quarter were $509.2 million and $32.2 million, respectively.



     The pro forma information is unaudited and does not purport to be indicative of the financial position or results of operations that would have been attained had the combination been in effect on the dates indicated, nor of future results of operations of the combined Company. The unaudited pro forma financial statements should be read in conjunction with the separate audited financial statements and notes thereto of Wang Laboratories, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1997, the unaudited financial information included in Wang's amended Form 10-Q for the three and nine month periods ended March 31, 1998, and the audited financial statements and notes thereto of Olsy for the year ended December 31, 1996 and the nine months ended September 30, 1997 included as part of this Proxy Statement.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 1998
                                   UNAUDITED)
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)



                                             HISTORICAL    HISTORICAL      PRO FORMA        PRO FORMA
                                              WANG(A)      OCJ(B)(1)      ADJUSTMENTS       COMBINED
                                             ----------    ----------    -------------      ---------
                                               ASSETS
Current Assets
Cash and equivalents.......................   $  238.7       $23.2          $   --          $  261.9
Accounts receivable, net...................      790.8        50.6              --             841.4
Inventories................................      188.7         9.0              --             197.7
Other current assets.......................      200.9         4.6              --             205.5
                                              --------       -----          ------          --------
                                               1,419.1        87.4              --           1,506.5
Depreciable assets, net....................      292.1         9.9              --             302.0
Intangible assets, net.....................      304.2         0.5              --             304.7
Olsy-related intangible assets.............      146.4          --           248.9(2,3,4)      395.3
Other......................................      117.8          --           (14.4)(2)         103.4
                                              --------       -----          ------          --------
          Total assets.....................   $2,279.6       $97.8          $234.5          $2,611.9
                                              ========       =====          ======          ========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Borrowings due within one year.............   $  120.3       $27.7          $   --          $  148.0
Accounts payable...........................      381.5        17.3              --             398.8
Accrued expenses...........................      242.1        34.4              --             276.5
Other current liabilities..................      372.2          --           245.0             617.2
Deferred service revenue...................      156.1         0.9              --             157.0
                                              --------       -----          ------          --------
          Total current liabilities........    1,272.2        80.3           245.0           1,597.5
                                              --------       -----          ------          --------
Long-term liabilities......................      291.3        25.1              --             316.4
                                              --------       -----          ------          --------
Minority interest..........................        6.7          --              --               6.7
                                              --------       -----          ------          --------
Series A Preferred Stock...................       86.0          --              --              86.0
                                              --------       -----          ------          --------
Stockholders' Equity
Series B Preferred Stock...................      138.3                                         138.3
Common stock...............................        0.5          --              --               0.5
Capital in excess of par value.............      525.0        52.1           (52.1)(2)         525.0
Cumulative translation adjustment..........       (8.6)         --              --              (8.6)
Retained earnings (accumulated deficit)....      (31.8)      (59.7)           41.6(2,4)        (49.9)
                                              --------       -----          ------          --------
          Total stockholders' equity.......      623.4        (7.6)          (10.5)            605.3
                                              --------       -----          ------          --------
          Total liabilities and
            stockholders' equity...........   $2,279.6       $97.8          $234.5          $2,611.9
                                              ========       =====          ======          ========


---------------

(A) As filed on Form 10-Q/A for the quarter ended March 31, 1998.

(B) Olivetti Corporation of Japan balance sheet, the purchase of which was not completed by the Company until April 7, 1998. Accordingly, it was not reported in the Company's March 31, 1998 balance sheet.

         See Notes to Pro Forma Combined Condensed Financial Statements

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS


                    FOR THE NINE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)


                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)



                                                HISTORICAL    HISTORICAL      PRO FORMA      PRO FORMA
                                                 WANG(A)        OCJ(B)       ADJUSTMENTS     COMBINED
                                                ----------    ----------    -------------    ---------
Net revenue.................................     $1,053.7      $1,640.7        $   --        $2,694.4
Costs and expenses
Cost of revenues............................        825.2       1,289.7            --         2,114.9
Research and development....................          3.7          16.2            --            19.9
  Selling, general and administrative.......        194.5         324.6            --           519.1
Amortization of intangibles-acquisition and
  fresh-start...............................         21.1          22.4          33.2(6)         76.7
  Acquisition-related charges...............         12.5            --            --            12.5
  Restructuring charges.....................         10.7          30.9            --            41.6
                                                 --------      --------        ------        --------
          Total costs and expenses..........      1,067.7       1,683.8          33.2         2,784.7
                                                 --------      --------        ------        --------
Operating loss..............................        (14.0)        (43.1)        (33.2)          (90.3)
Other (income) expense......................         (6.3)          9.8           3.7(7)          7.2
                                                 --------      --------        ------        --------
Income (loss) before income taxes...........         (7.7)        (52.9)        (36.9)          (97.5)
Provision (benefit) for income taxes........         13.4           6.7            --            20.1
                                                 --------      --------        ------        --------
Income (loss) from continuing operations....     $  (21.1)     $  (59.6)       $(36.9)       $ (117.6)
                                                 ========      ========        ======        ========
Income (loss) from continuing operations
  applicable to common stockholders.........     $  (31.7)     $  (59.6)       $(36.9)       $ (128.2)
                                                 ========      ========        ======        ========
Earnings per share
  Basic.....................................     $  (1.22)                                   $  (2.72)
  Diluted...................................     $  (1.22)                                   $  (2.72)
Shares used to compute per share amounts
  Basic.....................................         39.8                                        47.1
  Diluted...................................         39.8                                        47.1


---------------


(A) As filed on Form 10-Q/A for the quarter ended March 31, 1998.



(B) Includes Olsy and Olivetti Corporation of Japan historical data for the nine months ended March 31, 1998.


         See Notes to Pro Forma Combined Condensed Financial Statements

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS


                        FOR THE YEAR ENDED JUNE 30, 1997


                                  (UNAUDITED)


                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)



                                                 HISTORICAL    HISTORICAL      PRO FORMA      PRO FORMA
                                                  WANG(A)       OLSY(B)       ADJUSTMENTS     COMBINED
                                                 ----------    ----------    -------------    ---------
Net revenue....................................   $1,268.4      $2,653.3        $   --        $3,921.7
                                                  --------      --------        ------        --------
Costs and expenses
  Cost of revenues.............................      961.0       2,074.1            --         3,035.1
  Research and development.....................        3.7          32.9            --            36.6
  Selling, general and administrative..........      243.2         583.7            --           826.9
  Amortization of intangibles -- acquisition
     and fresh-start...........................       47.0          15.6          53.4(6)        116.0
  Acquisition-related charges..................       35.0            --            --            35.0
  Chapter 11-related charges...................        1.3            --            --             1.3
  Restructuring charges........................         --          46.1            --            46.1
                                                  --------      --------        ------        --------
          Total costs and expenses.............    1,291.2       2,752.4          53.4         4,097.0
                                                  --------      --------        ------        --------
Operating income (loss)........................      (22.8)        (99.1)        (53.4)         (175.3)
Other (income) expense.........................       (0.5)         30.8           4.9            35.2
                                                  --------      --------        ------        --------
Loss from continuing Operations before income
  taxes and extraordinary item.................      (22.3)       (129.9)        (58.3)         (210.5)
Provision (benefit) for income taxes...........      (15.6)         13.3            --            (2.3)
                                                  --------      --------        ------        --------
Loss from continuing Operations before
  extraordinary item...........................   $   (6.7)     $ (143.2)       $(58.3)       $ (208.2)
Loss on debt discharge, net of tax.............         --         (19.8)           --           (19.8)
                                                  --------      --------        ------        --------
Net Loss.......................................       (6.7)       (263.0)        (58.3)         (228.0)
                                                  --------      --------        ------        --------
Income (loss) from continuing operations
  applicable to common stockholders............   $  (20.8)     $ (163.0)       $(58.3)       $ (242.1)
                                                  ========      ========        ======        ========
Earnings per share
  Basic........................................   $  (0.56)           --            --        $  (5.26)
  Diluted......................................   $  (0.56)           --            --        $  (5.26)
Shares used to compute per share amounts
  Basic........................................       37.2            --            --            46.0
  Diluted......................................       37.2            --            --            46.0


---------------


(A) As filed on Form 10-K for the year ended June 30, 1997.



(B) For the twelve months ending September 30, 1997 (unaudited).


         See Notes to Pro Forma Combined Condensed Financial Statements

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


                                  (UNAUDITED)



(1) Historical balance sheet amounts for Olsy are presented in accordance with U.S. generally accepted accounting principles and have been converted from Italian Lira to U.S. Dollars using the exchange rate in effect for the Company at March 31, 1998.



(2) To reclassify the $39.6 million of escrow related to the purchase of OCJ included in Other Assets to Olsy-related intangible assets, net of $25.2 million for pension liabilities reimbursable by Olivetti, and to reclassify net liabilities assumed of $7.6 million to Olsy intangible assets.



(3) To record estimated amounts relating to Olsy to be incurred as part of the Company's restructuring plan.



(4) To write off the estimated value of in process research and development.



(5) Historical amounts reported in the statement of operations for Olsy are presented in accordance with U.S. generally accepted accounting principles and have been converted from Italian Lire to U.S. Dollars using the average exchange rate for the period.



(6) To record amortization expense for the intangible assets represented by the excess of purchase price over net assets acquired, established in connection with the Company's acquisition of Olsy. The amortization expense has been calculated based on preliminary estimates of the allocation of purchase price to identifiable intangible assets. An independent valuation is being performed and is expected to be complete at June 30, 1998.



(7) To record interest expense of $3.7 million and $4.9 million for the nine months ended March 31, 1998 and the year ended June 30, 1997, respectively, on the Company's credit facility, assuming an average daily outstanding balance of $68.6 million, calculated at an interest rate of 7.125%.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WANG LABORATORIES, INC.


                                            BY:    /s/ PAUL A. BRAUNELS
                                               ---------------------------------
                                                       PAUL A. BRAUNELS
                                                      VICE PRESIDENT AND
                                                     CORPORATE CONTROLLER



April 1, 1999

                             WANG LABORATORIES, INC.

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 26, 1999

     The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Albert A. Notini and John A. Burgess, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of Wang Laboratories, Inc. (the "Company") to be held on Wednesday May 26, 1999 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of capital stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

     Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

     IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

1.   To elect the following individuals as Class II Directors:

          MARCIA J. HOOPER    / / FOR   / /  WITHHOLD AUTHORITY

          JOSEPH J. KROGER    / / FOR   / /  WITHHOLD AUTHORITY

          JOHN P. WHITE       / / FOR   / /  WITHHOLD AUTHORITY

2. To approve the Amendment and Restatement of the Director Stock Option Plan of the Company.

     / / FOR        / / AGAINST         / / ABSTAIN

3. To approve an amendment to the Employees' Stock Incentive Plan to increase the number of shares available for issuance under the plan.

4. To approve an amendment to the 1995 Employees' Stock Purchase Plan to increase the number of shares under the plan.

5. To approve an Amended and Restated Certificate of Incorporation of the Company to:

     (i) change the name of the Company from "Wang Laboratories, Inc." to "Wang Global Corporation"

     / / FOR        / / AGAINST         / / ABSTAIN



     (ii) increase the aggregate number of shares of Common Stock that the Company is authorized to issue from 100 million to 200 million.

     / / FOR        / / AGAINST         / / ABSTAIN


     (iii) eliminate certain obsolete provisions related to restrictions on the transfer of Common Stock.

     / / FOR        / / AGAINST         / / ABSTAIN

                           (Continued from other side)

6. To approve the issuance of additional shares of Common Stock to Ing. C. Olivetti S.p.A.

     / / FOR        / / AGAINST         / / ABSTAIN

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


                                        DATED: ___________________________, 1999


                                        ----------------------------------------
                                        SIGNATURE(S)


                                        PLEASE SIGN NAME(S) EXACTLY AS APPEARING
                                        HEREON. WHEN SIGNING AS ATTORNEY,
                                        EXECUTOR, ADMINISTRATOR OR OTHER
                                        FIDUCIARY, PLEASE GIVE YOUR FULL TITLE
                                        AS SUCH. JOINT OWNERS SHOULD EACH SIGN
                                        PERSONALLY. IF A CORPORATION, SIGN IN
                                        FULL CORPORATE NAME, BY AUTHORIZED
                                        OFFICER. IF A PARTNERSHIP, PLEASE SIGN
                                        IN PARTNERSHIP NAME, BY AUTHORIZED
                                        PERSON.